                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM F-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ---------------------

                               CANWEST MEDIA INC.
      (Exact name of registrant as specified in its charter and translation of registrant's name into English)

             CANADA                                            N/A
  (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                              ---------------------

                FOR INFORMATION REGARDING ADDITIONAL REGISTRANTS,
                     SEE "TABLE OF ADDITIONAL REGISTRANTS."

                              ---------------------

                              31ST FLOOR, TD CENTRE
                               201 PORTAGE AVENUE
                       WINNIPEG, MANITOBA, CANADA R3B 3L7
                                 (204) 956-2025
   (Address and telephone number of registrant's principal executive offices)
                              ---------------------

                                LEONARD J. ASPER
                               CANWEST MEDIA INC.
                              31ST FLOOR, TD CENTRE
                               201 PORTAGE AVENUE
                       WINNIPEG, MANITOBA, CANADA R3B 3L7
                                 (204) 956-2025
            (Name, address and telephone number of agent for service)
                              ---------------------

                                   COPIES TO:



        JOEL I. GREENBERG, ESQ.                LINDA ROBINSON, ESQ.
           KAYE SCHOLER LLP                OSLER, HOSKIN & HARCOURT LLP
            425 PARK AVENUE                           BOX 50
       NEW YORK, NEW YORK 10022               1 FIRST CANADIAN PLACE
            (212) 836-8201                   TORONTO, ONTARIO M5X 1B8
                                                      CANADA
                                                  (416) 362-2111

                              ---------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

      If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                         CALCULATION OF REGISTRATION FEE

  TITLE OF EACH                            PROPOSED        PROPOSED
    CLASS OF                               MAXIMUM         MAXIMUM
   SECURITIES                AMOUNT        OFFERING        AGGREGATE         AMOUNT OF
     TO BE                    TO BE         PRICE          OFFERING        REGISTRATION
   REGISTERED               REGISTERED     PER UNIT         PRICE               FEE
-------------------------   ----------     --------    -----------------    ------------
10 5/8% Senior
Subordinated
Notes due 2011...........   US$41,880,457     100%     US$41,880,457 (1)    US$3,388.13
                            -------------   --------   -----------------   -------------
Guarantees of 10 5/8%
Senior Subordinated Notes
due 2011(2)..............   US$41,880,457     100%      US$41,880,457           (3)
                            =============   ========   =================   =============

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

(2) The following co-registrants have each guaranteed the notes issued by CanWest Media Inc. that are being registered under this registration statement: 2846551 Canada Inc., 3919056 Canada Ltd., Apple Box Productions Sub Inc., BCTV Holdings Inc., Calgary Herald Group Inc., CanWest -- Montreal R.P. Holdings Inc., CanWest -- Windsor R.P. Holdings Inc., CanWest Finance Inc./Financiere CanWest Inc., CanWest Global Broadcasting Inc./ Radiodiffusion CanWest Global Inc., CanWest Interactive Inc., CanWest International Communications Inc., CanWest International Management Inc., CanWest Irish Holdings (Barbados) Inc., CanWest Media Sales Limited, CanWest NZ Radio Holdings Limited, CanWest Publications Inc., CGS Debenture Holding (Netherlands) B.V., CGS International Holdings (Netherlands) B.V., CGS NZ Radio Shareholding (Netherlands) B.V., CGS NZ TV Shareholding (Netherlands) B.V., CGS Shareholding (Netherlands) B.V., CHBC Holdings Inc., CHEK Holdings Inc., Clarinet Music Inc., Edmonton Journal Group Inc., Fox Sports World Canada Holdco Inc., Global Centre Inc., Global Communications Limited, Global Television Centre Ltd., Global Television Network Inc., Global Television Network Quebec, Limited Partnership/Reseau de Television Global Quebec, societe en commandite, Global Television Specialty Networks Inc., Lonestar Holdco Inc., Lower Mainland Publishing Group Inc., Montreal Gazette Group Inc., Multisound Publishers Ltd., Nanaimo Daily News Group Inc., ONtv Holdings Inc., Ottawa Citizen Group Inc., Pacific Newspaper Group Inc., Port Alberni Times Group Inc., ReachCanada Contact Centre Limited, Regina Leader Post Group Inc., RetroVista Holdco Inc., Saskatoon StarPhoenix Group Inc., Southam Digital Inc., Studio Post & Transfer Sub Inc., TV3 Network Services Limited, TV4 Network Limited, Vancouver Island Newspaper Group Inc., Victoria Times Colonist Group Inc., Western Communications Inc., WIC Mobile TV Inc., WIC Television Production Sub Inc., Windsor Star Group Inc. and Xtreme Sports Holdco Inc.

(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the notes being registered.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                        TABLE OF ADDITIONAL REGISTRANTS


                                                              STATE OR OTHER
                                                              JURISDICTION OF
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER           INCORPORATION     I.R.S. EMPLOYER
AND TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH             OR ORGANIZATION   IDENTIFICATION NO.
----------------------------------------------------          ---------------   ------------------
2846551 Canada Inc.                                              Canada                N/A
3919056 Canada Ltd.                                              Canada                N/A
Apple Box Productions Sub Inc.                                   Canada                N/A
BCTV Holdings Inc.                                               Canada                N/A
Calgary Herald Group Inc.                                        Canada                N/A
CanWest -- Montreal R.P. Holdings Inc.                           Canada                N/A
CanWest -- Windsor R.P. Holdings Inc.                            Canada                N/A
CanWest Finance Inc./Financiere CanWest Inc.                     Quebec                N/A
CanWest Global Broadcasting Inc./Radiodiffusion
  CanWest Global Inc.                                            Quebec                N/A
CanWest Interactive Inc.                                         Canada                N/A
CanWest International Communications Inc.                       Barbados               N/A
CanWest International Management Inc.                           Barbados               N/A
CanWest Irish Holdings (Barbados) Inc.                          Barbados               N/A
CanWest Media Sales Limited                                      Canada                N/A
CanWest NZ Radio Holdings Limited                              New Zealand             N/A
CanWest Publications Inc.                                        Canada                N/A
CGS Debenture Holding (Netherlands) B.V.                       Netherlands             N/A
CGS International Holdings (Netherlands) B.V.                  Netherlands             N/A
CGS NZ Radio Shareholding (Netherlands) B.V.                   Netherlands             N/A
CGS NZ TV Shareholding (Netherlands) B.V.                      Netherlands             N/A
CGS Shareholding (Netherlands) B.V.                            Netherlands             N/A
CHBC Holdings Inc.                                               Canada                N/A
CHEK Holdings Inc.                                               Canada                N/A
Clarinet Music Inc.                                              Ontario               N/A
Cool Records Inc.                                               Manitoba               N/A
Edmonton Journal Group Inc.                                      Canada                N/A
Fox Sports World Canada Holdco Inc.                              Canada                N/A
Global Centre Inc.                                               Ontario               N/A
Global Communications Limited                                   Manitoba               N/A
Global Television Centre Ltd.                                    Canada                N/A
Global Television Network Inc.                                   Canada                N/A
Global Television Network Quebec, Limited
  Partnership/ Reseau de Television Global Quebec,
  societe en commandite                                          Quebec                N/A
Global Television Specialty Networks Inc.                        Canada                N/A
Lonestar Holdco Inc.                                             Canada                N/A
Lower Mainland Publishing Group Inc.                             Canada                N/A
Montreal Gazette Group Inc.                                      Canada                N/A
Multisound Publishers Ltd.                                       Canada                N/A
Nanaimo Daily News Group Inc.                                    Canada                N/A
ONtv Holdings Inc.                                               Canada                N/A

                                                                           PRIMARY
                                                      STATE OR OTHER       STANDARD
                                                      JURISDICTION OF     INDUSTRIAL
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER   INCORPORATION    CLASSIFICATION    I.R.S. EMPLOYER
AND TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH     OR ORGANIZATION    CODE NUMBER     IDENTIFICATION NO.
----------------------------------------------------  ---------------   --------------   ------------------
Ottawa Citizen Group Inc.                                Canada               2711              N/A
Pacific Newspaper Group Inc.                             Canada               2711              N/A
Port Alberni Times Group Inc.                            Canada               2711              N/A
ReachCanada Contact Centre Limited                       Canada               7380              N/A
Regina Leader Post Group Inc.                            Canada               2711              N/A
RetroVista Holdco Inc.                                   Canada               4833              N/A
Saskatoon StarPhoenix Group Inc.                         Canada               2711              N/A
Southam Digital Inc.                                     Canada               2711              N/A
Studio Post & Transfer Sub Inc.                          Canada               4833              N/A
TV3 Network Services Limited                           New Zealand            4833              N/A
TV4 Network Limited                                    New Zealand            4833              N/A
Vancouver Island Newspaper Group Inc.                    Canada               2711              N/A
Victoria Times Colonist Group Inc.                       Canada               2711              N/A
Western Communications Inc.                              Canada               4833              N/A
WIC Mobile TV Inc.                                       Canada               4213              N/A
WIC Television Production Sub Inc.                       Canada               4833              N/A
Windsor Star Group Inc.                                  Canada               2711              N/A
Xtreme Sports Holdco Inc.                                Canada               4833              N/A

     The address, including zip code, and telephone number, including area code, of the principal executive offices of each of the additional registrants are as follows:

REGISTRANT                                               ADDRESS              TELEPHONE NUMBER
----------                                     ----------------------------  ------------------
2846551 Canada Inc.                               81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
3919056 Canada Ltd.                               31st Floor, TD Centre        (204) 957-7760
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Apple Box Productions Sub Inc.                  #300 -- 10359 Whyte Avenue     (780) 944-0011
                                                Edmonton, Alberta, Canada
                                                         T3E 1Z9
BCTV Holdings Inc.                                81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
Calgary Herald Group Inc.                            215 16 Street SE          (403) 235-7100
                                                 Calgary, Alberta, Canada
                                                         T2P 0W8
CanWest -- Montreal R.P. Holdings Inc.            31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
CanWest -- Windsor R.P. Holdings Inc.             31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7

REGISTRANT                                               ADDRESS              TELEPHONE NUMBER
----------                                     ----------------------------  ------------------
CanWest Finance Inc./Financiere CanWest Inc.      c/o 800 Place Victoria       (514) 397-7400
                                                        Suite 3400
                                                 Montreal, Quebec, Canada
                                                         H4Z 1E9
CanWest Global Broadcasting                    c/o 800 Place Victoria Suite    (514) 397-7400
  Inc./Radiodiffusion CanWest Global Inc.                  3400
                                                 Montreal, Quebec, Canada
                                                         H4Z 1E9
CanWest Interactive Inc.                          30th Floor, TD Centre        (204)926-1600
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3K6
CanWest International Communications Inc.             Enfield House            (246) 437-6032
                                                   Upper Collymore Rock
                                                  St. Michael, Barbados
                                                       West Indies
CanWest International Management Inc.                 Enfield House            (246) 437-6032
                                                   Upper Collymore Rock
                                                  St. Michael, Barbados
                                                       West Indies
CanWest Irish Holdings (Barbados) Inc.                Enfield House            (246) 437-6032
                                                   Upper Collymore Rock
                                                  St. Michael, Barbados
                                                       West Indies
CanWest Media Sales Limited                       245 rue Saint-Jacques        (514) 525-1133
                                                        Suite 100
                                                 Montreal, Quebec, Canada
                                                         H2Y 1M6
CanWest NZ Radio Holdings Limited                   92624 Simon Street       011-64-9-377-9730
                                                       Private Bag
                                                  Auckland, New Zealand
CanWest Publications Inc.                         31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
CGS Debenture Holding (Netherlands) B.V.             Herengracht 483         011-31-20-322-3243
                                                    1017 BT Amsterdam
                                                     The Netherlands
CGS International Holdings (Netherlands) B.V.        Herengracht 483         011-31-20-322-3243
                                                    1017 BT Amsterdam
                                                     The Netherlands
CGS NZ Radio Shareholding (Netherlands) B.V.         Herengracht 483         011-31-20-322-3243
                                                    1017 BT Amsterdam
                                                     The Netherlands
CGS NZ TV Shareholding (Netherlands) B.V.            Herengracht 483         011-31-20-322-3243
                                                    1017 BT Amsterdam
                                                     The Netherlands
CGS Shareholding (Netherlands) B.V.                  Herengracht 483         011-31-20-322-3243
                                                    1017 BT Amsterdam
                                                     The Netherlands

REGISTRANT                                               ADDRESS              TELEPHONE NUMBER
----------                                     ----------------------------  ------------------
CHBC Holdings Inc.                                81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
CHEK Holdings Inc.                                81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
Clarinet Music Inc.                               81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
Cool Records inc.                                 31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Edmonton Journal Group Inc.                        10006 -- 101 Street         (780) 429-5100
                                                Edmonton, Alberta, Canada
                                                         T5J 2S6
Fox Sports World Canada Holdco Inc.               31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Global Centre Inc.                                81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
Global Communications Limited                     31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Global Television Centre Ltd.                     81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
Global Television Network Inc.                    81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
Global Television Network Quebec, Limited         31st Floor, TD Centre        (204) 956-2025
  Partnership/Reseau de Television Global           201 Portage Avenue
  Quebec, societe en commandite                 Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Global Television Specialty Networks Inc.         30th Floor, TD Centre        (204) 926-4800
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3K6
Lonestar Holdco Inc.                              31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Lower Mainland Publishing Group Inc.              3355 Grandview Highway       (604) 412-4209
                                                    Vancouver, British
                                                        Columbia,
                                                          Canada
                                                         V5M 1Z5
Montreal Gazette Group Inc.                       250 St. Antoine Street       (514) 987-2222
                                                  West Montreal, Quebec,
                                                          Canada
                                                         H2Y 3R7

REGISTRANT                                               ADDRESS              TELEPHONE NUMBER
----------                                     ----------------------------  ------------------
Multisound Publishers Ltd.                        81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
Nanaimo Daily News Group Inc.                      2575 McCullough Road        (250) 729-4200
                                                     Nanaimo, British
                                                     Columbia, Canada
                                                         V9S 5W5
ONtv Holdings Inc.                                81 Barber Greene Road        (416) 443-6060
                                                Don Mills, Ontario, Canada
                                                         M3C 2A2
Ottawa Citizen Group Inc.                            1101 Baxter Road          (613) 829-9100
                                                 Ottawa, Ontario, Canada
                                                         K2C 3M4
Pacific Newspaper Group Inc.                       200 Granville Street        (604) 605-2000
                                                    Vancouver, British
                                                     Columbia, Canada
                                                         V6C 3N3
Port Alberni Times Group Inc.                       4918 Napier Street         (250) 723-8171
                                                      Port Alberni,
                                                 British Columbia, Canada
                                                         V9Y 7N1
ReachCanada Contact Centre Limited                31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Regina Leader Post Group Inc.                        1964 Park Street          (306) 565-8211
                                                  Regina, Saskatchewan,
                                                          Canada
                                                         S4P 3G4
RetroVista Holdco Inc.                            31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Saskatoon StarPhoenix Group Inc.                  204 Fifth Avenue North       (306) 652-9200
                                                 Saskatoon, Saskatchewan,
                                                          Canada
                                                         S7K 2P1
Southam Digital Inc.                              31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7
Studio Post & Transfer Sub Inc.                      5305 Allard Way           (780) 436-4444
                                                Edmonton, Alberta, Canada
                                                         T6H 5X8
TV3 Network Services Limited                        92624 Simon Street       011-64-9-377-9730
                                                       Private Bag
                                                  Auckland, New Zealand
TV4 Network Limited                                 92624 Simon Street       011-64-9-377-9730
                                                       Private Bag
                                                  Auckland, New Zealand

REGISTRANT                                               ADDRESS              TELEPHONE NUMBER
----------                                     ----------------------------  ------------------
Vancouver Island Newspaper Group Inc.               34375 Cyril Street         (604) 941-9696
                                                   Abbotsford, British
                                                     Columbia, Canada
                                                         V2S 2H5
Victoria Times Colonist Group Inc.                 2621 Douglas Street         (250) 380-5211
                                                    Victoria, British
                                                     Columbia, Canada
                                                         V8T 4M2
Western Communications Inc.                           P.O. Box 6020            (541) 382-1811
                                                      Bend, OR 97708
WIC Mobile TV Inc.                               163 Jackson Street West       (416) 366-9688
                                                Hamilton, Ontario, Canada
                                                         L8N 3A6
WIC Television Production Sub Inc.              1960 -- 505 Burrard Street     (204) 956-2025
                                                    Vancouver, British
                                                     Columbia, Canada
                                                         V7X 1M6
Windsor Star Group Inc.                              167 Ferry Street          (519) 255-5711
                                                 Windsor, Ontario, Canada
                                                         N9A 4M5
Xtreme Sports Holdco Inc.                         31st Floor, TD Centre        (204) 956-2025
                                                    201 Portage Avenue
                                                Winnipeg, Manitoba, Canada
                                                         R3B 3L7

PROSPECTUS

                               CANWEST MEDIA INC.

                    10 5/8% Senior Subordinated Notes due 2011

      We issued the notes offered by this prospectus in a private placement in May 2001. The selling securityholder identified in this prospectus may use this prospectus to resell from time to time up to US$41,880,457 of the notes.

      We will not receive any proceeds from the sale of the notes by the selling securityholder. The notes may be offered in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

      INVESTING IN THE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.

      The notes bear interest at the rate of 10 5/8% per year. Interest on the notes is payable on May 15 and November 15 of each year, beginning on November 15, 2001. The notes will mature on May 15, 2011. We may redeem some or all of the notes at any time on or after May 15, 2006 or at any time in the event of certain changes affecting Canadian withholding tax. In addition, prior to May 15, 2004, we may redeem up to 35% of the notes with the net proceeds of one or more equity offerings of us or our ultimate parent, CanWest Global Communications Corp.

      The notes are our unsecured senior subordinated obligations and rank junior in right of payment to all of our senior indebtedness and will rank equal in right of payment to all of our future senior subordinated indebtedness. The notes are effectively subordinated to all liabilities of our non-guarantor subsidiaries. The notes are unconditionally guaranteed on a senior subordinated unsecured basis by substantially all of our present and future restricted subsidiaries.

      NEITHER THE SEC NOR ANY OTHER SECURITIES COMMISSION OR SIMILAR AUTHORITY HAS IN ANY WAY REVIEWED OR PASSED UPON THE MERITS OF THE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______________, 2003

                                TABLE OF CONTENTS

Risk Factors ..........................................................      2
Ratio of Earnings to Fixed Charges ....................................      15
Use of Proceeds .......................................................      15
Capitalization and Indebtedness .......................................      16
Selling Securityholder ................................................      17
Description of the Notes ..............................................      18
Market Prices of the Notes ............................................      18
Tax Consequences ......................................................      18
Canadian Transfer Restrictions ........................................      20
Plan of Distribution ..................................................      21
Enforceability of Civil Liabilities ...................................      22
Forward-Looking Statements ............................................      23
Exchange Rate Information .............................................      24
Legal Matters .........................................................      25
Independent Public Auditors ...........................................      25
Where You Can Find More Information ...................................      26
Incorporation of Certain Documents by Reference .......................      27
Exhibit A .............................................................      28

                           ---------------------------

                     PRESENTATION OF FINANCIAL INFORMATION

     Our consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in Canada, or Canadian GAAP. For a discussion of the principal differences between Canadian GAAP and the accounting principles generally accepted in the United States, or U.S. GAAP, see note 20 to our audited consolidated financial statements for the three years ending August 31, 2002 and note 10 to our unaudited consolidated financial statements for the nine months ended May 31, 2002 and 2003 incorporated herein by reference. We state our financial statements in Canadian dollars.

     We present EBITDA as a non-GAAP financial measure in various places throughout this prospectus in connection with our historical consolidated financial data. As a non-GAAP financial measure, EBITDA is generally understood to represent the sum of net earnings, income taxes, depreciation, amortization and financing expenses. For the purposes of our presentation of the foregoing financial information in this prospectus EBITDA is defined as net earnings before realized translation adjustments, gain on sale of economic interests in The Ten Group Pty Limited, or Network TEN, interest in earnings of Network TEN and other equity accounted affiliates, minority interests, provision for income taxes, investment and other income, financing expenses and amortization. Investors in our industry and analysts assessing our industry routinely use EBITDA as a supplementary non-GAAP financial measure to evaluate operating performance and cash flow and a company's ability to service its debt. Its use for these purposes is widespread and recognized by the industry in which we operate. In addition to these recognized purposes, we also use EBITDA to evaluate our business segment profitability in making strategic resource allocations.

      We caution investors that amounts presented in accordance with our definition of EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies and analysts calculate this non-GAAP measure in the same manner.

      EBITDA should not be considered as an alternative measure of our net income, operating performance, cash flow or liquidity. EBITDA is not a measure of financial performance in accordance with Canadian or U.S. GAAP. Although we believe EBITDA enhances your understanding of our financial condition and results of operations, this non-GAAP financial measure is not necessarily a better indicator of any trend as compared to GAAP financial measures (e.g., income from operations, net sales, net earnings, cash flow from operations) conventionally computed in accordance with GAAP. In addition, investors should be aware that adverse economic and market conditions may negatively impact our cash flow.

                           ---------------------------

      As used in this prospectus, unless the context indicates otherwise: (1) "we," "our" and "us" refer collectively to CanWest Media Inc., the issuer of the notes, and our consolidated subsidiaries; (2) "our publishing assets" refers to our newspapers and interactive assets; (3) "our existing senior notes" refers to our outstanding US$200.0 million 7 5/8% senior notes due 2013; (4) "our existing senior subordinated notes" refers to our outstanding US$425.0 million 10 5/8% series B senior subordinated notes due 2011 and our outstanding Cdn$4.6 million 10 5/8% series A senior subordinated notes due 2011; (5) "Offering" refers to the offering of our existing senior notes; and (6) "CanWest" refers to CanWest Global Communications Corp., our ultimate parent. UNLESS OTHERWISE INDICATED, ALL REFERENCES TO DOLLAR AMOUNTS IN THIS PROSPECTUS ARE TO CANADIAN DOLLARS.

      We were incorporated in Canada in 2000. Our principal executive offices are located at 31st Floor, TD Centre, 201 Portage Avenue, Winnipeg, Manitoba, Canada R3B 3L7. Our telephone number is (204) 956-2025.

                                  RISK FACTORS

     You should carefully consider the following risks in addition to the other information contained in this prospectus before you decide to buy the notes. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties not presently known to us may also adversely impact us. If any of the following risks actually occur, our business, financial condition and operating results could be adversely affected, and you may lose all or part of your investment.

     This prospectus contains forward-looking statements based on our current expectations, assumptions, estimates and projections about our company and the industries in which we operate. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors described in this section and elsewhere in this prospectus. We undertake no obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as required by law.

RISKS RELATING TO OUR DEBT

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     We have a substantial amount of debt. On August 15, 2003, we repaid $77 million of debt outstanding under our credit facility using proceeds from the divestiture of certain investments and surplus cash, and on August 29, 2003, we refinanced $940 million of the debt then outstanding under our credit facility, repaying two of our existing term loans and establishing a single term loan maturing in May 2009. We refer to these transactions collectively as the refinancing. As of May 31, 2003, on a pro forma basis giving effect to the refinancing, we had approximately $2,472.8 million in outstanding debt (including the current portion of long-term debt) under Canadian generally accepted accounting principles, or GAAP ($3,202.8 million under U.S. GAAP) and shareholder's equity of $2,189.9 million under Canadian GAAP ($1,460.0 million under U.S. GAAP), resulting in a total debt to total capitalization ratio of 53% under Canadian GAAP (69% under U.S. GAAP). In addition, we would have been able to incur an additional $255.3 million of debt under our credit facility. As of May 31, 2003, on a pro forma basis giving effect to the refinancing, we would have satisfied the required debt coverage tests contained in our credit facility, the indenture governing the notes and our existing senior subordinated notes and the indenture governing our existing senior notes, including the required total leverage ratio, senior leverage ratio, interest coverage ratio and fixed charge coverage ratio.

     As of May 31, 2003, in addition to the notes and our existing senior subordinated notes, our debt included our credit facility which provides us with up to $1.8 billion in loans on a pro forma basis giving effect to the refinancing. Our credit facility consists of: (1) a revolving credit facility maturing in 2006 of up to $600.0 million (of which $275.0 million would have been drawn, and an additional $56.1 million would have been utilized by outstanding letters of credit on a pro forma basis giving effect to the refinancing as of May 31, 2003); (2) a term facility maturing in 2006 of up to $133.6 million; and (3) a term facility maturing in 2009 of approximately $1,034.8 million. Advances under the term facility maturing in 2009 are available in either U.S. or Canadian dollars, at our option. The credit facility may be increased by $300.0 million to $2.1 billion in certain circumstances.

     The indenture that governs the notes and our existing senior subordinated notes and the indenture that governs our existing senior notes also allow us to borrow a significant amount of additional money, subject to certain conditions. For more information, see "Description of the Notes -- Material Covenants."

     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to our existing senior notes and our obligations under our credit facility, the notes and our existing senior subordinated notes;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which will reduce amounts available for working capital, capital expenditures, marketing, product and program development and other general corporate purposes. We estimate cash flow requirements to service existing debt over the twelve months ending August 31, 2004 to be $282 million, including scheduled repayments under our credit facility of $38 million. Scheduled annual repayments beyond August 2003 under our credit facility are as follows:

       Years ending:
       August 2004...............................................  $ 38 million
       August 2005...............................................  $ 47 million
       August 2006...............................................  $ 57 million
       August 2007...............................................  $ 34 million
       August 2008...............................................  $138 million
       August 2009...............................................  $854 million

In addition, as of May 31, 2003, we had $275.0 million drawn under the revolving credit portion of our credit facility, which matures in November 2006;

     - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - increase our vulnerability to general adverse economic and industry conditions;

     - place us at a competitive disadvantage compared to our competitors with less debt; and

     - limit our ability to borrow additional funds.

     In addition, a portion of our debt, including debt under our credit facility, bears interest at variable rates. An increase in the interest rates on our debt will reduce the funds available to repay the notes, our existing senior subordinated notes, our existing senior notes and our other debt and for operations and future business opportunities and will intensify the consequences of our leveraged capital structure.

     In connection with the financing of the acquisition of our publishing assets, we issued a series of junior subordinated debentures, which we refer to as the CMI notes, to our immediate parent in an aggregate principal amount of $766.8 million ($275.0 million of obligations under the CMI notes were repaid with a portion of the proceeds of the Offering). Because we have the option of paying all of our principal and interest obligations under the CMI notes with cash or shares, under Canadian GAAP, they are reflected as shareholder's equity and are therefore not included in the foregoing discussion of our debt. However, under U.S. GAAP, the CMI notes would be reflected as long-term debt, the effect of which, at May 31, 2003 on a pro forma basis giving effect to the refinancing, would be to increase our total debt by $730.0 million to $3,202.8 million, and decrease total shareholder's equity to $1,460.0 million, resulting in a total debt to total capitalization ratio of 69%. Under Canadian GAAP, the interest on the CMI notes (net of income taxes) is charged to retained earnings, while under U.S. GAAP, such interest is charged to earnings. For the year ended August 31, 2002, the ratio of our earnings to fixed charges was 1.4x under Canadian GAAP. For the nine months ended May 31, 2003, the ratio of our earnings to fixed charges under Canadian GAAP was 1.5x.

OUR ABILITY TO INCUR SUBSTANTIALLY MORE DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     The terms of our credit facility, the indenture governing the notes and our existing senior subordinated notes and the indenture that governs our existing senior notes do not prohibit us or our subsidiaries from incurring substantial additional debt in the future, so long as we observe certain covenants, maintain certain specified financial ratios and meet certain specified financial tests. See "Description of the Notes -- Material Covenants." On May 31, 2003, on a pro forma basis giving effect to the refinancing, our credit facility permitted additional borrowing of approximately $255.3 million. Our credit facility may be increased by an additional $300.0 million, subject to receipt of additional commitments. All of the borrowings under our credit facility, and any of the other secured indebtedness we will be permitted to incur, effectively rank senior to the notes. If new debt is added to our current debt levels, the related risks that we now face could intensify.

TO SERVICE OUR DEBT, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH, AND OUR ABILITY TO GENERATE CASH IN THE FUTURE DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our debt, including our existing senior notes, our credit facility, the notes and our existing senior subordinated notes, will depend on our ability to generate cash in the future. This, to an extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

     We estimate cash needs of approximately $282 million in order to service our existing debt over the twelve months ending August 31, 2004. We cannot assure you that our business will generate sufficient cash flow or that future borrowings will be available to us in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. If our future cash flow from operations, including distributions from our non-wholly-owned subsidiaries and investments, and other capital resources are insufficient to pay our obligations as they mature or to fund our liquidity needs, we may be forced to reduce or delay our business activities and capital expenditures, sell assets, obtain additional equity capital or restructure or refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including the notes, on a timely basis or on satisfactory terms, if at all. In addition, the terms of our existing debt, including the notes, and other future debt may limit our ability to pursue any of these alternatives.

THE NOTES AND GUARANTEES ARE CONTRACTUALLY SUBORDINATED IN RIGHT OF PAYMENT TO SENIOR DEBT AND STRUCTURALLY SUBORDINATED IN RIGHT OF PAYMENT TO ALL OF OUR NON-GUARANTOR SUBSIDIARIES' DEBT.

     The notes are our senior subordinated obligations ranking junior to all of our existing and future senior indebtedness (including borrowings under our credit facility), equal in right of payment with any future senior subordinated debt and senior in right of payment to any other subordinated debt. The guarantees of the notes are similarly subordinated to all of our subsidiary guarantors' existing and future senior indebtedness and equal in right of payment with all of our subsidiary guarantors' future senior subordinated debt. In addition, the notes are structurally subordinated in right of payment to all of our non-guarantor subsidiaries' debt. As of May 31, 2003, on a pro forma basis giving effect to the refinancing, we and our subsidiary guarantors had $1,430.0 million of senior indebtedness outstanding, and our non-guarantor subsidiaries had $29.6 million of debt outstanding.

     In a bankruptcy, liquidation or reorganization or similar proceeding relating to us, holders of the notes will participate with trade creditors of guarantor subsidiaries and all other holders of senior debt in the assets remaining after we have paid all of the unsubordinated secured indebtedness. However, holders of the notes will be effectively subordinated to all creditors of non-guarantor subsidiaries. In any of these cases, we cannot assure you that sufficient assets will remain to make any payments on the notes.

OUR ABILITY TO MAKE PAYMENTS ON THE NOTES DEPENDS ON OUR ABILITY TO RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS FROM OUR SUBSIDIARIES AND INVESTMENTS.

     We are a holding company. All of our operations are conducted by our subsidiaries. Our ability to meet our obligations, including with respect to the notes, will be dependent upon dividends and other distributions or payments from our subsidiaries and investments. The ability of our subsidiaries and investments to pay dividends or make distributions or make other payments to us depends upon, among other things, the availability of cash flow from operations, proceeds from the sale of assets and borrowings, contractual restrictions with third parties and the terms of applicable organizational documents and shareholder agreements. In the event of bankruptcy proceedings affecting a subsidiary or investment, to the extent we are recognized as a creditor of that subsidiary or investment, our claim would still be subordinate to any security interest in or other lien on any assets of that subsidiary or investment. We cannot assure you that our subsidiaries or investments will have the ability to pay dividends or make distributions to us.

OUR CREDIT FACILITY, THE INDENTURE THAT GOVERNS THE NOTES AND OUR EXISTING SENIOR SUBORDINATED NOTES AND THE INDENTURE THAT GOVERNS OUR EXISTING SENIOR NOTES IMPOSE OPERATIONAL AND FINANCIAL RESTRICTIONS ON US.

     Our credit facility, the indenture that governs the notes and our existing senior subordinated notes and the indenture that governs our existing senior notes impose restrictive covenants that, among other things, restrict our ability to:

     - incur debt;

     - pay dividends and make distributions;

     - issue stock of subsidiaries;

     - make certain investments;

     - repurchase stock;

     - create liens;

     - enter into transactions with affiliates;

     - enter into sale-leaseback transactions;

     - merge or consolidate; and

     - transfer or sell assets.

     Our credit facility also requires us to maintain certain specified financial ratios and meet certain specified financial tests. These covenants are subject to a number of important exceptions and several of our significant subsidiaries are not subject to them.

     All of these restrictive covenants may restrict our ability to expand our business or to pursue our business strategies. Our ability to comply with these and other provisions of these indentures and our credit facility may be affected by changes in our business condition or results of operations, adverse regulatory developments or other events beyond our control. The breach of any of these covenants would result in a default under our debt. A default could allow our creditors to accelerate the related debt, as well as any other debt to which a cross-acceleration or cross-default provision applies. At May 31, 2003, on a pro forma basis giving effect to the refinancing, the aggregate amount drawn under our credit facility was $1,430.0 million and an additional $56.1 million was utilized to support letters of credit. If our indebtedness were to be accelerated, we cannot assure you that we would be able to repay it. In addition, a default could give the lenders the right to terminate any commitments they had made to provide us with further funds.

THE INTERESTS OF CANWEST AND ITS SHAREHOLDERS, INCLUDING ITS CONTROLLING SHAREHOLDER, MAY CONFLICT WITH THE INTERESTS OF THE HOLDERS OF THE NOTES.

     We are a wholly-owned subsidiary of CanWest, the voting power of which is controlled by its founder and Chairman of the Board, Israel Asper. Circumstances may occur in which the interests of equity holders, including our controlling equity holder, could be in conflict with the interests of the holders of the notes. For example, the equity holders of CanWest may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance the value of their equity investment, even though such transactions might involve risks to the holders of the notes.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

     If we undergo a Change of Control, as defined in this prospectus under the heading "Description of the Notes -- Certain Definitions," we must offer to buy back the notes for a price equal to 101% of the principal amount, plus interest that has accrued but has not been paid as of the repurchase date. The indenture governing our existing senior notes imposes the same requirement with respect to those notes. We cannot assure you that we will have sufficient funds available to make the required repurchases of the notes, our existing senior subordinated notes or our existing senior in that event, or that we will have sufficient funds to pay our other debts. In addition, our credit facility effectively prohibits us from repurchasing the notes, our existing senior subordinated notes or our existing senior notes after a change of control until we have repaid in full our debt under such credit facility. If we fail to repurchase the notes, our existing senior subordinated notes or our existing senior notes upon a change of control, we will be in default under the notes, our existing senior subordinated notes, our existing senior notes and our credit facility.

AN ACTIVE TRADING MARKET FOR THE NOTES MAY NOT DEVELOP.

     There is currently no public market for the notes. The notes have been designated as eligible for trading in The Portal(SM) Market, a subsidiary of The Nasdaq Stock Market Inc.

     The liquidity of any market for the notes, and the market price quoted for the notes, will depend on the number of holders, our performance, the market for similar securities, the interest of securities dealers in making a market and other factors. We cannot assure you that a liquid trading market will develop or be maintained for the notes.

U.S. INVESTORS IN THE NOTES MAY HAVE DIFFICULTIES ENFORCING CIVIL LIABILITIES.

     We are governed by the federal laws of Canada. Substantially all of our directors, controlling persons and officers, as well as certain of the experts named in this prospectus, are residents of Canada or other jurisdictions outside of the United States and all or a substantial portion of their assets and all or a substantial portion of our assets are located outside of the United States. As a result, it may be difficult for holders of the notes to effect service within the United States upon directors, officers and experts who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under U.S. federal securities laws. In addition, we have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada against us or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcements of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal securities laws.

CANADIAN BANKRUPTCY AND INSOLVENCY LAWS MAY IMPAIR THE ENFORCEMENT OF REMEDIES UNDER THE NOTES.

     The rights of the trustee who represents the holders of the notes to enforce remedies are likely to be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an insolvent person to obtain a stay of proceedings against its creditors and others and to prepare and file a proposal to be voted on by the various classes of its affected creditors. A restructuring proposal, if accepted by the requisite majorities of each affected class of creditors, and if approved by the relevant Canadian court, would be binding on all creditors within each affected class that did not vote to accept the proposal. Moreover, this legislation permits the insolvent debtor to retain possession and administration of its property, subject to court oversight, even though it may be in default under the applicable debt instrument during the period the stay against proceedings remains in place.

     The powers of the court under the Bankruptcy and Insolvency Act and particularly under the Companies' Creditors Arrangement Act have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, we cannot predict whether payments under the notes would be made during any proceedings in bankruptcy, insolvency or other restructuring, whether or when the trustee could exercise its rights under the indenture governing the notes or whether and to what extent holders of the notes would be compensated for any delays in payment, if any, of principal, interest and costs, including the fees and disbursements of the trustee.

RISKS RELATING TO OUR BUSINESS

WE MAY NOT SUCCESSFULLY IMPLEMENT THE STRATEGIES RELATING TO OUR ACQUISITIONS OR ACHIEVE THE ANTICIPATED BENEFITS FROM THOSE ACQUISITIONS.

     Our acquisition of our publishing assets forms part of a set of business strategies which are based on developing a comprehensive platform of media assets. We are in the process of refining our strategies, which include the offering of multi-platform advertising solutions, the pursuit of cross-promotional opportunities and enhanced content development. We believe that our convergence and synergy strategies will enable us to achieve efficiencies. However, these strategies are still under development. We cannot assure you that we will be able to fully develop or implement these strategies or that we will realize the anticipated benefits of these strategies. Implementation of these strategies could also be affected by a number of factors beyond our control, including operating difficulties, increased operating costs, regulatory developments, general or local economic conditions or increased competition. In addition, our ability to achieve other anticipated benefits from our recent acquisitions, including cost savings and operating efficiencies, will depend, in large part, on our ability to successfully integrate certain of the operations of the acquired assets with our existing operations. The success of the integration of the acquired assets will also require the dedication of management and other personnel resources, which may temporarily distract their attention from our day-to-day business. We cannot assure you that we will accomplish the integration of any acquired assets successfully.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR GROWTH.

     We have recently experienced substantial growth in our business and have significantly expanded our operations both domestically and internationally. We have made a number of acquisitions in the past and plan to continue to make acquisitions in the future. Certain of these acquisitions have involved expansion into businesses in which we have historically had limited or no involvement. We intend to continue to increase our business in Canada and in foreign markets, further expand the types of businesses in which we are engaged and make selective acquisitions. This growth and expansion has placed, and will continue to place, a significant demand on management resources. To manage growth effectively, we must maintain a high level of content quality, efficiency and performance, continue to enhance our operational, financial and management systems, and attract, train, motivate and manage our employees. We may not be able to effectively manage this expansion and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

WE OPERATE IN HIGHLY COMPETITIVE INDUSTRIES.

     Participants in the broadcasting and publishing industries depend primarily upon the sale of advertising and paid subscriptions to generate revenue. Competition for advertising, subscribers, viewers, listeners, readers and distribution is intense and comes from broadcast television stations and networks and specialty cable channels; radio; local, regional and national newspapers; direct mail; and other communications and advertising media that operate in these markets. Our competitors include both privately-owned companies and government-owned market participants. In addition, there is increasing consolidation in the Canadian broadcasting, publishing and other media industries, and competitors increasingly include market participants with interests in multiple industries and media. We cannot assure you that existing and future competitors will not pursue or be capable of achieving business strategies similar to or competitive with ours. Some of our competitors have greater financial and other resources than we do. Our ability to compete successfully depends on a number of factors, including our ability to secure popular television programs and high quality editorial content, our ability to achieve high distribution levels and subscriptions and our ability to generate advertising revenue. We cannot assure you that we will be able to compete successfully in the future against existing or potential competitors or that increased competition will not have a material adverse effect on our business, financial condition or results of operations.

WE COMPETE AND WILL CONTINUE TO COMPETE WITH ALTERNATIVE TECHNOLOGIES AND WE MAY BE REQUIRED TO INVEST A SIGNIFICANT AMOUNT OF CAPITAL TO ADDRESS CONTINUED TECHNOLOGICAL DEVELOPMENT.

     The media industry continues to experience rapid and significant technological changes, which may result in alternative means of program and content transmission and which could have a material adverse effect on our business, financial condition or results of operations. The continued growth of the Internet has presented alternative content distribution options that compete with traditional media. Further, in each of our broadcasting markets, industry regulators have authorized direct-to-home satellite, microwave and cable services, and may authorize other alternative methods of transmitting television, radio and other content with improved speed and quality. We may not be able to successfully compete with existing or newly developed alternative technologies or may be required to acquire, develop or integrate new technologies ourselves. The cost of the acquisition, development or implementation of new technologies could be significant, and our ability to fund such implementation may be limited and could have a material adverse effect on our ability to successfully compete in the future.

OUR REVENUE IS SUBJECT TO CYCLICAL AND SEASONAL VARIATIONS AND IS GENERATED PRIMARILY FROM ADVERTISERS.

     Our business is cyclical in nature. Because we depend upon the sale of advertising for a substantial portion of our revenue, our operating results are sensitive to prevailing economic conditions, including changes in local, regional and national economic conditions, particularly as they may affect advertising expenditures. In addition, newspaper publishing is both capital and labor intensive and, as a result, newspapers have relatively high fixed cost structures. During periods of economic contraction, our revenue may decrease while some of our costs remain fixed, resulting in decreased earnings. Similarly, because a substantial portion of revenue is derived from retail advertisers, which have historically been sensitive to general economic cycles, our business, financial condition or results of operations could be materially adversely affected by a downturn in the retail sector.

     Our business has experienced and is expected to continue to experience significant seasonality due to, among other things, seasonal advertising patterns and seasonal influences on people's viewing, reading and listening habits. Typically, our revenue is lowest during the fourth quarter of the fiscal year, which ends in August, and highest during the first quarter of the fiscal year.

ACTS OF TERRORISM AND OTHER POLITICAL AND ECONOMIC DEVELOPMENTS COULD ADVERSELY AFFECT OUR REVENUE.

     Our revenue and profitability depend on the sale of advertising. Our revenues were negatively affected by the impact of the September 11th tragedy on advertising expenditures and, more recently, were modestly affected by war in Iraq. If there are further acts of terrorism or other hostilities, or if other future financial, political, economic and other uncertainties arise, this could lead to a reduction in advertising expenditures, which could materially adversely affect our business, financial condition or results of operations.

WE MAY BE ADVERSELY AFFECTED BY VARIATIONS IN TELEVISION PROGRAMMING ACQUISITION COSTS.

     The most significant cost in the broadcasting businesses is television programming. We cannot assure you that our broadcasting operations will not be exposed in the future to volatile or increased television programming costs which may adversely affect our operating results. Developments in cable, satellite or other forms of distribution could also affect both the availability and the cost of programming and increase competition for advertising expenditures. In addition, the production and distribution costs of television and other forms of entertainment, as well as television programming costs, may increase. Moreover, programs may be purchased for broadcasting two to three years in advance, making it difficult to predict how such programs will perform. In some instances, programs must be replaced before their costs have been fully amortized, resulting in revised amortization periods or impairments that would increase operating costs.

WE MAY BE ADVERSELY AFFECTED BY STRIKES AND OTHER LABOR PROTESTS.

     We estimate that over half of our employees are represented by collective bargaining agreements. Any strikes or other forms of labor protest could disrupt operations and could have a material adverse effect on our business, financial condition or results of operations. Our CHAN television station in Vancouver, as well as our newspapers in Vancouver, The Vancouver Sun and The Province; The Times Colonist (Victoria); the Calgary Herald; and the Ottawa Citizen have each been subject to a strike over the past five years. These strikes have varied in duration with the longest continuing for approximately six months (at the Calgary Herald).

     Approximately 57% of our Canadian broadcasting employees are employed under a total of 16 collective agreements. Three of these agreements are in negotiation or conciliation, and an additional eight agreements will expire in 2004. Approximately 50% of our Canadian publishing employees are employed under 49 collective agreements. One of these agreements is in negotiation and an additional nine will expire in 2004.

We cannot assure you that any of these collective agreements will be renewed on satisfactory terms or at all, or that we will not experience any strike or other forms of labor protest. During 2001, one of our broadcast unions applied to consolidate 12 of our bargaining units (representing approximately 800 employees) into a single bargaining unit. No decision has been made with respect to such consolidation. Any strike or other form of labor protest could have a material adverse effect on our business, financial condition or results of operations.

WE MAY BE ADVERSELY AFFECTED BY VARIATIONS IN THE COST OF NEWSPRINT.

     Newsprint expense represents one of our largest raw material expenses and, after wages and employee benefits expense and programming acquisition costs, is our most significant operating cost. Newsprint costs vary widely from time to time and price changes in newsprint can significantly affect the overall earnings of our publishing operations. We cannot assure you that our publishing operations will not be exposed in the future to volatile or increased newsprint costs which could have a material adverse effect on our business, financial condition or results of operations.

A SIGNIFICANT PORTION OF OUR CASH FLOW FROM OPERATIONS HAS HISTORICALLY BEEN ATTRIBUTABLE TO DISTRIBUTIONS FROM AUSTRALIA'S NETWORK TEN AND WE CANNOT ASSURE YOU THAT SUCH DISTRIBUTIONS WILL CONTINUE AT THE SAME LEVEL OR AT ALL.

     Distributions from Network TEN accounted for a significant portion of our cash flow from operations for the year ended August 31, 2002.

     Network TEN did not pay dividends in respect of its 2002 fiscal year as a result of a non-cash write-down of the value of its investment in Eye Corp., although it declared an interim dividend for 2003, resulting in a $30 million distribution to us in December 2002.

     Network TEN maintains an A$700.0 million credit facility; as of February 28, 2003, A$414 million was outstanding under this facility. On March 14, 2003, Network TEN completed a private placement of US$125 million principal amount of 5.38% senior unsecured notes due 2013 and used the proceeds of that private placement to refinance a portion of the debt outstanding under its existing credit facility. Additional loans under Network TEN's credit facility would increase Network TEN's interest expense and could reduce the amount of cash available for distribution by Network TEN.

     We do not own a majority or controlling voting interest in Network TEN, nor do we exercise control over its management, strategic direction or daily operations. We cannot assure you that distributions from Network TEN will continue at a similar level or at all. A significant decline in distributions from Network TEN could have a material adverse effect on our ability to service our indebtedness, including principal and interest payments on the notes.

WE MAY BE ADVERSELY AFFECTED BY FOREIGN EXCHANGE FLUCTUATIONS.

     Declines in the values of the currencies of Australia, New Zealand, Ireland and the United Kingdom relative to the Canadian dollar have affected the comparison of Canadian dollar translated amounts over periods of time. The most significant impact relates to the Australian dollar as a result of our economic interest in Network TEN. For example, the average rate of exchange used to translate results from Network TEN increased 4% in 2002, compared to 2001. Had the average exchange rate remained constant over the two years, our equity in the loss of Network TEN in 2002 would have been $3.0 million higher. Additionally, as of August 31, 2002, since our initial acquisition of Network TEN in 1992, we have realized a total of $10.1 million in currency translation losses arising from distributions made by Network TEN to us.

     Virtually all of our revenue is generated in the local currencies of countries in which we operate, while certain programming and other expenses are incurred by us in U.S. dollars. In addition, a significant portion of our borrowing is denominated in U.S. dollars, and interest, principal and premium, if any, on such borrowing must be paid in U.S. dollars. As a result, we are exposed to foreign currency exchange risk. We have entered into cross currency interest rate swaps which convert the U.S. dollar principal and interest payable under the notes and our existing senior subordinated notes into a Canadian dollar obligation, to hedge the foreign exchange rate risk. However, there can be no assurances that exchange rate fluctuations will not have a material adverse effect on our ability to make payments in respect of the notes or our existing senior subordinated notes, as we may be required to provide cash or other collateral to secure our obligations in respect of our hedging transactions.

CHANGES IN GOVERNMENT REGULATION COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS.

     Changes to the regulations and policies governing broadcast television, specialty cable channels and program distribution through cable and direct-to-home satellite services, the introduction of new regulations, policies or terms of licenses or treatment of the tax deductibility of advertising expenditures could have a material adverse effect on our business, financial condition or results of operations.

     Broadcasting operations are generally subject to extensive government regulation. Regulations govern the issuance, amendment, renewal, transfer and ownership of broadcast licenses in virtually all jurisdictions and, in some jurisdictions, govern the timing and content of programming; the timing, content and amount of commercial advertising; and the amount of foreign versus domestically produced programming. In many jurisdictions, including Australia, Canada and Northern Ireland, there are significant restrictions on the ability of foreign entities to own or control broadcasting businesses.

     Our Canadian television operations are regulated pursuant to the Broadcasting Act (Canada). The Canadian Radio-television and Telecommunications Commission, or CRTC, which administers the Broadcasting Act (Canada), among other things, grants, amends and renews broadcasting licenses, approves certain changes in corporate ownership and control and may determine and implement broadcasting regulations and policies pursuant to the Broadcasting Act (Canada), subject to certain directions from the federal cabinet. Television broadcasting operations in Canada are subject to simultaneous program substitution requirements, cable priority carriage rules, specialty service access rules, content rules and foreign ownership restrictions, all of which we must comply with.

     Changes to the regulations and policies governing broadcast television, specialty cable channels and program distribution through cable and direct-to-home satellite services, the introduction of new regulations, policies or terms of license or changes to the treatment of the tax deductibility of advertising expenditures could have a material adverse effect on our business, financial condition or results of operations.

     On June 11, 2003, a House of Commons committee issued a report on Canada's broadcasting system, concluding a two-year study of the current state and future direction of Canada's broadcasting system and the efficacy of the Broadcasting Act in meeting policy objectives. Among the 97 recommendations contained in the Report, the Committee urged that the current restrictions on the ability of foreign entities to own or control broadcasting businesses be maintained. The Committee further recommended that the government issue a clear and unequivocal policy concerning cross-media ownership. In addition, the Committee proposed that new communications legislation be enacted to integrate the existing Broadcasting Act, Telecommunications Act and Canadian Radio-television and Telecommunications Act, and that the government create a single department of communications that would take on the different broadcasting policy and regulatory responsibilities currently divided between different government departments and the CRTC. The introduction of new laws, regulations or policies with respect to these matters could have a material adverse effect on our business, financial condition or results of operations.

     Our operations outside of Canada are also subject to government regulation. In Australia, our investments are subject to statutes and regulation regarding licensing, programming standards, ownership and control of commercial broadcasting services and administering the allocation of broadcasting frequency spectrum. Although the New Zealand radio and television broadcasting industry was deregulated in 1989, our New Zealand operations remain subject to broadcasting standards and to general legislation concerning foreign investment in New Zealand. Television broadcasting in the Republic of Ireland is regulated with respect to, among other things, licensing, ownership and control, advertising and programming. Our Northern Ireland operations are subject to rules regarding licensing, foreign and other ownership restrictions, program quality, production and content quotas. The government of the United Kingdom has proposed a major revision to its broadcasting laws that would, among other things, reduce the regulation of television license ownership in relation to foreign ownership, cross-media ownership and ownership of multiple licenses in the same media sector that has limited our ability to compete effectively in the region. The bill encompassing these changes is making its way through the U.K. parliamentary process and is expected to come into force at the end of 2003. We cannot assure you that any changes to the rules and regulations affecting our operations outside of Canada will not have a material adverse effect on the business, financial condition or results of operations of our non-Canadian subsidiaries and investments or our ability to maintain our ownership interests in our non-Canadian subsidiaries and investments.

     The Australian Federal Government has introduced tax legislation that may impact the financial statements of Network TEN. Consolidations tax law enables an Australian group of companies to be treated as a single entity and to lodge a single tax return, if the group makes an election, which is voluntary.

     The election to consolidate can be made from the 2003 financial year and to be eligible the head company of the wholly-owned group of entities will need to make an irrevocable choice to consolidate with its wholly-owned Australian subsidiaries for income tax purposes. This election needs to be made to the Australian Taxation Office, or the ATO, by the time the group lodges its first consolidated income tax return for the tax year ending June 30, 2004. All of the wholly-owned subsidiaries will become "subsidiary members" of the consolidated group and, together with the head company, will constitute the members of the group.

     The new consolidations tax law rules also provide the means for pooling of group franking credits and disregarding intra-group transactions in calculating tax liabilities. Groups that do not elect to form a consolidated group will not be able to use existing grouping rules, including grouping of tax losses and rollover of capital gains tax assets. Complex rules applicable upon election restrict the ability to bring tax losses into a consolidated group and permit reset of the tax cost base of assets in certain limited circumstances.

     Network TEN has yet to decide whether or not to elect under the consolidations regime, so any impact on our financial statements has not yet been determined. It is anticipated that the impact to Network TEN will be reflected in its fiscal 2003 financial statements. Because we equity account for our investment in Network TEN, any resulting change in Canadian GAAP or US GAAP earnings as a result of the legislation enactment will impact our recorded results based on our economic interest.

THE CRTC AND OTHER APPLICABLE BROADCASTING REGULATORY AUTHORITIES MAY NOT RENEW OUR EXISTING BROADCASTING LICENSES OR GRANT US NEW LICENSES ON ACCEPTABLE TERMS, OR AT ALL.

     Our CRTC broadcasting licenses must be renewed from time to time, typically every seven years, and cannot be transferred without regulatory approval. The CRTC considered our applications for the renewal of the licenses for all of our Canadian television stations, except CJNT (Montreal) (the license for which expires in 2007), in 2001. New licenses were granted with effect from September 1, 2001 for the maximum seven year term. Our license for Global Prime expired in August 2003. Application for renewal has been made and the hearings have been completed, but the CRTC has not announced a decision related to the renewal. Our licenses for our Category 1 and Category 2 digital specialty cable channels expire in 2007.

     While CRTC regulations and policies do not require CRTC approval before a broadcaster purchases an unregulated media entity, such as a newspaper, the CRTC considered the issue of our cross-media ownership at license renewal proceedings. The CRTC has expressed its support for the promotion of diversity in broadcasting expression at a local and national level, primarily with respect to news voices, and has the power to preserve diversity of voices and prevent or address the emergence of undue competitive advantage on behalf of one licensee where it is found to exist. As a condition of our most recent license renewal, the CRTC directed us to abide by its proposed code of conduct respecting the maintenance of separate management over our television and print news operations. We cannot assure you that, in future license renewal proceedings, the CRTC will not require us to take measures which could have a material adverse effect on the integration of our publishing assets with our broadcasting assets and our ability to continue to realize certain of the anticipated benefits of acquiring our publishing assets.

     The licenses held by Network TEN's stations in Sydney, Melbourne, Brisbane and Perth were renewed in 2002 and will be subject to renewal by the Australian Broadcasting Authority in 2007. The license for Network TEN's Adelaide station is subject to renewal in 2004. Licenses in other jurisdictions are also subject to renewal from time to time.

     Our inability to renew any of our licenses or acquire new interests or licenses on acceptable terms, or at all, could have a material adverse effect on our business, financial condition or results of operations. To date, we have not had a license renewal declined.

THE COMMISSIONER UNDER THE COMPETITION ACT (CANADA) RETAINS THE RIGHT TO CHALLENGE A TRANSACTION SUCH AS THE ACQUISITION OF OUR PUBLISHING ASSETS AT ANY TIME UP TO THREE YEARS AFTER THE CLOSING OF THE TRANSACTION.

     Under the Competition Act, a transaction satisfying prescribed thresholds is subject to mandatory pre-merger notification to the Commissioner of Competition and observance of a prescribed short-form or long-form waiting period during which the parties are prohibited from closing the transaction. Alternatively, if the Commissioner is satisfied by the parties to a proposed transaction that there would not be sufficient grounds on which to challenge the transaction before the Competition Tribunal, the Commissioner may issue an advance ruling certificate, or an ARC, which exempts the transaction from the pre-merger notification requirements.

     Where the Commissioner determines a proposed transaction is likely to prevent or lessen competition substantially, the Commissioner may apply to the Competition Tribunal for an order prohibiting it or an order permitting it provided certain assets are divested and other conditions are satisfied. Where the Commissioner has completed his review and determined that grounds do not exist to challenge a proposed transaction, the Commissioner typically advises the parties in writing that, at that time, the Commissioner will not apply to the Competition Tribunal for an order in respect of the transaction. Such a "no-action" letter remains subject to the Commissioner's statutory right to challenge a transaction at any time up to three years after a transaction has been substantially completed. However, if the parties apply for and the Commissioner issues an ARC, and the transaction is substantially completed within one year after the ARC is issued, the Commissioner may not apply to the Competition Tribunal for an order in respect of the transaction solely on the basis of information that is the same or substantially the same as the information on the basis of which the ARC was issued.

     If the Commissioner successfully challenges a completed transaction, the Competition Tribunal may issue an order requiring divestiture of assets or shares or dissolution of the merger. Also, with the consent of the parties, the Competition Tribunal may issue an order to take such other action as is deemed necessary to remedy any substantial lessening or prevention of competition the Competition Tribunal determines would result from or would be likely to result from the completion of the transaction.

     The acquisitions of our publishing assets and the remaining 50% interest in the National Post were subject to pre-merger notifications under the Competition Act. The Commissioner issued a "no-action" letter prior to the closing of the acquisition of our publishing assets and issued an ARC prior to the acquisition of the remaining 50% interest in the National Post. Certain conditions, which were formalized in the form of written undertakings from CanWest to the Commissioner, have been satisfied. However, the Commissioner still retains the statutory right to challenge the acquisition of our publishing assets at any time up to three years after its completion in November 2000, a right the Commissioner retains in every transaction unless an ARC has been issued. The Commissioner also retains the right to challenge our acquisition of the remaining 50% interest in the National Post on the basis of new information at any time up to three years after it was completed in March 2002, a right the Commissioner retains in every transaction where an ARC has been issued.

CANWEST MAY NOT BE SUCCESSFUL IN DEFENDING A LAWSUIT WHICH HAS BEEN COMMENCED AGAINST CANWEST AND CERTAIN OF ITS SUBSIDIARIES.

     On March 5, 2001, certain plaintiffs who owned a 29.3% interest in CBL filed a statement of claim with the Ontario Superior Court of Justice against CanWest, certain of its subsidiaries and Israel Asper. The plaintiffs claim, among other things, that the defendants:

     - have acted in a manner that is oppressive and unfairly prejudicial to the plaintiffs;

     - have improperly favored the interests of the defendants over the interests of CBL and the plaintiffs (including the diversion of corporate opportunities);

     - owe fiduciary duties to the plaintiffs; and

     - have wrongly terminated certain contracts with the plaintiffs and replaced them with non-arms' length contracts.

     The plaintiffs are seeking, among other things, damages of $345.0 million (including aggravated and punitive damages).

     At the time of the commencement of the action, we owned 70.7% of CBL and the plaintiffs owned the minority interest. CBL owned our Global Television Network stations in British Columbia (CKVU), Manitoba (CKND) and Saskatchewan (CFRE and CFSK). On May 1, 2001, CBL amalgamated with one of our indirect wholly-owned subsidiaries to continue as CBL Amalco. Under the terms of the amalgamation agreement, we received all of the shares of CBL Amalco and the minority shareholders of CBL received special preference shares of CanWest. CanWest redeemed the special preference shares for $57.7 million on December 18, 2002. We cannot assure you as to the outcome of the lawsuit, the timing or amounts of any payments we may make in connection with the lawsuit (including litigation expenses), whether any additional allegations or claims will be made, how long the suit will last or as to any of the other risks inherent in any litigation. We cannot assure you that CanWest and the other defendants will be successful in defending this lawsuit. While we believe these claims to be substantially without merit, a significant adverse result could have a material adverse effect on our business, financial condition or results of operations. Specifically, the lawsuit could adversely affect the value of our equity interests in our subsidiaries named as defendants.

WE DO NOT CONTROL AND ARE NOT PERMITTED TO CONTROL SOME OF OUR BROADCASTING ASSETS.

     We do not own a majority voting interest in Australia's Network TEN, nor do we control its management or strategic direction, and we are not permitted under Australian law to own more than 15% of the equity of Network TEN. We do not own a majority interest in Northern Ireland's UTV, nor do we have any representation on its board of directors and, under a combination of current U.K. broadcasting and securities laws, we are not permitted to own more than 29.9% of UTV. We do not own a majority interest in TV3 and we believe it is unlikely regulatory authorities in the Republic of Ireland would permit us to own more than 45% of TV3. We cannot assure you that any or all of Network TEN, UTV and TV3 will not take any actions that could have a material adverse effect on our economic or ownership interest in such entities.

WE MAY BE ADVERSELY AFFECTED BY CHANGES IN GOVERNMENT INCENTIVE PROGRAMS FOR CANADIAN PROGRAM PRODUCTION.

     The CRTC requires Canadian broadcasters to broadcast certain amounts of content of Canadian origin. Often, a portion of the production budgets of Canadian programs is financed by Canadian government agencies and incentive programs, such as the Canadian Television Fund, Telefilm Canada and federal and provincial tax credits. There can be no assurances that such financing will continue to be available at current levels, or at all. Reductions or other changes in the policies of Canada or its provinces in connection with their incentive programs could have an adverse effect on our business, financial condition or results of operations.

WE ARE SUBJECT TO EXTENSIVE ENVIRONMENTAL AND OTHER REGULATIONS.

     We are subject to a variety of Canadian and foreign environmental laws and regulations concerning emissions to the air, water and sewer discharges, handling, storage and disposal of wastes, recycling, remediation of contaminated sites, or otherwise relating to protection of the environment. Environmental laws and regulations and their interpretation have changed rapidly in recent years and may continue to do so in the future. Failure to comply with present or future laws or regulations could result in substantial liability to us. Our properties, as well as areas surrounding those properties, particularly those in areas of long- term industrial use, may have had historic uses (or may have current uses, in the case of surrounding properties) which may affect our properties and require further study or remedial measures. We cannot assure you that we have identified all of our environmental liabilities, that any prior owner of our properties did not create a material environmental condition not known to us, or that a material environmental condition does not otherwise exist at any of our properties.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The ratio of our earnings to fixed charges is set forth below for the nine months ended May 31, 2003 and for each year in the five-year period ended August 31, 2002.

      For purposes of computing the following ratios, earnings represents income from continuing operations before fixed charges and taxes. Fixed charges represent financing expense including amortization, preferred dividend and the interest component of rent expense.

                                        NINE
                                        MONTHS
                                        ENDED
                                        MAY 31,           YEAR ENDED AUGUST 31,
                                     ------------         ---------------------

                                         2003       2002   2001   2000   1999   1998
                                         ----       ----   ----   ----   ----   ----
Ratio of Earnings to Fixed Charges       1.5x       1.4x   1.1x   4.6x   4.7x   7.5x

                                 USE OF PROCEEDS

      The notes offered by this prospectus are being sold by the selling securityholder for the selling securityholder's own account. Accordingly, we will not receive any proceeds from the resale of the notes. The selling securityholder is entitled to use the proceeds received from the resale of the notes as the selling securityholder sees fit. We will pay all of the expenses incurred in connection with the registration of the notes other than any brokerage discounts and commissions, which will be paid by the selling securityholder. We estimate these expenses, including SEC registration fees, legal fees and accounting fees, to be approximately US$92,800.

                        CAPITALIZATION AND INDEBTEDNESS

     The following table sets forth our actual capitalization on July 31, 2003.

     You should read the information contained in the following table in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto of Network TEN and us, which are incorporated herein by reference.

                                                                             July 31, 2003
                                                              ------------------------------------------
                                                                     ACTUAL               PRO FORMA(1)
                                                              -----------------        -----------------
                                                                         (DOLLARS IN THOUSANDS)
                                                                              (UNAUDITED)
Cash........................................................        $  160,108               $   83,108

Credit facility(2)..........................................         1,494,500                1,417,500
Other secured debt..........................................            27,779                   27,779
                                                                    ----------               ----------
  Total secured debt........................................         1,522,279                1,445,279
Existing 7 5/8% senior unsecured notes......................           294,700                  294,700
Existing 10 5/8% senior subordinated notes..................           709,521                  709,521
                                                                    ----------               ----------
  Total debt(3).............................................         2,526,500                2,449,500
Shareholder's equity(3).....................................         2,182,547                2,182,547
                                                                    ----------               ----------
Total capitalization........................................        $4,709,047               $4,632,047
                                                                    ==========               ==========

---------------

(1) Gives effect to the refinancing.

(2) On July 31, 2003, outstanding letters of credit utilized an additional $55.0 million of credit available under this facility, on a pro forma basis giving effect to the refinancing.

(3) For the purposes of calculating total debt under the indenture governing the notes, total debt is adjusted to exclude $27.8 million of non-recourse debt of unrestricted subsidiaries, but to include $55.0 million of letters of credit. Under Canadian GAAP, our total debt does not include the outstanding balance of the CMI notes ($744.7 million on July 31, 2003) issued by us to our direct parent in connection with the acquisition of our publishing assets. Rather, this amount is included in shareholder's equity and interest thereon (net of income taxes) is charged to retained earnings. This classification is permitted under Canadian GAAP because we have the option of paying all of our principal and interest obligations under the CMI notes with cash or shares. Under U.S. GAAP, the outstanding balance of the CMI notes is included under total debt and interest thereon is charged to earnings.

                             SELLING SECURITYHOLDER

     This prospectus is related to the offer and resale of up to US$41,880,457 principal amount of 10 5/8% series A senior subordinated notes due 2011 from time to time by an affiliate, CanWest Communications Corporation, whom we refer to as the selling securityholder. On May 17, 2001, we issued $60.7 million of our 10 5/8% Canadian dollar denominated senior subordinated notes due 2011 to the selling securityholder. On June 5, 2003, the selling securityholder converted approximately $56.1 million of these notes into US$41,880,457 of U.S. dollar denominated notes, which are being offered under this prospectus. The notes offered hereby are substantially identical to our existing senior subordinated notes. The notes rank pari passu in right of payment with our existing senior subordinated notes. As would be the case with any notes issued under the indenture governing our existing senior subordinated notes, the notes will be disregarded as though they were not outstanding in determining whether the holders of the required principal amount of our existing senior subordinated notes issued under that indenture have concurred in any declaration of acceleration, notice of default, direction, waiver or modification to that indenture so long as they are held by one of our affiliates, such as CanWest Communications Corporation. However, when held by any non-affiliate, the notes will be regarded as outstanding for such purposes, meaning the aggregate principal amount of all notes issued under that indenture and held by non-affiliates will be considered in determining any such required principal amount.

        Because the selling securityholder may offer all, some or none of the notes, no estimate as to the amount of the notes that will be held by the selling securityholder after this offering can be provided. The following table shows the name of the selling securityholder, the amount of notes that may be sold for its account pursuant to this prospectus and the percentage ownership of notes owned by the selling securityholder before this offering.

      NAME AND ADDRESS OF       AMOUNT OF NOTES OFFERED
     SELLING SECURITYHOLDER       BY THIS PROSPECTUS            PERCENTAGE OWNERSHIP OF NOTES

CanWest Communications             US$41,880,457                8.9%(1)
     Corporation
     31st Floor, TD Centre
     201 Portage Avenue
     Winnipeg, Manitoba
     Canada R3B 3L7

(1) Assumes that the Canadian dollar denominated portion of our existing senior subordinated notes were converted into U.S. dollar denominated notes at $0.75, the rate of exchange in effect at the time the notes offered by this prospectus were converted from Canadian dollar denominated notes to U.S. dollar denominated notes.

      The selling securityholder is controlled by Israel Asper, the Chairman of the Board of CanWest. As of September 15, 2003, Israel Asper beneficially owns (determined according to the rules of the SEC) 76,785,976 multiple voting shares of CanWest and 3,462,874 subordinate voting shares of CanWest, including 76,785,976 multiple voting shares and 3,462,874 subordinate voting shares owned by the selling securityholder and 246,359 subordinate voting shares owned indirectly by Mr. Asper through the Asper Foundation Inc. Accordingly, approximately 86% of the voting power of CanWest is controlled by Mr. Asper. Multiple voting shares are convertible into subordinate voting shares on a one-for-one basis at any time, subordinate voting shares are convertible into non-voting shares on a one-for-one basis at any time.

                            DESCRIPTION OF THE NOTES

      Please see Exhibit A for a description of the notes offered hereby.

                           MARKET PRICES OF THE NOTES

      In general, there has been limited trading of the notes and such trading has taken place primarily [in the over-the-counter market]. Prices and trading volumes of the notes in the over-the-counter market are not reported and can be difficult to monitor. Quotations for securities that are not widely traded, such as the notes, may differ from actual trading prices and should be viewed as approximations. You are urged to contact your broker with respect to current information regarding the notes.

                                TAX CONSEQUENCES

UNITED STATES INCOME TAX CONSEQUENCES

      The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes to purchasers of the notes that are U.S. Holders (as defined below) and that purchase the notes from the selling securityholder. This discussion is based on currently existing provisions of the Code, existing, temporary and proposed Treasury Regulations, and administrative and judicial interpretations of the Code and the Treasury Regulations, all as in effect or proposed on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or different interpretations. When we say the Code and the Treasury Regulations, we mean the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated under the Code, respectively. This discussion does not address the tax consequences to subsequent purchasers of notes and is limited to purchasers who hold the notes as capital assets, within the meaning of Section 1221 of the Code. This discussion is for general information only and does not address all of the tax consequences that may be relevant to you in light of your personal circumstances or if you are a financial institution, insurance company, tax-exempt entity, partnership or other passthrough entity, dealer in securities or a person who has hedged the risk of owning a note.

      YOU ARE URGED TO CONSULT WITH YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICABILITY OF ANY U.S. FEDERAL TAX LAWS OR ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND ANY CHANGES (OR PROPOSED CHANGES) IN APPLICABLE TAX LAWS OR INTERPRETATIONS OF THOSE TAX LAWS. THIS DISCUSSION APPLIES ONLY TO A PURCHASER OF U.S. DOLLAR DENOMINATED NOTES.

U.S. FEDERAL INCOME TAXATION OF U.S. HOLDERS

      In this prospectus, when we say "U.S. Holder," we mean a holder of a note that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any state of the United States (or the District of Columbia), (iii) an estate the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. fiduciaries has authority to control all substantial decisions of the trust or certain trusts that have elected to be treated as U.S. Holders.

INTEREST

      Interest paid on a note, including any Additional Amounts paid as a result of the imposition of Canadian withholding taxes (see " - Canadian Income Tax Considerations"), will be taxable to a U.S. Holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for U.S. federal income tax purposes.

      MARKET DISCOUNT AND PREMIUM

      A U.S. Holder that purchases a note at a price less than its stated principal amount would be treated for U.S. federal income tax purposes as having purchased the note with market discount, subject to a de minimis exception. In the case of a note having market discount, a U.S. Holder will be required to treat any partial principal payment received with respect to, and any gain recognized upon the sale or other disposition of, such note as ordinary income to the extent of the market discount that accrued while such U.S. Holder held the note, unless such U.S. Holder elects to include market discount annually in gross income as the market discount accrues over time (on a ratable basis or, at the election of the U.S. Holder, a constant yield basis). Such election, once made, is irrevocable. In addition, a U.S. Holder that holds a note with market discount, and that does not elect to accrue market discount into gross income over time, may be required to defer the deduction of interest expense incurred or continued to purchase or carry the note.

      Furthermore, if a note is purchased by a U.S. Holder with a more than de minimis market discount and is subsequently disposed of in a transaction that is nontaxable in whole or in part (other than certain transactions described in Section 1276(d) of the Code), accrued market discount will be includible in gross income as ordinary income as if such U.S. Holder had sold the note at its then fair market value in a taxable disposition.

      A U.S. Holder that purchases a note for an amount in excess of its stated principal amount may elect to treat the excess as "amortizable bond premium," in which case the amount required to be included in the U.S. Holder's gross income each year with respect to interest on the note will be reduced by the amount of amortizable bond premium allocable (based on the note's yield to maturity) to that year. Any election to amortize bond premium will apply to all notes held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder and is irrevocable without consent of the Internal Revenue Service, or the IRS.

      SALE OR OTHER DISPOSITION

      Upon the sale, redemption, retirement at maturity or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest that has not previously been included in the holder's income, which amounts will be taxable as ordinary income) and such U.S. Holder's tax basis for the note. A U.S. Holder's tax basis for the note generally will equal the holder's cost of the note, increased by any market discount included by the holder in income, and reduced by any principal payments received by such U.S. Holder.


      Gain or loss recognized on the disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of such disposition, the note had been held for more than one year. In the case of a U.S. Holder who is an individual, a maximum capital gains rate of 15% will apply if the note will have been held for more than one year. The deductibility of capital losses is subject to limitations under the Code.

      FOREIGN TAX CREDIT CONSIDERATIONS

      Interest (including Additional Amounts) will constitute income from sources outside the United States for U.S. foreign tax credit purposes. Payment of interest on the notes will not be subject to Canadian withholding tax. See "
- Canadian Income Tax Considerations." If, however, the cash interest payments on the notes become subject to Canadian withholding taxes, U.S. Holders will be treated as having actually received the amount of such taxes withheld and as having paid such amount to the Canadian taxing authorities. As a result, the amount of interest income included in gross income by a U.S. Holder will generally be greater than the amount of cash actually received by the U.S. Holder from us with respect to such interest income. A U.S. Holder may be able, subject to generally applicable limitations, to claim a foreign tax credit or take a deduction for Canadian withholding taxes imposed on interest payments (including Additional Amounts). Interest income (including Additional Amounts) generally will constitute "passive income" or "financial services income" for foreign tax credit purposes. If, however, Canadian withholding tax is imposed at a rate of 5% or more, that income will constitute "high withholding tax interest." Gain or loss on the sale, redemption, retirement at maturity or other taxable disposition of a note will generally constitute U.S. source income or loss for U.S. foreign tax credit purposes.

      BACKUP WITHHOLDING AND INFORMATION REPORTING

      Backup withholding and information reporting requirements may apply to certain payments of principal, premium, if any, and interest on a note and to proceeds of the sale or other disposition of a note before maturity. We, or our agents or a broker, as the case may be, will be required to withhold from any payment that is subject to backup withholding a tax (currently at the rate of 28%) if a U.S. Holder fails to furnish its taxpayer identification number (social security or employer identification number), certify that such number is correct, certify that such U.S. Holder is not subject to backup withholding or otherwise comply with the applicable requirements of the backup withholding rules. Certain U.S. Holders, including all corporations, are not subject to backup withholding and information reporting requirements. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

CANADIAN INCOME TAX CONSIDERATIONS

     The following summarizes the principal Canadian federal income tax considerations as of the date hereof under the Canadian Tax Act, the Regulations and the administrative practice of the CCRA generally applicable to a holder of notes who acquires notes hereunder and who is a Non-Resident Holder. When we say the "Canadian Tax Act," "the Regulations" and the "CCRA," we mean the Income Tax Act (Canada), the regulations adopted under the Canadian Tax Act and the Canada Customs and Revenue Agency, respectively. When we say "Non-Resident Holder," we mean a holder who, for purposes of the Canadian Tax Act, deals at arm's length with us, is not affiliated with us, is not, and is not deemed to be a resident of Canada and who does not use or hold, and is not deemed to use or hold, the notes in the course of carrying on a business in Canada and, in the case of a person who carries on an insurance business in Canada and elsewhere, establishes that the notes are not "designated insurance property" and are not effectively connected with such insurance business carried on in Canada.

     This summary is based on the provisions of the Canadian Tax Act in force on the date hereof and the Regulations, proposed amendments to the Canadian Tax Act and the Regulations publicly announced prior to the date of this prospectus by the federal Minister of Finance and the current published administrative practices and assessing policies of the CCRA. This summary does not otherwise take into account or anticipate any other changes in law or administrative practice, whether by legislative, governmental or judicial action, nor does it take into account provincial or foreign income tax considerations.

     THIS SUMMARY OF CANADIAN FEDERAL INCOME TAX CONSIDERATIONS IS OF A GENERAL NATURE ONLY AND IS NOT, AND SHOULD NOT BE CONSTRUED TO BE, ADVICE TO YOU. YOU SHOULD CONSULT WITH YOUR TAX ADVISORS FOR ADVICE REGARDING THE INCOME TAX CONSIDERATIONS APPLICABLE TO YOU.

     The payment by us of interest, principal or premium on the notes to a Non-Resident Holder will be exempt from Canadian withholding tax.

     No other tax on income (including taxable capital gains) will be payable by a Non-Resident Holder under the Canadian Tax Act in respect of the holding, sale or redemption of the notes or the receipt from us of interest, principal or premium thereon.

      EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC CONSEQUENCES TO SUCH INVESTOR OF INVESTING IN THE NOTES.

                         CANADIAN TRANSFER RESTRICTIONS

      A prospectus has not been filed under the securities laws of any Province or Territory of Canada to qualify the resale of the notes in such jurisdictions. The notes may not be sold, directly or indirectly, in Canada or to or for the account of any resident of Canada in contravention of the applicable securities laws of any Province or Territory of Canada. Accordingly, any resale of the notes in Canada to or for the account of any resident of Canada must be made (i) through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements of applicable securities laws; and
(ii) in accordance with, or pursuant to an exemption from, the prospectus requirements of such laws, which vary depending on the Province or Territory. We are not a "reporting issuer" in any Province or Territory of Canada. Purchasers of the notes are advised to consult their own legal advisors prior to any resale of the notes.

                             PLAN OF DISTRIBUTION

      We are registering the notes covered by this prospectus to permit the selling securityholder to conduct public secondary trading of the notes from time to time after the date of this prospectus. We have agreed to bear all expenses, other than underwriting discounts and commissions, in connection with the registration and sale of the notes covered by this prospectus.

      We will not receive any of the proceeds from the offering of the notes by the selling securityholder. We have been advised by the selling securityholder that it may sell all or a portion of the notes beneficially owned by it and offered hereby from time to time:

      -     directly; or

      - through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts or commissions from the selling securityholder or from the purchasers of the notes for whom they may act as agent.

      The notes may be sold from time to time in one or more transactions at:

      -     fixed prices, which may be changed;

      -     prevailing market prices at the time of sale;

      -     varying prices determined at the time of sale; or

      -     negotiated prices.

These prices will be determined by the holder of the securities or by agreement between that holder and underwriters or dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling securityholder from the sale of the notes offered by it hereby will be the purchase price of the notes less discounts and commissions, if any.

      The sales described in the preceding paragraph may be effected in transactions:

      - on any national securities exchange or quotation service on which the notes may be listed or quoted at the time of sale;

      -     in the over-the-counter market;

      - in transactions other than on a national securities exchange or quotation service or in the over-the-counter market; or

      -     through the writing of options.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

      In connection with sales of the notes, the selling securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the notes, short and deliver notes to close out the short positions, or loan or pledge notes to broker-dealers that in turn may sell the notes.

      To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholder and any underwriter, broker-dealer or agent regarding the sale of the notes by the selling securityholder. The selling securityholder may not sell any, or may not sell all, of the notes offered by it pursuant to this prospectus. In addition, we cannot assure you that the selling securityholder will not transfer, devise or gift the notes by other means not described in this prospectus. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

      The selling securityholder and any broker and any broker-dealers, agents or underwriters that participate with the selling securityholder in the distribution of the notes may be deemed to be "underwriters" within the meaning of the Securities Act. In this case, any commissions received by these broker-dealers, agents or underwriters and any profit on the resale of the notes purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any profits realized by the selling securityholder may be deemed to be underwriting commissions.

      We sold the notes to the selling securityholder in May 2001 in a transaction exempt from the registration requirements of the Securities Act pursuant to Regulation S under the Securities Act. We have agreed to indemnify the selling securityholder, its officers, directors and employees, any underwriter for the selling securityholder and each person, if any, who controls the selling securityholder or any underwriter for the selling securityholder within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act or applicable Canadian securities laws. The selling securityholder has agreed to indemnify us and each of our officers, directors, employees and each person, if any, who controls us within the meaning of either Section 15 of the Securities Act, Section 20 of the Exchange Act or applicable Canadian securities laws.

      The selling securityholder and any other person participating in a distribution will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the notes by the selling securityholder and any such other person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of the notes to engage in market-marking activities with respect to the particular notes being distributed for a period of up to five business days prior to the commencement of the distribution. This may affect the marketability of the notes and the ability of any person or entity to engage in market-making activities with respect to the notes.

                      ENFORCEABILITY OF CIVIL LIABILITIES

     We are governed by the federal laws of Canada. Substantially all of our directors, controlling persons and officers, as well as certain of the experts named in this prospectus, are residents of Canada or other jurisdictions outside of the United States and all or a substantial portion of their assets and all or a substantial portion of our assets are located outside of the United States. We have agreed, in accordance with the terms of the indenture under which the notes were issued, to accept service of process in any suit, action or proceeding with respect to the indenture or the notes brought in any federal or state court located in New York City by an agent designated for such purpose, and to submit to the jurisdiction of such courts in connection with such suits, actions or proceedings. However, it may be difficult for holders of the notes to effect service within the United States upon directors, officers and experts who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under U.S. federal securities laws. We have been advised by Osler, Hoskin & Harcourt LLP, our Canadian counsel, that there is doubt as to the enforceability in Canada against us or against our directors, officers and experts who are not residents of the United States, in original actions or in actions for enforcement of judgments of courts of the United States, of liabilities predicated solely upon U.S. federal securities laws.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains forward-looking statements. Whenever a statement is not simply a statement of historical fact (such as a statement that includes the words "believe," "expect," "anticipate," "estimate," "project," and other similar expressions), our expectations may not be correct, even though we believe on the date of this prospectus that they are reasonable. We do not guarantee that the transactions and events described in this prospectus will happen as described (or that they will happen at all). Read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update these forward-looking statements, even though our situation may change in the future, except as required by law.

     Whether actual results will conform with our present expectations and predictions is subject to a number of risks and uncertainties including, without limitation, the following risk factors and the other risk factors discussed in this prospectus:

     - our outstanding indebtedness and our leverage;

     - our ability to incur substantially more indebtedness;

     - restrictions imposed by the terms of our indebtedness;

     - our ability to successfully implement our business and operating strategies;

     - our ability to effectively manage our growth; and

     - the highly competitive nature of the industry in which we operate.

                                 EXCHANGE RATES

     The following table sets forth, for the periods indicated, the average, high, low and end of period exchange rates between U.S. dollars and Canadian dollars based on the noon rates of exchange as reported by the Bank of Canada expressed in U.S. dollars per Cdn$1.00. On September 25, 2003, the noon rate was Cdn$1.00 equals US$0.7423.

YEAR ENDED                                      AVERAGE(1)    HIGH     LOW     PERIOD END
----------                                      ----------   ------   ------   ----------
August 31, 2003...............................    0.6944     0.7495   0.6350     0.7220
August 31, 2002...............................    0.6358     0.6618   0.6199     0.6415
August 31, 2001...............................    0.6539     0.6787   0.6334     0.6461
August 31, 2000...............................    0.6805     0.6969   0.6629     0.6793
August 31, 1999...............................    0.6643     0.6891   0.6423     0.6682

NINE MONTHS ENDED                               AVERAGE(1)    HIGH     LOW     PERIOD END
----------------                                ----------   ------   ------   ----------
May 31, 2003.............................         0.6579     0.7437   0.6273     0.7295
May 31, 2002.............................         0.6329     0.6547   0.6199     0.6547

THREE MONTHS ENDED                              AVERAGE(1)    HIGH     LOW     PERIOD END
------------------                              ----------   ------   ------   ----------
May 31, 2003.............................         0.6944     0.7437   0.6708     0.7295
May 31, 2002.............................         0.6369     0.6547   0.6252     0.6547

MONTH ENDED                                     AVERAGE(2)    HIGH     LOW     PERIOD END
-----------                                     ----------   ------   ------   ----------
August 31, 2003...............................    0.7143     0.7228   0.7093     0.7220
July 31, 2003.................................    0.7239     0.7267   0.7207     0.7106
June 30, 2003.................................    0.7395     0.7422   0.7358     0.7378
May 31, 2003..................................    0.7230     0.7404   0.7047     0.7037
April 30, 2003................................    0.6857     0.6976   0.6775     0.6976
March 31, 2003................................    0.6773     0.6823   0.6708     0.6860

---------------

(1) The average of the exchange rates on the last day of each month during the applicable period.

(2) The average of the exchange rates for all days during the applicable month.

     CANADA HAS NO SYSTEM OF EXCHANGE CONTROLS. THERE ARE NO CANADIAN RESTRICTIONS ON THE REPATRIATION OF CAPITAL OR EARNINGS OF A CANADIAN COMPANY TO NON-RESIDENT INVESTORS. THERE ARE NO LAWS OF CANADA OR EXCHANGE RESTRICTIONS AFFECTING THE REMITTANCE OF DIVIDENDS, INTEREST, ROYALTIES OR SIMILAR PAYMENTS TO NON-RESIDENT HOLDERS OF OUR SECURITIES.

     In this prospectus, "Cdn$" or "$" means Canadian dollars, and "US$" means U.S. dollars.

     On September 25, 2003, the Bank of Canada noon rate for Canadian dollars was US$0.7423 per Cdn$1.00.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us by Kaye Scholer LLP, New York, New York (concerning matters of U.S. law), Osler, Hoskin & Harcourt LLP, Toronto, Ontario (concerning matters of the laws of the Province of Ontario and the federal laws of Canada applicable therein), Russell McVeagh, New Zealand (concerning matters of New Zealand law), Fasken Martineau DuMoulin LLP, Montreal, Quebec, Canada (concerning matters of the laws of the Province of Quebec and the federal laws of Canada applicable therein), Pitblado, Winnipeg, Manitoba, Canada (concerning matters of the laws of the Province of Manitoba and the federal laws of Canada applicable therein), Nauta Dutilh, Rotterdam, The Netherlands (concerning matters of the laws of The Netherlands), Torys LLP, Toronto, Ontario, Canada (concerning matters of the laws of the Province of Ontario and the laws of Canada applicable therein) and Chancery Chambers, Bridgetown, Barbados (concerning matters of Barbados law). Partners of Kaye Scholer LLP, Osler, Hoskin & Harcourt LLP, Russell McVeagh, Fasken Martineau DuMoulin LLP, Pitblado, Nauta Dutilh, Torys LLP and Chancery Chambers own less than 1% of the outstanding subordinate voting shares and non-voting shares of CanWest.

                          INDEPENDENT PUBLIC AUDITORS

     Our audited consolidated financial statements as of August 31, 2002 and 2001 and for each of the three years in the period ended August 31, 2002 which are incorporated herein by reference have been audited by PricewaterhouseCoopers LLP, independent accountants, Winnipeg, Canada, as stated in their report incorporated herein by reference.

     We have also incorporated herein by reference the audited consolidated financial statements of the Ten Group Pty Limited as of August 31, 2002 and 2001 and for the each of the three years in the period ended August 31, 2002, which have been audited by PricewaterhouseCoopers, independent accountants, Sydney, Australia, as stated in their report incorporated herein by reference.

     With respect to our unaudited financial information for the three and nine month period ended May 31, 2003 and for the three and six month period ended February 28, 2003 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated July 17, 2003 appearing in our Report of Foreign Private Issuer on Form 6-K submitted on August 11, 2003, and April 4, 2003, except for the revision to Notes 1 (c) and 7 which are as of June 6, 2003, appearing in our Report of Foreign Private Issuer on Form 6-K/A submitted July 2, 2003 and our Report of Foreign Private Issuer on Form 6-K submitted May 12, 2003 are not incorporated by reference into this document as their report was prepared for purposes other than this registration statement as noted in their report. Further, their report states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed a registration statement on Form F-3 with the SEC with respect to the notes offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement or the exhibits and schedules that are part of the registration statement. For further information regarding us and the notes being offered, you should review the registration statement and the exhibits filed as a part of the registration statement. The exhibits to the registration statement should be referenced for the complete contents of those contracts and documents. The registration statement, including the exhibits, and the annual and current reports and other information we file with the SEC, may be inspected without charge at the public reference facilities maintained by the SEC in Room 1024, 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of all or any part of the registration statement may be obtained from this office after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The registration statement is also available to you on the SEC's website at www.sec.gov.

      We are a foreign private issuer as defined in Rule 405 of the Securities Act. As a foreign private issuer, we are exempt from the rules and regulations under the Securities Exchange Act of 1934, as amended, prescribing certain disclosure and procedural requirements for proxy solicitations and, with respect to the purchases and sales of our securities, our officers, directors and principal shareholders are exempt from the reporting and "short swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules and regulations thereunder. We have agreed to furnish to holders of notes upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. We have also agreed that, for so long as any notes remain outstanding, if (1) CanWest is required to file periodic reports with the SEC under the Exchange Act and is in compliance with such requirements and (2) we are required to make publicly available periodic reports at least quarterly and annually under applicable Canadian law and we file such reports on the SEDAR(R) system or any successor system, then we will furnish to the holders of notes within the time periods specified in the applicable rules and regulations, all such periodic reports so required to be made publicly available. If either we or CanWest do not file the above noted periodic reports, we will furnish to the holders of notes within the time periods specified in the SEC's rules and regulations all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 20-F, 40-F and 6-K, if we were required to file such forms, and we will file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing that does not contain all the information required by the SEC's rules and regulations) and make such information available to prospective investors upon request. All of the reports required as described in this paragraph will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our chartered accountants. CanWest's Exchange Act file number is 1-14148. Our Exchange Act file number is 333-13878.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We are incorporating by reference into this prospectus certain information that we file with the SEC, which means that we are disclosing to you important information about us and our financial condition not contained in this prospectus by referring you to those documents that are considered part of this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

      - Our Annual Report on Form 20-F for the fiscal year ended August 31, 2002, filed on February 28, 2003, as amended by our Annual Report on Form 20-F/A filed on June 19, 2003;

      - Our Report of Foreign Private Issuer on Form 6-K submitted May 12, 2003, as amended by our Foreign Private Issuer Report on Form 6-K/A submitted July 2, 2003; and

      - Our Report of Foreign Private Issuer on Form 6-K submitted August 11, 2003.

      All documents that we will file with or submit to the SEC under the Exchange Act on Form 20-F and on Form 6-K which specifically state that they are intended to be incorporated by reference after the date of this prospectus and prior to the termination of any offering of securities offered by this prospectus shall be deemed to be incorporated by reference in, and to be a part of, this prospectus from the date such documents are filed. Our file number for documents filed under the Exchange Act is 333-13878. We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated documents. Requests should be directed to:

                               CanWest Media Inc.
                              31st Floor, TD Centre
                               201 Portage Avenue
                       Winnipeg, Manitoba, Canada R3B 3L7
                                 (204) 956-2025
                            Attention: Leonard J. Asper

      Any statement contained in this prospectus or in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded to the extent that such statement is made in any subsequently filed document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

                                   EXHIBIT A

                            DESCRIPTION OF THE NOTES

     This prospectus is related to the offer and resale of up to US$41.9 million principal amount of 10 5/8% series A senior subordinated notes due 2011 from time to time by the selling securityholder. On May 17, 2001, we issued $60.7 million of our Canadian dollar denominated 10 5/8% senior subordinated notes due 2011 to the selling securityholder. On June 5, 2003, the selling securityholder converted $56.1 million of these notes into US$41.9 million of U.S. dollar denominated notes, which are being offered under this prospectus. The notes offered hereby are substantially identical to our existing senior subordinated notes.

     The following is a description of our existing senior subordinated notes and the notes, and references to the "notes" set forth below refer to the notes and our existing senior subordinated notes (including the remaining Cdn$4.6 million 10 5/8% series A senior subordinated notes due 2011 which have not, as of the date hereof, been converted into U.S. dollar denominated notes).

     The notes were issued under an indenture, dated as of May 17, 2001, by and among the Guarantors, The Bank of New York, as trustee, and us, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the indenture. We have received an order exempting us from the provisions of the Canada Business Corporations Act, or the CBCA, including those provisions governing trust indentures. The following is a summary of the material terms and provisions of the notes. This summary does not purport to be a complete description of the notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the notes and the indenture (including the definitions contained therein). Because this is a summary, we urge you to read the indenture and the relevant portions of the Trust Indenture Act because they, and not this description, define your rights as holders of the notes. Definitions relating to certain capitalized terms are set forth under "-- Certain Definitions." Capitalized terms that are used but not otherwise defined herein have the meanings ascribed to them in the indenture and such definitions are incorporated herein by reference. In this description, the words "we," "our" and "us" refer only to CanWest Media Inc., a corporation formed under the federal laws of Canada, and not any of our Subsidiaries.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

The Notes

The notes:

-  are our general unsecured obligations;
- are subordinated in right of payment to all of our existing and future Senior Indebtedness;
- are senior in right of payment to any of our future subordinated Indebtedness; and
-  are unconditionally Guaranteed by the Guarantors.

The Guarantees

Substantially all of our present and future Restricted Subsidiaries have jointly and severally Guaranteed the notes.

The Guarantees of the notes:

-  are general unsecured obligations of each Guarantor;
- are subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor; and
- are senior in right of payment to any future subordinated Indebtedness of each Guarantor.

     On May 31, 2003, we and the Guarantors had total Senior Indebtedness of approximately $2,472.8 million, on a pro forma basis giving effect to the refinancing. As indicated above and as discussed in detail below under "-- Subordination," payments on the notes and under the Guarantees will be subordinated to the payment of Senior Indebtedness. The indenture permits us and the Guarantors to incur additional Senior Indebtedness.

     As of the date of the indenture, not all of our Subsidiaries were "Restricted Subsidiaries." In addition, under the circumstances described below in the definition of "Unrestricted Subsidiary," we are permitted to designate certain of our Subsidiaries, including Restricted Subsidiaries, as "Unrestricted Subsidiaries." Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the indenture. Unrestricted Subsidiaries do not Guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-Guarantor Subsidiaries, these non-Guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their remaining assets to us. The Guarantors generated 96% of our consolidated revenue in the year ended August 31, 2002 and held 99% of our consolidated assets on August 31, 2002. See note 21 to our annual consolidated financial statements for more detail about the division of our consolidated revenue and assets between the Guarantors and the non-Guarantor Subsidiaries.

PRINCIPAL, MATURITY AND INTEREST

     The notes are limited in aggregate principal amount to US$725.0 million, of which US$425.0 million in aggregate principal amount of notes were issued on May 17, 2001. Additional notes in an aggregate principal amount of up to US$300.0 million may be issued from time to time up to and including May 14, 2006, subject to the limitations set forth below under "-- Material Covenants -- Limitation on Additional Indebtedness." In addition and without regard to the foregoing limitations, we issued $60.7 million of Canadian dollar denominated notes, and the U.S. dollar denominated notes issuable in exchange therefor have been and maybe issued under the same indenture as the notes.

     The notes will mature on May 15, 2011. The notes will bear interest at a rate of 10 5/8% per annum from the Issue Date until maturity. Interest is payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 2001, to holders of record of the notes at the close of business on the immediately preceding May 1 and November 1, respectively.

OPTIONAL REDEMPTION

     The notes are redeemable at our option, in whole at any time or in part from time to time, on or after May 15, 2006 at the following redemption prices (expressed as percentages of the principal amount thereof), together, in each case, with accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on of each year listed below:

YEAR                                                        PERCENTAGE
----                                                        ----------
2006....................................................     105.313%
2007....................................................     103.542%
2008....................................................     101.771%
2009 and thereafter.....................................     100.000%

     Notwithstanding the foregoing, we may redeem in the aggregate up to 35% of the original principal amount of the notes at any time and from time to time prior to May 15, 2004 at a redemption price equal to 110.625% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the redemption date, out of the net cash proceeds of one or more Equity Offerings; provided that at least 65% of the principal amount of the notes originally issued shall remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Equity Offering.

     In the event of a redemption of fewer than all of the notes, the trustee shall select the notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed or, if such notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the trustee shall deem fair and equitable. The notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption as long as sufficient funds to effect such redemption are deposited by us or on our behalf with the paying agent.

SUBORDINATION

     The indebtedness represented by the notes is, to the extent and in the manner provided in the indenture, subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness. The holders of our Senior Indebtedness will be entitled to receive payment in full of all amounts due on or in respect of all of our Senior Indebtedness before the holders of notes are entitled to receive or retain any payment of any kind on the notes (other than a payment in the form of Permitted Junior Securities or from the trust described under the subheading "-- Defeasance and Covenant Defeasance") in the event of any distribution to our creditors in any:

     (1) bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or to our assets;

     (2)   liquidation or dissolution or other winding-up of us;

     (3)   assignment for the benefit of our creditors; or

     (4)   marshalling of our assets or liabilities.

     We also may not make any payment in respect of the notes (other than a payment in the form of Permitted Junior Securities or from the trust described under the subheading "-- Defeasance and Covenant Defeasance") if:

     (1) a Payment Default on Designated Senior Indebtedness occurs and is continuing and the trustee receives a written notice of such Payment Default from the holder or the representative of the holders of such Designated Senior Indebtedness; or

     (2) any Non-Payment Default occurs and is continuing on Designated Senior Indebtedness and the trustee receives a written notice of such Non-Payment Default (a "Payment Blockage Notice") from the holder or the representative of the holders of such Designated Senior Indebtedness.

     Payments on the notes must be resumed:

     (1) in the case of a Payment Default, upon the date on which such Payment Default is cured, waived in writing or otherwise ceases to exist; and

     (2) in case of a Non-Payment Default, on the earlier of the date on which such Non-Payment Default is cured, waived in writing or otherwise ceases to exist and 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Indebtedness has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

     (1) 360 days have elapsed since the effectiveness of the immediately preceding Payment Blockage Notice; and

     (2) all scheduled payments of principal, premium and interest on the notes that have come due have been paid in full in cash.

     No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the trustee may be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been waived for a period of not less than 90 days.

     When the payment blockages described above are no longer in effect, we must resume making any and all required payments on the notes, including any missed payments. If we fail to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions, such failure would constitute an Event of Default under the indenture and would enable the holders of notes to accelerate the maturity thereof. For additional information, see "-- Events of Default."

     Each Guarantee will, to the extent set forth in the indenture, be subordinated in right of payment to the prior payment of all Senior Indebtedness of the respective Guarantor and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate payment blockage periods, upon terms substantially similar to the subordination provisions of the notes described above.

     A holder of notes by its acceptance of such notes agrees to be bound by such provisions and authorizes and expressly directs the trustee, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the indenture and appoints the trustee its attorney-in-fact for such purpose.

     As a result of the subordination provisions described above, in the event of a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our assets, liquidation, distribution or other winding up of us, assignment for the benefit of our creditors or marshalling of our assets, holders of notes may recover less ratably than our creditors who are holders of Senior Indebtedness. For additional information, see "Risk Factors."

ADDITIONAL AMOUNTS

     All payments made by us under or with respect to the notes or any Guarantor with respect to its Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes, unless we or such Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If we or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the notes, we or such Guarantor will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of notes (including Additional Amounts) after such withholding or deduction (including any deduction or withholding in respect of Additional Amounts) will not be less than the amount the holder of notes would have received if such

Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a holder of notes (to the extent any of the following exceptions apply, an "Excluded Holder") (i) with which we or such Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment, (ii) which is subject to the Taxes at issue by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere acquisition, holding or disposition of the notes or the receipt of payments thereunder or, in the case of Taxes imposed by a Taxing Authority outside of Canada, a holder that is subject to the jurisdiction of such Taxing Authority other than by reason of its mere acquisition, holding or disposition of the notes or the receipt of payments thereunder, (iii) which presents any note for payment of principal more than 60 days after the later of (x) the date on which payment first became due and (y) if the full amount payable has not been received by the trustee on or prior to such due date, the date on which, the full amount payable having been so received, notice to that effect shall have been given to the holders of notes by the trustee, except to the extent that such holder of notes would have been entitled to such Additional Amounts on presenting such note for payment on the last day of the applicable 60-day period, (iv) which failed to duly and timely comply with a timely request of us to provide information, documents or other evidence concerning such holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such holder of notes but for this clause (iv), (v) on account of any estate, inheritance, gift, sales, transfer or other similar Tax, (vi) which is a fiduciary, a partnership or not the beneficial owner of any payment on a note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the holder of such note or (vii) any combination of the foregoing numbered clauses of this proviso. We and the Guarantors will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We and the Guarantors will furnish to the trustee, or cause to be furnished to the trustee, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by us or any such Guarantor in such form as is provided in the normal course by the taxing authority imposing such Taxes and as is reasonably available to us or any such Guarantor, as the case may be. The trustee shall make such evidence available upon the written request of any holder of notes that are outstanding on the date of any such withholding or deduction.

     We and the Guarantors will indemnify and hold harmless each holder of notes (other than an Excluded Holder) and, upon written request of any holder of notes (other than an Excluded Holder), reimburse such holder for the amount of (i) any such Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes held by such holder (including payments under this clause (i)); and (ii) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (i), so that the net amount received by such holder after such reimbursement will not be less than the net amount such holder would have received if Taxes on such reimbursement had not been imposed.

     At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if we or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, we or such Guarantor will deliver to the trustee an officers' certificate stating the fact that such Additional Amounts will be payable and specifying the amounts so payable and will set forth such other information necessary to enable the trustee to pay such Additional Amounts to holders of notes on the payment date. Whenever in the indenture or in this "Description of the Notes" there is mentioned, in any context, principal, premium, if any, interest or any other amount payable under or with respect to any note, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

     For a discussion of [the exemption from] Canadian withholding taxes applicable to payments under or with respect to the notes, see "Tax Consequences -- Canadian Income Tax Considerations.'' In the event that we or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the notes, Additional Amounts as a result of certain changes affecting Canadian withholding tax laws, we may redeem all, but not less than all, of the notes at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date.

TAX REDEMPTION

     The notes will be redeemable, in whole but not in part, at our option, upon not less than 30 nor more than 60 days' prior written notice mailed by first class mail to each holder of notes at its address appearing on the register maintained by the registrar of the notes, at 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, if we or any Guarantor is or would become obligated to pay, on the next date on which any amount would be payable with respect to the notes as the case may be, any Additional Amounts pursuant to the provisions set forth above in "-- Additional Amounts" as a result of a change in, or amendment to, the laws (or any regulation or rulings promulgated thereunder) of any Taxing Authority, or any change in, or amendment to, any administrative or other official position regarding the application or interpretation of such laws, regulations or rulings (including, without limitation, a ruling by a court of competent jurisdiction), which change or amendment is announced on or after the Issue Date; provided that we or such Guarantor determines, in our business judgment, that the obligation to pay such Additional Amounts cannot be avoided by the use of reasonable measures available to us or such Guarantor (not including substitution of the obligor under the notes). No such notice of redemption may be given later than 180 days after we first become liable to pay any Additional Amounts as a result of such change or amendment.

MATERIAL COVENANTS

     Set forth below are the material covenants which are contained in the indenture. During any period of time that (i) the ratings assigned to the notes by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default has occurred and is continuing under the indenture, we and our Restricted Subsidiaries will not be subject to the provisions of the indenture described below under "-- Limitation on Additional Indebtedness," "-- Limitation on Restricted Payments," "-- Limitation on Transactions with Affiliates," "-- Limitation on Certain Asset Sales," "-- Limitation on Disqualified Capital Stock of Restricted Subsidiaries," "-- Limitation on Capital Stock of Restricted Subsidiaries," "-- Limitation on Sale and Lease-Back Transactions" and clause
(3) of "-- Merger, Consolidation and Sale of Assets" (collectively, the "Suspended Covenants"). In the event that we and our Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the notes for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraw their ratings or downgrade the ratings assigned to such notes below the required Investment Grade Ratings, then we and each of our Restricted Subsidiaries (except to the extent that any such Restricted Subsidiary is not subject to such covenant pursuant to the terms thereof) will thereafter again be subject to the Suspended Covenants for the benefit of such notes and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under "-- Limitation on Restricted Payments" as if such covenant had been in effect during the entire period of time from the date of the indenture.

  LIMITATION ON ADDITIONAL INDEBTEDNESS

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that, if no default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness, we or any of our Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, our Consolidated Leverage Ratio is less than 6.25 to 1; provided, further, that in no event shall the aggregate principal amount of all Indebtedness of our Restricted Subsidiaries that are not also Guarantors incurred in reliance on this paragraph, when taken together (without duplication) with the aggregate principal amount of all Permitted Indebtedness of our Restricted Subsidiaries that are not also Guarantors, at any one time outstanding exceed $50.0 million.

     Notwithstanding the foregoing, we and our Restricted Subsidiaries may incur Permitted Indebtedness; provided that such Person will not incur any Permitted Indebtedness that ranks junior in right of payment to the notes that has a maturity or mandatory sinking fund payment prior to the maturity of the notes; provided, further, that in no event shall the aggregate principal amount of all Permitted Indebtedness of our Restricted Subsidiaries that are not also Guarantors, when taken together (without duplication) with the aggregate principal amount of all Indebtedness of our Restricted Subsidiaries that are not also Guarantors incurred in reliance on the immediately preceding paragraph, at any one time outstanding exceed $50.0 million.

     Notwithstanding any other provision of this "-- Limitation on Additional Indebtedness" covenant, the accrual of interest, accretion of accreted value of discount Indebtedness and payments of interest in the form of additional subordinated Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant, and the maximum amount of Indebtedness that we or a Restricted Subsidiary may incur pursuant to this "-- Limitation on Additional Indebtedness" covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of this covenant, we shall, in our sole discretion at the time such Indebtedness is incurred, classify, and may from time to time reclassify, such Indebtedness (or part thereof) in any manner that complies with this covenant and such Indebtedness (or part thereof) shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof, and such Indebtedness may be divided and classified in more than one of such classifications.

  LIMITATION ON OTHER SENIOR SUBORDINATED INDEBTEDNESS

     We will not, and will not permit any Guarantor to, directly or indirectly, incur, contingently or otherwise, any Indebtedness (other than the notes and the Guarantees, as the case may be) that is both

     (1) subordinate in right of payment to any of our Senior Indebtedness or such Guarantor, as the case may be; and

     (2) senior in right of payment to the notes or the Guarantee of such Guarantor, as the case may be.

     For purposes of this covenant, Indebtedness is deemed to be senior in right of payment to the notes or a Guarantee, as the case may be, if it is not explicitly subordinated in right of payment to any of our Senior Indebtedness or the Senior Indebtedness of such Guarantor, as the case may be, at least to the same extent as the notes and the Guarantee of such Guarantor, as the case may be, are subordinated to such Senior Indebtedness.

  LIMITATION ON RESTRICTED PAYMENTS

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless:

     (a) no default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

     (b) immediately after giving pro forma effect to such Restricted Payment, we could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "-- Limitation on Additional Indebtedness"; and

     (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of our Cumulative EBITDA minus 1.4 times our Cumulative Consolidated Interest Expense; plus
           (2) 100% of the aggregate Net Proceeds received by us from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of us issued to any of our Subsidiaries) of us or any Indebtedness or other securities of us convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of us which have been so converted, exercised or exchanged, as the case may be; plus (3) without duplication of any amounts included in clause (c)(2) above, 100% of the aggregate Net Proceeds received by us from any equity contribution from a holder of our Capital Stock, excluding, in the case of clauses (c)(2) and (3), any Net Proceeds from an Equity Offering to the extent used to redeem the notes; plus (4) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of: (x) the return of capital with respect to such Investment and (y) the amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment; plus (5) so long as the Designation Amount thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the provisions of the indenture, our proportionate interest in an amount equal to the excess of (x) the total assets of such Subsidiary, valued on an aggregate basis at fair market value, over (y) the total liabilities of such Subsidiary, determined in accordance with GAAP (and provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation). For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     The provisions of this covenant shall not prohibit:

     (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the indenture;

     (2) the repurchase, redemption or other acquisition or retirement of any shares of our Capital Stock or Indebtedness subordinated to the notes by conversion into, or by or in exchange for, shares of our Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to one of our Subsidiaries) of other shares of our Capital Stock (other than Disqualified Capital Stock); provided, however, that any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares or Indebtedness is excluded from clause (c)(2) of the preceding paragraph (and was not included therein at any time);

     (3) the repurchase, redemption, repayment, retirement, defeasance or other acquisition for value of our Indebtedness subordinated to the notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, our Indebtedness (other than any Indebtedness owed to a Subsidiary) that is Refinancing Indebtedness;

     (4) the retirement of any shares of our Disqualified Capital Stock by conversion into, or by exchange for, shares of our Disqualified Capital Stock, or out of the Net Proceeds of the substantially concurrent sale (other than to one of our Subsidiaries) of other shares of our Disqualified Capital Stock; provided, however, that any such Net Proceeds or the value of any Capital Stock issued in exchange for such shares is excluded from clause (c)(2) of the preceding paragraph (and was not included therein at any time);

     (5) so long as no default or Event of Default shall have occurred and be continuing, at the time of or immediately after giving effect to such payment, the repurchase, redemption, repayment, retirement, defeasance or other acquisition for value by us or any of our Restricted Subsidiaries of, or loans, advances, dividends or distributions to Holding Company Notes Issuer or CanWest to the extent necessary to enable Holding Company Notes Issuer or CanWest, as the case may be, to repurchase, redeem, repay, retire, defease or otherwise acquire, shares of Capital Stock (other than Disqualified Capital Stock) or options on such shares held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates) of CanWest, us or our Restricted Subsidiaries upon the death, disability, retirement or termination of employment of such current or former officers, directors or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued; provided that the aggregate cash consideration paid or distributions or payments made pursuant to this clause (5) shall not exceed $2.0 million in any fiscal year (excluding for purposes of calculating such amount during any fiscal year an amount equal to the aggregate amount of repaid loans by us or our Restricted Subsidiaries incurred by directors, officers or employees to finance the purchase of Capital Stock (other than Disqualified Capital Stock));

     (6) the payment of an annual fee of up to $6.0 million pursuant to the Management Services Agreement with the Ravelston Corporation Limited as in effect on the Issue Date and the reimbursement of reasonable expenses pursuant thereto;

     (7) distributions to Holding Company Notes Issuer solely for the purpose of enabling Holding Company Notes Issuer to pay its reasonable operating and administrative expenses (including professional fees and expenses) and franchise taxes, the amount of which distributions in any fiscal year will not exceed $500,000;

     (8) distributions to CanWest, 3815668 Canada Inc. or to former holders of shares of CBL, other than CanWest or its Affiliates, solely for the purpose of redeeming securities of CanWest issued in exchange therefor from such former holders in an aggregate amount not to exceed the amount of proceeds to us from the sale of television station CKVU; and

     (9) other Restricted Payments in an amount not to exceed $50.0 million in the aggregate;

provided that in any calculation of the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clauses (1) and (2) shall be included in such calculation.

  LIMITATION ON LIENS

     We will not, and will not permit any of our Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any of our Property or any Property of our Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary which owns Property, now owned or hereafter acquired, without making, or causing the Restricted Subsidiary to make, effective provision for securing the notes or, with respect to Liens on any Guarantor's Property, the Guarantee of such Guarantor; and

     (1) if such Lien (other than a Permitted Lien) secures Indebtedness which is subordinate in right of payment to the notes or the Guarantee of such Guarantor, as the case may be, any such Lien will be subordinate to the Lien granted to holders of notes or the Guarantee of such Guarantor, as the case may be, to the same extent as such Indebtedness is subordinate in right of payment to the notes or the Guarantee of such Guarantor, as the case may be; and

     (2) in all other cases, the notes or the Guarantee of such Guarantor, as the case may be, is equally and ratably secured.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify in any material respect the terms of any Affiliate Transaction entered into prior to or on the Issue Date, if the terms of such Affiliate Transaction after giving effect to such extension, renewal, replacement, waiver or other modification, taken as a whole, are more disadvantageous to the holders of notes in any material respect than the original agreement as in effect on the Issue Date unless (1) such Affiliate Transaction is between or among us, one or more of our Wholly Owned Subsidiaries, and/or one or more of our Restricted Subsidiaries that are also Guarantors; or (2) the terms of such Affiliate Transaction are fair and reasonable to us or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could reasonably be expected to be obtained by us or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

     In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $10.0 million which is not permitted under clause (1) above, we must obtain a resolution of the majority of the disinterested members of our Board of Directors certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $25.0 million which is not permitted under clause (1) above, we must obtain a favorable written opinion as to the fairness, from a financial point of view, of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

     The foregoing provisions shall not apply to:

     (1) any Restricted Payment that is not prohibited by the provisions described under "-- Limitation on Restricted Payments";

     (2) any transaction pursuant to an agreement, arrangement or understanding existing on the Issue Date and described elsewhere in this prospectus;

     (3) reasonable fees and compensation paid to, and any indemnity provided to or on behalf of, any of our officers, directors or employees or any officers, directors or employees of any of our Affiliates or of

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

        such officers, directors or employees as determined in good faith by our Board of Directors or senior management thereof;

     (4) any transaction between us or any of our Restricted Subsidiaries and their Affiliates involving ordinary course investment banking, commercial banking or related activities;

     (5) any transaction with any Affiliate solely in its capacity as a holder of Indebtedness or Capital Stock of us or any of our Subsidiaries where such Affiliate is treated no more favorably than holders of such Indebtedness or such Capital Stock generally;

     (6) transactions between or among us or any Restricted Subsidiary, on the one hand, and any other Person controlled by (as such term is defined in the definition of "Affiliate") us, on the other hand, so long as
           (a) at least 25% of the voting securities of such other Person are beneficially owned by Persons other than us or any of our Affiliates,
           (b) there exists no other substantial business relationship between us and our Affiliates and the Persons who beneficially own at least 25% of the voting securities of such other Person referred to in clause (a) above, other than the transactions in question, and no such other business relationship is reasonably expected and (c) no portion of the remaining interest in such other Person is owned by a Person that controls (as such term is defined in the definition of "Affiliate") us, or between or among such Subsidiaries or Persons; and

     (7) any transaction permitted by the provisions described under "-- Merger, Consolidation or Sale of Assets."

  LIMITATION ON CREATION OF SUBSIDIARIES

     We will not create or acquire, and will not permit any of our Restricted Subsidiaries to create or acquire, any Subsidiary other than:

     (1)   a Restricted Subsidiary existing as of the Issue Date;

     (2) a Restricted Subsidiary that is acquired or created after the Issue Date; provided, however, that each such Restricted Subsidiary must execute a Guarantee, reasonably satisfactory in form and substance to the trustee (and with such documentation relating thereto as the trustee may reasonably require, including, without limitation, a supplement or amendment to the indenture and opinions of counsel as to the enforceability of such Guarantee), pursuant to which such Restricted Subsidiary will become a Guarantor, if and to the extent required by the provisions described below under "-- Limitation of Guarantees by Restricted Subsidiaries"; or

     (3)   an Unrestricted Subsidiary.

     As of the Issue Date, except for CGS International Holdings (Luxembourg) S.A. and 3520773 Canada Limited, we will have no Restricted Subsidiaries other than the Guarantors. See "-- Brief Description of the Notes and the Guarantees."

  LIMITATION ON CERTAIN ASSET SALES

     We will not, and will not permit any of our Restricted Subsidiaries to, consummate an Asset Sale unless:

     (1) we or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

     (2) not less than 75% of the consideration received by us or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents except to the extent such Asset Sale constitutes a Permitted Asset Swap; provided, however, that the amount of any (a) Indebtedness of us or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and from which we and the Restricted Subsidiaries are fully released shall be deemed to be cash for purposes of determining the percentage of cash consideration received by us or the applicable Restricted Subsidiary and (b) notes or other similar obligations received by us or a Restricted Subsidiary from such transferee that are converted, sold or exchanged within 60 days of the related Asset Sale by us or a Restricted Subsidiary for cash shall be deemed to be cash, in an amount equal to the net cash proceeds realized upon such conversion, sale or exchange for purposes of determining the percentage of cash consideration received by us or a Restricted Subsidiary; and

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

     (3) the Asset Sale Proceeds received by us or such Restricted Subsidiary are applied (a) to the extent we or such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase indebtedness under any then existing Senior Indebtedness of us or any such Restricted Subsidiary within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; or
           (b) to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent we elect, to an investment in Property (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) in compliance with "-- Limitation on Conduct of Business;" provided that (i) such investment occurs or we or any such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), within 365 days following receipt of such Asset Sale Proceeds; and (ii) Asset Sale Proceeds so contractually committed are so applied within 545 days following the receipt of such Asset Sale Proceeds; and (c) if on such 365th day in the case of clauses (3)(a) and (3)(b)(i) or on such 545th day in the case of clause (3)(b)(ii) with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $25.0 million, we shall apply an amount equal to the Available Asset Sale Proceeds to an offer, on a pro rata basis according to principal amount, to repurchase the notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date (an "Excess Proceeds Offer"). Pending the final application of any such Available Asset Sale Proceeds, we or any such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility (including by way of cash collateralized letters of credit), if any, or otherwise invest such Available Asset Sale Proceeds in Cash Equivalents. If an Excess Proceeds Offer is not fully subscribed, we may retain the portion of the Available Asset Sale Proceeds not required to repurchase notes and use such portion for general corporate purposes or otherwise, in our sole discretion, and the amount of Available Asset Sale Proceeds shall be reset to zero.

     If we are required to make an Excess Proceeds Offer, we shall mail, within 30 days following the date specified in clause (3)(c) above, a notice to the holders of notes stating, among other things (1) that the holders of notes have the right to require us to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the purchase date;
(2) the purchase date, which shall be no earlier than 30 days and not later than 45 days from the date such notice is mailed; (3) the instructions that each holder of notes must follow in order to have such notes purchased; and (4) the calculations used in determining the amount of the Available Asset Sale Proceeds to be applied to the purchase of such notes.

     In the event of the transfer of substantially all of the property and assets of us and our Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation or Sale of Assets," the successor Person shall be deemed to have sold the properties and assets of us and our Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale.

     For purposes of this covenant, proceeds which are deposited in escrow or are placed in trust shall not be considered to have been received by us unless and until such time as such proceeds are released to us from such escrow or trust.

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the "Asset Sale" provisions of the indenture by virtue thereof.

  LIMITATION ON DISQUALIFIED CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     We will not permit any of our Restricted Subsidiaries to issue any Disqualified Capital Stock (except Disqualified Capital Stock issued to us or a Wholly Owned Subsidiary of us) or permit any Person (other than us or a Wholly Owned Subsidiary of us) to hold any such Disqualified Capital Stock unless we or such Restricted

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

Subsidiary would be entitled to incur or assume Indebtedness under "-- Limitation on Additional Indebtedness" (other than Permitted Indebtedness) in the aggregate principal amount equal to the aggregate liquidation value of the Disqualified Capital Stock to be issued.

  LIMITATION ON CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

     We will not:

     (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of us (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

     (2) permit any Restricted Subsidiary to issue any Capital Stock, unless after giving effect thereto our percentage interest (direct and indirect) in the Capital Stock of such Restricted Subsidiary is at least equal to our percentage interest prior thereto and such issuance is otherwise permitted under the indenture.

     The foregoing restrictions will not apply to an Asset Sale made in compliance with "-- Limitation on Certain Asset Sales" above (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by us or any of our Restricted Subsidiaries, such Asset Sale must also comply with "-- Limitation on Restricted Payments" above) or the issuance of Disqualified Capital Stock in compliance with "-- Limitation on Disqualified Capital Stock of Restricted Subsidiaries" above.

  LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

     We will not, and will not permit any of our Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to us or any Restricted Subsidiary (1) on its Capital Stock, or (2) with respect to any other interest or participation in, or measured by, its profits; (b) repay any Indebtedness or any other obligation owed to us or any Restricted Subsidiary; (c) make loans or advances or capital contributions to us or any of our Restricted Subsidiaries; or (d) transfer any of its properties or assets to us or any of our Restricted Subsidiaries, except in respect of any of (a) through (d) above for such encumbrances or restrictions existing under or by reason of (1) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date, (2) the indenture, the notes and the Guarantees, (3) applicable law or any applicable rule, regulation or order, (4) any encumbrance or restriction existing under the Credit Facility, (5) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired, (6) customary non-assignment provisions in leases or other agreements entered into in the ordinary course of business, (7) Refinancing Indebtedness; provided that such restrictions are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, (8) customary restrictions in security agreements or mortgages securing Indebtedness of us or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages, (9) in the case of clause (d) only, any encumbrance or restriction pursuant to an agreement for Purchase Money Indebtedness that is permitted to be outstanding under the covenant "-- Limitation on Additional Indebtedness," or (10) customary restrictions with respect to a Restricted Subsidiary of us pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary of us.

  LIMITATION ON CONDUCT OF BUSINESS

     We will not, and will not permit our Restricted Subsidiaries to, engage in any businesses which are not the same as or similar, related, complementary or ancillary to the Communications Business.

  LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS

     We will not, and will not permit any of our Restricted Subsidiaries to, enter into any Sale and Lease-Back Transaction; provided that we or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

     (1)   we or such Restricted Subsidiary, as applicable, could have:

        (a) incurred Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under "-- Limitation on Additional Indebtedness" above; and

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

        (b) incurred a Lien to secure such Indebtedness pursuant to "-- Limitation on Liens" above;

     (2) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

     (3) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and we apply the proceeds of such transaction in compliance with, "-- Limitation on Certain Asset Sales" above.

  LIMITATION OF GUARANTEES BY RESTRICTED SUBSIDIARIES

     Except in respect of guarantees in effect on the Issue Date and as permitted by our Credit Facility, we will not permit any of our Restricted Subsidiaries, directly or indirectly, by way of the pledge of any intercompany note or otherwise, to assume, guarantee or in any other manner become liable with respect to any of our Indebtedness, unless, in any such case:

     (1) such Restricted Subsidiary executes and delivers a supplemental indenture to the indenture, providing a Guarantee by such Restricted Subsidiary; and

     (2) (a) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Senior Indebtedness, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such Senior Indebtedness may be superior to such Guarantee of the notes pursuant to subordination provisions which are no less favorable, taken as a whole, to the holders of the notes than those contained in the indenture; and

        (b) if any such assumption, guarantee or other liability of such Restricted Subsidiary is provided in respect of Indebtedness that is expressly subordinated to the notes, the guarantee or other instrument provided by such Restricted Subsidiary in respect of such subordinated Indebtedness shall be subordinated to the Guarantee substantially to the same extent as such Indebtedness is subordinated to the notes.

     Notwithstanding the foregoing, any such Guarantee by a Restricted Subsidiary of the notes shall provide by its terms that it shall be automatically and unconditionally released and discharged, without any further action required on the part of the trustee or any holder of notes, upon:

     (1) the unconditional release of such Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which such Guarantee was executed and delivered pursuant to the preceding paragraph; or

     (2) any sale or other disposition (by merger or otherwise) to any Person which is not a Restricted Subsidiary of a controlling interest in, or all or substantially all of the assets of, such Restricted Subsidiary; provided that

        (a) such sale or disposition of such controlling interest or assets is otherwise in compliance with the terms of the indenture, and

        (b) such assumption, guarantee or other liability of such Restricted Subsidiary has been released by the holders of the other Indebtedness so guaranteed.

  PAYMENTS FOR CONSENT

     We will not, and will not permit any of our Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

CHANGE OF CONTROL OFFER

     Upon the occurrence of a Change of Control, we shall be obligated to make an offer to purchase (the "Change of Control Offer") each holder's outstanding notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date in accordance with the procedures set forth below.

     Within 30 days of the occurrence of a Change of Control, we shall (1) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news services in the

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

United States and (2) send by first-class mail, postage prepaid, to the trustee and to each holder of notes, at the address appearing in the register maintained by the registrar of the notes, a notice stating:

     (a) that the Change of Control Offer is being made pursuant to this covenant and that all notes tendered will be accepted for payment;

     (b) the Change of Control Purchase Price and the purchase date (which shall be a New York Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

     (c) that any note (or portion thereof) not tendered will continue to accrue interest;

     (d) that, unless we default in the payment of the Change of Control Purchase Price, any notes (or portion thereof) accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

     (e) that holders of notes accepting the offer to have their notes purchased pursuant to a Change of Control Offer will be required to surrender their notes to the paying agent at the address specified in the notice prior to the close of business on the New York Business Day preceding the Change of Control Payment Date;

     (f) that holders of notes will be entitled to withdraw their acceptance if the paying agent receives, not later than the close of business on the third New York Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder of notes, the principal amount of the notes delivered for purchase, and a statement that such holder is withdrawing its election to have such notes purchased;

     (g) that holders of notes whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered;

     (h) any other procedures that a holder of notes must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

     (i)   the name and address of the paying agent.

     On the Change of Control Payment Date, we shall, to the extent lawful, (1) accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent money sufficient to pay the Change of Control Purchase Price of all notes or portions thereof so tendered and (3) deliver or cause to be delivered to the trustee notes so accepted together with an officers' certificate stating the aggregate principal amount of notes or portions thereof being purchased by us. The paying agent shall promptly mail to each holder of notes so accepted payment in an amount equal to the Change of Control Purchase Price for such notes, and we shall execute and issue, and the trustee shall promptly authenticate and mail to each relevant holder, a new note equal in principal amount to any unpurchased portion of the notes surrendered; provided that each such new note shall be issued in an original principal amount in denominations of US$1,000 and multiples thereof.

     Prior to complying with any of the procedures of this "Change of Control" covenant, but in any event within 20 days following any Change of Control, we shall:

     (1) repay in full all obligations and terminate all commitments under or in respect of all Senior Indebtedness the terms of which prohibit the purchase by us of the notes upon a Change of Control in compliance with the terms of this covenant or offer to repay in full all obligations and terminate all commitments under or in respect of all such Senior Indebtedness and repay the Senior Indebtedness owed to each such lender who has accepted such offer; or

     (2) obtain the requisite consents under all such Senior Indebtedness to permit the repurchase of the notes as described above.

     We must first comply with the covenant described in the preceding sentence before we will be required to purchase notes in the event of a Change of Control; provided that our failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (3) under "-- Events of Default" below.

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

     The indenture further provides that (A) if we or any Restricted Subsidiary has issued any outstanding (1) Indebtedness that is subordinated in right of payment to the notes or senior in right of payment with respect to Indebtedness of Restricted Subsidiaries (other than under the Credit Facility or any other Senior Indebtedness) or (2) Preferred Stock, and we or such Restricted Subsidiary is required to make a Change of Control Offer or to make a distribution with respect to such Indebtedness or Preferred Stock in the event of a Change of Control, we shall not consummate any such offer or distribution with respect to such Indebtedness or Preferred Stock until such time as we shall have paid the Change of Control Purchase Price in full to the holders of notes that have accepted our Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of notes and (B) we will not issue Indebtedness (not including, for greater certainty, any Acquired Indebtedness) that is subordinated in right of payment to the notes or Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the notes in the event of a Change of Control under the indenture.

     We will not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes or portions thereof validly tendered and not withdrawn under such Change of Control Offer.

     The existence of the right of the holders of the notes to require, subject to certain conditions, us to repurchase notes upon a Change of Control may deter a third party from acquiring us in a transaction that constitutes a Change of Control. Certain Indebtedness, and future Indebtedness, of us may contain provisions which prohibit the purchase by us of any notes prior to their stated maturity, require obligations thereunder to be repurchased upon a Change of Control or limit or prohibit our ability to comply with our obligations under the indenture in the event of a Change of Control. If a Change of Control were to occur, we may not have sufficient available funds to make the Change of Control Offer for all notes that might be delivered by holders of the notes seeking to accept the Change of Control Offer. The failure of us to make or consummate the Change of Control Offer or to pay the Change of Control Purchase Price when due will give the trustee and the holders of the notes the rights described under "-- Events of Default."

     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the indenture, we shall comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the "Change of Control" provisions of the indenture by virtue thereof.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     We will not and will not permit any of our Restricted Subsidiaries to (1) consolidate with, amalgamate with, or merge with or into another Person (whether or not we or such Restricted Subsidiary will be the continuing Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

     (1) either we or such Restricted Subsidiary, as the case may be, is the continuing Person, or the Person (if other than us or such Restricted Subsidiary) formed by such consolidation or amalgamation or into which we or such Restricted Subsidiary, as the case may be, is merged or to which the assets of us or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or the laws of Canada or any province or territory thereof or, in the case of any Restricted Subsidiary, the governing jurisdiction of such Restricted Subsidiary and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all of the obligations of us or such Restricted Subsidiary, as the case may be, under the indenture, the notes and the Guarantees and the obligations thereunder remain in full force and effect;

     (2) immediately before and immediately after giving effect to such transaction, no default or Event of Default will have occurred and be continuing; and

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

     (3) immediately after giving effect to such transaction on a pro forma basis we or such Person will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under "-- Material Covenants -- Limitation on Additional Indebtedness" above, provided that a Person that is a Guarantor on the Issue Date may merge into us or another Person that is a Guarantor on the Issue Date without complying with this clause (3); and provided, further, that a Person other than us may merge into another Person that is not us without complying with this clause (3) if our Consolidated Leverage Ratio immediately after giving effect to such transaction on a pro forma basis will be lower than our Consolidated Leverage Ratio immediately before giving effect to such transaction.

     In connection with any consolidation, amalgamation, merger or transfer of assets contemplated by this provision, we will deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or transfer and the supplemental indenture in respect thereto comply with this provision (but for the trustee being reasonably satisfied with the documentation to be entered into or delivered to the trustee, as the case may be, as stated above) and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of our properties and assets, will be deemed to be the transfer of all or substantially all of our properties and assets.

REPORTS TO HOLDERS OF NOTES

     So long as any notes are outstanding, (a) we will furnish to the holders of notes, within the time periods specified in the Commission's rules and regulations but whether or not required by the Commission, all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 20-F, 40-F and 6-K, as applicable, if we were required to file such Forms, or (b) so long as (i) CanWest is required to file periodic reports with the Commission under the Exchange Act and is in compliance with such requirements and (ii) we are required to make publicly available periodic reports at least quarterly and annually under applicable Canadian law and file such reports on the SEDAR(R) system or any successor system, then we may, in lieu of our obligation under clause (a) above, furnish to the holders of the notes, within the time periods specified in the applicable rules and regulations, all such periodic reports so required to be made publicly available, including in the case of either clause (a) or clause (b), a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by our chartered accountants; provided, that such information may be prepared in accordance with GAAP so long as it is reconciled to generally accepted accounting principles in the United States as permitted or required by the Commission for foreign private issuers.

     For as long as we have designated any of our Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of us and our Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

     In addition, in the event clause (a) of the second preceding paragraph applies, whether or not required by the Commission, we will file a copy of all of the information and reports referred to in the second preceding paragraph with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing that does not contain all of the information required by the Commission rules) and make such information available to prospective investors upon request. We will also furnish to holders of notes and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

GUARANTEES

     The Guarantors have jointly and severally guaranteed the notes on a general unsecured basis. All payments pursuant to the Guarantees by the Guarantors will

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

be subordinate in right of payment to the prior payment in full of all existing and future Senior Indebtedness of each respective Guarantor, to the same extent and in the same manner that all payments pursuant to the notes are subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under the Guarantee (i) not constituting a fraudulent conveyance or fraudulent transfer, or (ii) not being such that there would be reasonable grounds to believe such Guarantor would not be able to meet the applicable financial tests, under applicable federal, state, provincial or territorial law. Each Guarantor that makes a payment or distribution under a Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

     A Guarantor will be released from all of its obligations under its Guarantee if:

     (1) (a) all of its assets or Capital Stock is sold, in each case in a transaction in compliance with "-- Material Covenants -- Limitation on Certain Asset Sales" above, (b) the Guarantor merges with or into, or consolidates with or amalgamates with, or transfers all or substantially all of its assets to, another Person in compliance with "-- Merger, Consolidation or Sale of Assets" above, or (c) such Guarantor is designated an Unrestricted Subsidiary;

     (2) such Guarantor has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with; and

     (3) as of the date of such release any transaction to which such Guarantor had been a party that would have constituted an Affiliate Transaction, an Asset Sale or a Restricted Payment but for, or that constituted a Permitted Investment in reliance on, such Guarantor's status as a Guarantor could be consummated as an Affiliate Transaction, Asset Sale, Restricted Payment or Permitted Investment, as the case may be, in compliance with the applicable terms of the indenture.

EVENTS OF DEFAULT

     The following events are defined in the indenture as "Events of Default":

     (1) default in payment of any principal of, or premium, if any, on the notes whether at maturity, upon redemption, required repurchase or otherwise (whether or not such payment is prohibited by the subordination provisions of the indenture);

     (2)   default for 30 days in payment when due of any interest on the notes;

     (3) default by us or any Restricted Subsidiary in the observance or performance of any other covenant in the notes or the indenture for 30 days after written notice from the trustee as directed in writing by the holders of not less than 25% in aggregate principal amount of the notes then outstanding (except in the case of a default with respect to "-- Change of Control" or "-- Merger, Consolidation or Sale of Assets" which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

     (4) failure to pay when due principal, interest or premium in an aggregate amount of $20.0 million or more with respect to any Indebtedness of us or any of our Restricted Subsidiaries, or the acceleration of any such Indebtedness aggregating $20.0 million or more which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice as provided in the indenture, or such acceleration shall not be rescinded or annulled within 30 days after written notice as provided in the indenture (excluding from this clause (4) for all purposes of the indenture any amounts due in respect of, or any acceleration of, the limited recourse Indebtedness of Global Communications Limited to Technical Data Holdings Ltd. in an amount not to exceed $14.5 million;

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

     (5) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $20.0 million, net of any amounts covered by insurance, shall be rendered against us or any of our Restricted Subsidiaries, and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

     (6) certain events involving bankruptcy, insolvency or reorganization of us or any of our Significant Subsidiaries; and

     (7) any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than, in any such case, by reason of release of a Guarantor in accordance with the terms of the indenture).

     The indenture provides that the trustee may withhold notice to the holders of the notes of any default (except in payment of principal or premium, if any, or interest on the notes) if the trustee considers it to be in the best interest of the holders of the notes to do so.

     The indenture provides that if an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the trustee or the holders as directed in writing by not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration and the same (1) shall become immediately due and payable, or (2) if there are any amounts outstanding under the Credit Facility, will become immediately due and payable upon the first to occur of an acceleration under the Credit Facility or five business days after receipt by us and the representative under the Credit Facility of a notice of acceleration; provided, however, that after any such acceleration but before a judgment or decree based upon such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if (1) all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in the indenture, (2) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by reason of such declaration of acceleration, has been paid, (3) if we have paid the trustee its compensation due and payable and reimbursed the trustee for its expenses, disbursements and advances incurred prior to the date of such rescission and annulment and (4) in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the above Events of Default, the trustee shall have received an officers' certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent default or impair any right consequent thereto. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium, if any, and interest with respect to all of the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes.

     The holders of a majority in principal amount of the notes then outstanding shall have the right to waive any existing default or compliance with any provision of the indenture or the notes except a continuing default or Event of Default in the payment of interest on, or the principal of, the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations provided for in the indenture and under the Trust Indenture Act.

     No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee, and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days after receipt of such written notice. Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such note on or after the due date expressed in such note.

DEFEASANCE AND COVENANT DEFEASANCE

     The indenture provides that we may elect either (a) to defease and be discharged from any and all of our obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes,

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

to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust) ("defeasance"), or (b) to be released from our obligations with respect to the notes under certain covenants contained in the indenture ("covenant defeasance") upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money in U.S. dollars and/or non-callable U.S. government obligations, which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the indenture. Such a trust may only be established if, among other things,

     (1) we have delivered to the trustee an opinion of counsel (as specified in the indenture) (A) to the effect that neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and (B) describing either a private ruling concerning the notes or a published ruling of the Internal Revenue Service, to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

     (2) no default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

     (3) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we or any of our Subsidiaries is a party or by which we or any of our Subsidiaries is bound;

     (4) we shall have delivered to the trustee an officers' certificate stating that the deposit was not made by us with the intent of preferring the holders of the notes over any of our other creditors or with the intent of defeating, hindering, delaying or defrauding any of our other creditors or others;

     (5) we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the defeasance or the covenant defeasance have been complied with;

     (6) we shall have delivered to the trustee an opinion of counsel to the effect after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

     (7)   certain other customary conditions precedent are satisfied.

     Notwithstanding the foregoing, the opinion of counsel required by clause
(1) above with respect to a defeasance need not be delivered if all notes not theretofore delivered to the trustee for cancellation (a) have become due and payable, or (b) will become due and payable on the maturity date within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense.

SATISFACTION AND DISCHARGE

     The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

     (1)   either:

        (a) all the notes authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

        (b) all notes not delivered to the trustee for cancellation have become due and payable and we have irrevocably deposited or caused to be deposited with the trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation, for principal of, premium, if any, and interest on the notes to the date of deposit together with

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

            irrevocable written instructions from us directing the trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

     (2)   we have paid all other sums payable under the indenture by us; and

     (3) we have delivered to the trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

MODIFICATION OF INDENTURE

     From time to time, we, the Guarantors and the trustee may, without the consent of holders of the notes, amend or supplement the indenture for certain specified purposes, including providing for uncertificated notes in addition to certificated notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not, in the opinion of the trustee, materially and adversely affect the rights of any holder. The indenture contains provisions permitting us, the Guarantors and the trustee, with the written consent of holders of at least a majority in principal amount of the outstanding notes, to modify or supplement the indenture, except that no such modification shall, without the written consent of each holder affected thereby,

     (1) reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture;

     (2) reduce the rate of or change the time for payment of interest, including defaulted interest, on any note;

     (3) reduce the principal of or premium on or change the stated maturity of any note or change the date on which any notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor;

     (4)   make any note payable in money other than that stated in the note;

     (5) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note;

     (6) make any change in any provisions of the indenture protecting the right of each holder of notes to receive payment of the principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive defaults or Events of Default;

     (7) modify or change any provision of the indenture or the related definitions affecting the ranking of the notes or the Guarantees in a manner which adversely affects the holders of notes; or

     (8) release any Guarantor from any of its obligations under its Guarantee or the indenture otherwise than in accordance with the terms of the indenture.

COMPLIANCE CERTIFICATE

     We will deliver to the trustee on or before 105 days after the end of our fiscal year and on or before 60 days after the end of each the first, second and third fiscal quarters in each year an officers' certificate stating whether or not the signers know of any default or Event of Default that has occurred and is continuing. If they know of any such default or Event of Default, the certificate will describe the default or Event of Default, its status and the intended method of cure, if any.

THE TRUSTEE

     The trustee under the indenture is the registrar and paying agent with regard to the notes. The indenture provides that, except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers as are vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

TRANSFER AND EXCHANGE

     Holders of the notes may transfer or exchange notes in accordance with the indenture. No service charge may be made to the holder for any registration of transfer or exchange. The registrar under the indenture may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture. The registrar is not required to transfer or exchange any note

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

selected for redemption and, further, is not required to transfer or exchange any note for a period of 15 days before selection of the notes to be redeemed.

     The registered holder of a note may be treated as the owner of it for all purposes.

GOVERNING LAW

     The indenture and the initial notes are, and the exchange notes will be, governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the principles of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby.

ENFORCEABILITY OF JUDGMENTS

     We have been informed by our Canadian counsel, Osler, Hoskin & Harcourt LLP, that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Ontario (a "Canadian Court") on any final and conclusive judgment in personam of any federal or state court located in the Borough of Manhattan in The City of New York ("New York Court") that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain in respect of the enforcement of the indenture or the notes if
(i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the Canadian Court (and submission by us in the indenture to the non-exclusive jurisdiction of the New York Court will be sufficient for such purpose), (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as that term is then applied by a Canadian Court, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada), (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory or penal laws and (iv) the action to enforce such judgment is commenced within the applicable limitation period. We have been advised by Osler, Hoskin & Harcourt LLP that it knows of no reason, based upon public policy under the laws of the Province of Ontario and the federal laws of Canada applicable therein, as that term is applied by a Canadian Court on the date hereof, for avoiding recognition of a judgment of a New York Court to enforce the indenture or the notes.

CONSENT TO JURISDICTION AND SERVICE

     We and the Guarantors have appointed CanWest International Corp., a Delaware corporation and an Unrestricted Subsidiary, as our respective agent for service of process in any suit, action or proceeding with respect to the indenture or the notes and for actions brought under U.S. federal or state securities laws brought in any U.S. federal or state court located in the Borough of Manhattan in the City of New York and have submitted to the non-exclusive jurisdiction of such courts. CanWest International Corp.'s address is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Indebtedness" of any Person means Indebtedness of any other Person (including an Unrestricted Subsidiary) existing at the time and continuing to exist immediately after the time such other Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated or amalgamated with such Person or which is assumed in connection with the acquisition of assets from such other Person and, in each case, not incurred by such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Restricted Subsidiary or such merger, consolidation, amalgamation or acquisition.

     "Adjusted Net Assets" of any Person at any date means the lesser of the amount by which

     (1) the fair value of the property of such Person exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities) of such Person, but excluding liabilities under the Guarantee of such Person at such date; and

     (2) the present fair salable value of the assets of such Person at such date exceeds the amount that will be required to pay the probable liability of such Person on its debts (after giving effect to all other fixed and contingent liabilities of such Person and after giving effect to any collection from any other Person in respect of the obligations of such Person under the Guarantee of such Person), excluding Indebtedness in respect of the Guarantee of such Person, as they become absolute and matured.

     "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under "-- Material Covenants -- Limitation on Transactions with Affiliates" beneficial ownership of at least 20% of the voting securities of a person, either directly or indirectly, shall be deemed to be control.

     "Asper Group" means (i) Israel Asper ("Asper"); (ii) his spouse; (iii) any lineal descendant of Asper (treating for this purpose, for greater certainty, any legally adopted descendant as a lineal descendant); (iv) the estate of any person listed in clauses (i) to (iii); (v) any trust primarily for one or more of the lineal descendants of Asper, spouses of such lineal descendants, Asper himself or any spouse or former spouse of Asper; provided that one or more of the persons listed in clauses (i) to (iii) retain dispositive control of such trust; (vi) any and all corporations which are directly or indirectly controlled by any one or more of the foregoing; and (vii) any charitable trust settled by any one or more of the Persons listed in clause (i) to (iii) over which any such Person or Persons retains dispositive control; provided, that, for the purposes of this definition, (a) "control" of a corporation means the ownership of, or control or direction over, voting interests with more than 50% of the total voting power entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such corporation and the votes attached to such voting interests are sufficient, if exercised, to elect a majority of the board of directors of such corporation, (b) "spouse" includes a person's widow or widower, and (c) "dispositive control" of a charitable trust means the control or direction over the payment or transfer of trust property to beneficiaries.

     "Asset Acquisition" means (1) an Investment by us or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or any Restricted Subsidiary, or shall be merged, consolidated or amalgamated with or into us or any Restricted Subsidiary, or (2) the acquisition by us or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition, other than to us or any of our Wholly Owned Subsidiaries or Restricted Subsidiaries that are also Guarantors, in any single transaction or series of related transactions of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, or (b) any Property of us or of any Restricted Subsidiary; provided that an Asset Sale shall not include (1) a transaction or series of related transactions for which we and our Restricted Subsidiaries or any of them receive aggregate consideration of less than $5.0 million, (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of us or any Restricted Subsidiary as permitted under "-- Merger, Consolidation or Sale of Assets" or under "-- Material Covenants -- Limitation on Sales and Lease-Back Transactions," (3) any disposition of any Cash Equivalents, (4) the sale or other disposition of inventory in the ordinary course of business, (5) any sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of us or any Restricted Subsidiary, as the case may be, (6) the sale of television stations CFCF and CKVU and related Property (provided that we or any Restricted Subsidiary receives consideration in connection with such sale at least equal to the fair market value of such Property), (7) any sale or discount of receivables in the ordinary course of business on terms customary (when taken as a whole) for transactions of such nature and (8) any transaction consummated in compliance with the covenant described under "-- Material Covenants -- Limitation on Restricted Payments."

     "Asset Sale Proceeds" means, with respect to any Asset Sale, (1) cash received by us or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees (including legal and accounting fees) and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale, (d) repayment of any Indebtedness that is required to be repaid, or any repayment of any Senior Indebtedness that we or any Restricted Subsidiary elects to repay, in connection with such Asset Sale and (e) deduction of appropriate amounts to be provided by us or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by us or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (2) promissory notes and other noncash consideration received by us or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Attributable Indebtedness" means, with respect to any Sale and Lease-Back Transaction, as at the time of determination, the greater of (1) the fair value of the property subject to such arrangement and (2) the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended) or until such lease may be terminated by the lessee without penalty (or if terminable with a penalty, the aforesaid present value shall include the present value of such penalty). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (3)(a) or (3)(b), and that have not yet been the basis for an Excess Proceeds Offer in accordance with clause (3)(c), of the first paragraph of "-- Material Covenants -- Limitation on Certain Asset Sales."

     "Board of Directors" of any Person means the board of directors, managers, management committee or other body governing the management and affairs of such Person.

     "CanWest" means CanWest Global Communications Corporation, a corporation formed under the federal laws of Canada.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, membership interests, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person and, with respect to us, includes any and all obligations under the CMI Notes Indenture, regardless of whether such obligations are reflected as liabilities or equity on a balance sheet prepared in accordance with GAAP, or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canadian Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof; (2) marketable direct obligations issued by any state of the United States of America, the District of Columbia or any province or territory of Canada or any political subdivision of any such state, province or territory or any agency or instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's provided that, in the event that any such obligation is not rated by S&P or Moody's, such obligation shall have the highest rating from Dominion Bond Rating Service Limited; (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or a rating of at least P-1 from Moody's or, with respect to commercial paper in Canada, at least R-1 high by Dominion Bond Rating Service Limited; (4) investments in time deposit accounts, term deposit accounts, money market deposit accounts, certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of

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Columbia or Canada or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million; (5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and
(6) investments in money market funds which invest substantially all their assets in securities of the types described in any of clauses (1) through (5) above.

     "CBL" means CanWest Broadcasting Ltd., a corporation formed under the laws of Manitoba which, on May 1, 2001, was amalgamated and continued as CBL Broadcasting (2001) Ltd.

     "Change of Control" means (i) CanWest ceases to own, directly or indirectly, all of our outstanding voting securities; (ii) the Asper Group ceases to beneficially own, directly or indirectly, at least 25% of the votes attached to CanWest's securities entitled to vote for the election of the Board of Directors of CanWest; (iii) any Person or related group of Persons for purposes of Section 13(d) of the Exchange Act (other than the Asper Group or any member thereof) shall at any time be, directly or indirectly, the beneficial owner of a greater percentage of the votes attached to CanWest's securities entitled to vote for the election of CanWest's Board of Directors than the votes attached to CanWest's securities entitled to vote for the election of the Board of Directors beneficially owned, directly or indirectly, by the Asper Group;
(iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of CanWest's or our property and assets; (v) CanWest's or our shareholders approve any plan or proposal for the liquidation or dissolution of CanWest or us, as the case may be; (vi) any person shall cause, as a result of any proxy solicitation made otherwise than by or on behalf of management, Continuing Directors to cease to be a majority of the Board of Directors of CanWest (where "Continuing Directors" are (x) members of the original Board of Directors or (y) members appointed or whose nomination is approved by a majority of the Continuing Directors or nominated at a time that the Continuing Directors form a majority of the Board of Directors) or (vii) any other event constituting a Change of Control under the Credit Facility (unless effectively waived by the lenders thereunder).

     "CMI Notes Indenture" means the trust indenture providing for the issuance of our floating rate junior subordinated debentures due November 15, 2020.

     "Commission" means the United States Securities and Exchange Commission.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Communications Business" means the media and communications businesses and activities related thereto, including television broadcasting and related businesses (such as the sale of television advertising and programming and the development, production and distribution of television and film programming), radio broadcasting and related businesses (such as sale of radio advertising and the production of radio programming), speciality or pay television, print media and related businesses, cable television, electronic media, print media, data, voice and video transmission, advertising, billboards and transmission tower rental and sales and real property rental and sales (to the extent that such rental and sales arise from lease or sale of properties used by a Person in connection with any of the foregoing media and communications businesses) and lending of money by us to any Restricted Subsidiary or by CanWest Finance Inc. to us or other Restricted Subsidiaries and including the holding of ownership interests in persons engaged in the foregoing.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, without duplication, (1) imputed interest included in Capitalized Lease Obligations; (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (3) the net costs associated with Hedging Obligations; (4) amortization of other financing fees and expenses; (5) the interest portion of any deferred payment obligation; (6) amortization of discount or premium, if any; and (7) all other non-cash interest expense (other than interest paid in Capital Stock (other than Disqualified Capital Stock) of such Person and other than interest allocated to cost of sales)) plus, without duplication, all net capitalized interest (other than interest capitalized in connection with the purchase of that certain Property acquired on November 16, 2000, and reflected as an adjustment to the purchase price thereof, in an amount not to exceed

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

$75.0 million) for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock (other than Disqualified Capital Stock) of such Person).

     "Consolidated Leverage Ratio" means, with respect to any Person, the ratio of (1) the sum, without duplication, of the aggregate outstanding amount of Indebtedness of such Person and its Restricted Subsidiaries as of the date of calculation (the "Transaction Date") on a consolidated basis determined in accordance with GAAP (after giving effect on a pro forma basis to the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries giving rise to the need to make such calculation) to (2) such Person's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the Transaction Date for which financial statements are available. For purposes of this definition, clause (2) above will be calculated after giving effect on a pro forma basis to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary or such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) (1) the equity of such Person in the Net Income of any other Person (the "other Person") in which such Person or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of such Person in accordance with GAAP) for such period shall be included in such Person's Consolidated Net Income only to the extent of the amount of dividends or distributions actually paid to such Person or such Restricted Subsidiary during such period (subject, in the case of a dividend or distribution to a Restricted Subsidiary, to the limitations contained in clause
(b) of this definition of "Consolidated Net Income"), and (2) such Person's equity in a net loss of any such other Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Person's Consolidated Net Income; (b) the Net Income of any Restricted Subsidiary of such Person that is subject to any restriction or limitation on the payment of dividends or the making of other distributions shall be excluded to the extent of such restriction or limitation, except that (1) subject to the limitations contained in subclause (b)(2) of this definition of "Consolidated Net Income," the equity of such Person in the Net Income of any such Restricted Subsidiary for such period shall be included in such Person's Consolidated Net Income to the extent of dividends or distributions that could have been paid by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary (subject, in the case of a dividend or distribution to another Restricted Subsidiary, to the limitations contained in this clause), and (2) such Person's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (c)(1) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (2) any net gain or loss during such period resulting from an Asset Sale by such Person or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded; (d) extraordinary gains and losses during such period shall be excluded; (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded; and (f) in the case of a successor to such Person by consolidation, amalgamation or merger or as a transferee of such Person's assets, any earnings of the successor entity prior to such consolidation, amalgamation, merger or transfer of assets shall be excluded.

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

     "Credit Facility" means the senior secured credit facilities effective as of November 15, 2000 by and among us, as borrower, CanWest, as guarantor, Canadian Imperial Bank of Commerce, as co-lead arranger, joint book runner and syndication agent, The Bank of Nova Scotia, as co-lead arranger, joint book runner and administrative agent, Bank of America, N.A., as arranger and documentation agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements or documents may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement and related documents or any successor or replacement agreement or document and whether by the same or any other agent, lender or group of lenders.

     "Cumulative Consolidated Interest Expense" means, with respect to any Person, as of any date of determination, Consolidated Interest Expense from February 28, 2001 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative EBITDA" means, with respect to any Person, as of any date of determination, the EBITDA of such Person and its Restricted Subsidiaries from February 28, 2001 to the end of such Person's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Designated Senior Indebtedness" means, as to us or any Guarantor, as the case may be,

     (1)   any Senior Indebtedness under the Credit Facility; and

     (2) any other Senior Indebtedness which at the time of determination exceeds $100.0 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by such Person and as to which the trustee under the indenture has been given written notice of such designation.

     "Designation Amount" means, in respect of any Restricted Subsidiary, an amount equal to the fair market value of our aggregate Investment in such Restricted Subsidiary.

     "Disqualified Capital Stock" of any Person means any Capital Stock of such Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions of the indenture described under "Change of Control," shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

     "DTC" means The Depository Trust Company, a New York corporation.

     "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of (1) the Consolidated Net Income of such Person for such period; plus (2) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing such Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (1) hereof; plus (3) the Consolidated Interest Expense of such Person; provided, however, for purposes of this definition only, that dividends or distributions paid on Disqualified Capital Stock shall not be included in the definition of such Consolidated Interest Expense to the extent such dividends or distributions have not been included in the computation of such Consolidated Net Income for such period; plus (4) depreciation for such period on a consolidated basis for such Person and its Restricted Subsidiaries; plus (5) amortization of intangibles for such period on a consolidated basis for such Person and its Restricted Subsidiaries; plus (6) any other non-cash items reducing such Consolidated Net Income for such period (other than any non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period); minus (b) all non-cash items increasing such Consolidated Net Income (other than any non-cash items that were accrued in the ordinary course of business) for such period; and provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, income from a particular Investment of such Person or its Restricted Subsidiaries shall be included only (x) if cash income has been received by such Person or its Restricted Subsidiaries with respect to such Investment during the previous four fiscal quarters and only to the extent such cash income was received by such Person or its Restricted Subsidiary within 90 days of first receipt of such cash distribution in respect of such Investment by an Affiliate of such Person, or
(y) if the cash income derived from such Investment is attributable to Cash Equivalents.

     "Equity Offering" means an offering by CanWest or us of shares of its or our Capital Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Capital Stock; provided, however, that in the case of an Equity Offering by CanWest, the portion of the Net Proceeds necessary to redeem the notes shall be reflected as equity on a balance sheet prepared in accordance with GAAP.

     "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by our Board of Directors acting reasonably and in good faith, whose determination shall be conclusive and shall be evidenced by a resolution of our Board of Directors delivered to the trustee.

     "Foreign Restricted Subsidiary" means a Restricted Subsidiary that is organized and existing under the laws of a jurisdiction other than Canada, any province or territory thereof, the United States, any state thereof or the District of Columbia and with respect to which more than 80% of any of its sales, earnings or assets (determined on a consolidated basis in accordance with GAAP) are located in or generated or derived from operations located in jurisdictions outside Canada and the United States.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in Canada on the Issue Date.

     "Guarantee" means the guarantee by each Guarantor of our obligations with respect to the notes.

     "Guarantor" means the issuer at any time of a Guarantee (so long as such Guarantee remains outstanding).

     "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person outstanding under (a) interest rate or currency swap agreements, interest rate or currency cap agreements and interest rate or currency collar agreements and (b) any other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

     "Holding Company Notes" means the subordinated notes of Holding Company Notes Issuer."

     "Holding Company Notes Issuer" means 3815668 Canada Inc., a corporation formed under the federal laws of Canada, all of the outstanding voting securities of which are owned, directly or indirectly, by CanWest.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation as a liability on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness; and provided, further, that Indebtedness otherwise incurred by a Person before it becomes a Restricted Subsidiary shall be deemed to have been incurred by such Person at the time such Person becomes such a Restricted Subsidiary.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute subscriber advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (1) any Capitalized Lease Obligations of such Person; (2) obligations secured by a Lien to which any Property owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed; provided that, for the purposes of determining the amount of Indebtedness described in this clause, if recourse with respect to such Indebtedness is limited to such Property, the amount of such Indebtedness shall be limited to the fair market value for such Property; (3) guarantees of Indebtedness of other Persons which would be included within this definition for such other Persons (whether or not such items would appear on the balance sheet of the guarantor); (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof; (6) obligations of any such Person under any Hedging Obligations applicable to any of the foregoing (if and to the extent such Hedging Obligations would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP) and (7) obligations under the CMI Notes Indenture, regardless of whether such obligations are reflected as liabilities or equity on a balance sheet prepared in accordance with GAAP; provided that if such obligations are reflected as equity on a balance sheet in accordance with GAAP, then such obligations shall be deemed Indebtedness only for purposes of the "Limitation on Additional Indebtedness" covenant but not for purposes of the definition of Consolidated Leverage Ratio. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (2) Indebtedness shall not include any liability for federal, state, provincial, territorial, regional, municipal, local or other taxes and (3) the amount of any Indebtedness secured by a Lien under the terms of which the recourse of the Person to which such Indebtedness is owed is limited to the Property secured by such Lien shall be the lesser of
(a) the amount of such Indebtedness otherwise determined in accordance with the foregoing and (b) the fair market value, at the time of determination, of the Property subject to such Lien. For the avoidance of doubt, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

     "Independent Financial Advisor" means an investment banking firm of national reputation in the United States or Canada which, in the judgment of the majority of the disinterested members of our Board of Directors, is independent and qualified to perform the task for which it is to be engaged.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's and S&P, respectively.

     "Investments" means, with respect to any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of Property to others, payments for Property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities (other than the purchase of the notes pursuant to "Limitation on Certain Asset Sales" or "Change of Control Offer") of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments shall exclude (a) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (b) the repurchase of securities of any Person by such Person. For the purposes of the "Limitation on Restricted Payments" covenant, (1) Investments shall include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (2) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by us or any of our Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of distributions in cash or Cash Equivalents which constitute a return of capital in connection with such Investment; provided that the aggregate of all such reductions shall not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If we or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Restricted Subsidiary shall have ceased to be a Subsidiary of us, we shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means the date the initial notes were first issued by us and authenticated by the trustee under the indenture.

     "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing); provided that in no event shall an operating lease that is not a Capitalized Lease Obligation or Sale and Lease-Back Transaction be deemed to constitute a Lien.

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person for such period determined in accordance with GAAP.

     "Net Proceeds" means (a) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net proceeds received by such Person, after payment of all expenses (including, without limitation, finders' fees, brokers' fees, attorneys' fees, accountants' fees and consultants' fees), commissions and the like incurred in connection therewith and net of all taxes paid or payable or as a result thereof, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt) and
(b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of our Capital Stock which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to such holders in connection therewith on account of fractional shares or otherwise and less all expenses incurred by such Person in connection therewith).

     "Non-Payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Indebtedness.

     "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of or premium, if any, or interest on or any other amount payable in connection with Designated Senior Indebtedness.

     "Permitted Asset Swap" means, with respect to any Person, a substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of the aforementioned Person.

     "Permitted Indebtedness" means

     (a) Indebtedness of us or any of our Restricted Subsidiaries arising under or in connection with the Credit Facility in an aggregate principal amount outstanding at any time (without duplication) not to exceed $3.10 billion, less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

     (b) Indebtedness under the notes, the indenture (including the Canadian dollar denominated notes that we concurrently offered to an Affiliate and any U.S. dollar denominated notes issued in exchange therefor) and the Guarantees;

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     (c)   Indebtedness of us to Holding Company Notes Issuer (1) issued and outstanding on the Issue Date; and (2) incurred after the Issue Date; provided, that (x) the aggregate principal amount of all Indebtedness incurred after the Issue Date in reliance on this subclause (2) shall not exceed the lesser of (i) the aggregate principal amount of all additional Holding Company Notes, if any, issued after the Issue Date as a purchase price adjustment in accordance with the transaction agreement governing the Acquisition as in effect on the Issue Date and (ii) $200.0 million; and (y) any such Indebtedness shall be so incurred on the same terms (other than date of issuance) as the Indebtedness incurred in reliance on subclause (1) above; and, provided, further, that in no event shall the aggregate principal amount of all Indebtedness incurred in reliance on this clause (c) that is outstanding at any one time exceed the aggregate principal amount of Holding Company Notes outstanding at such time;

     (d) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced), permanent reductions or scheduled payments actually made thereunder;

     (e) Indebtedness of us to any Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor and Indebtedness of any Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor to us or another Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor, in each case subject to no Lien held by a Person other than us or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor; provided, however, that:

        (i) (1) if we are the obligor on such Indebtedness or (2) any Guarantor is the obligor on such Indebtedness, other than if the Indebtedness is owed to us or another Guarantor, then, in each case, such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the notes, in the case of us, or the Guarantee of such Guarantor, in the case of a Guarantor; and

        (ii) if as of any date any Person other than us or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor is owed any such Indebtedness or if as of any date any Person other than us or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor holds a Lien on any Property of us or a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor in respect of such Indebtedness, such date will be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

     (f) Purchase Money Indebtedness and Capitalized Lease Obligations which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed 5% of consolidated tangible assets of us and our Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

     (g) Indebtedness under any letter of credit, banker's acceptance or similar credit transaction in an amount not to exceed $10.0 million at any one time outstanding incurred in the ordinary course of business;

     (h) the incurrence by us or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of us or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to

        (i) interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and

        (ii) currency risk, such Hedging Obligation does not increase the Indebtedness of us and our Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (i) Indebtedness of Foreign Restricted Subsidiaries in an aggregate principal amount which, together with all other Indebtedness of such Foreign Restricted Subsidiaries outstanding on the date of such incurrence does not exceed $25.0 million (or the foreign currency denominated equivalent thereof);

     (j) Indebtedness of us or any of our Restricted Subsidiaries represented by surety or performance bonds or similar obligations provided by us or any such Restricted Subsidiary in the ordinary course of business;

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     (k)   Indebtedness of us or any Restricted Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by us and our Restricted Subsidiaries in connection with such disposition;

     (l)   Refinancing Indebtedness; and

     (m) additional Indebtedness of us or any of our Restricted Subsidiaries not to exceed $50.0 million in aggregate principal amount at any one time outstanding.

     "Permitted Investments" means Investments made on or after the Issue Date consisting of:

     (a) Investments by us, or by a Restricted Subsidiary, in us, a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor;

     (b) Investments by us, or by a Restricted Subsidiary, in a Person, if as a result of such Investment (1) such Person becomes a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound up into, us, a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor;

     (c)   Investments in cash and Cash Equivalents;

     (d) an Investment that is made by us or a Restricted Subsidiary in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to us or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under "-- Material Covenants -- Limitation on Certain Asset Sales";

     (e) Capital Stock, obligations, securities or other Property received in settlement of debts created in the ordinary course of business and owing to us or any Restricted Subsidiary or in satisfaction of judgments;

     (f) payroll, travel and similar advances made in the ordinary course of business for a bona fide business purpose by us or any Restricted Subsidiaries to employees of us or any such Restricted Subsidiary, as the case may be; provided that such advances are for items expected at the time of such advances to be treated as expenses for accounting purposes;

     (g) loans or advances made in the ordinary course of business by us or any of our Restricted Subsidiaries to employees of us or any such Restricted Subsidiary in an amount not to exceed $10.0 million in the aggregate at any one time outstanding;

     (h) securities or other property received from another Person by us or any of our Restricted Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of any debt or a reorganization of such Person or as a result of a foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other Property of such Person held by us or any Restricted Subsidiaries, or for other liabilities or obligations of such other Person to us or any of our Restricted Subsidiaries that were created in accordance with the terms of the indenture;

     (i) lease, utility and other similar deposits made in the ordinary course of business;

     (j)   any Investment existing on the Issue Date;

     (k) Hedging Obligations entered into in the ordinary course of our or any Restricted Subsidiary's business and not for speculative purposes;

     (l) any acquisition (including by way of merger, consolidation or amalgamation) of assets or equity interests in exchange solely for Capital Stock (other than Disqualified Capital Stock) of us that otherwise complies with the terms of the indenture; and

     (m) additional Investments not to exceed $25.0 million at any one time outstanding.

     "Permitted Junior Securities" means equity securities or subordinated debt securities of us as reorganized or readjusted or securities of us or any other company, trust, corporation or partnership provided for by a plan of

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reorganization or readjustment, that, in the case of any such subordinated securities are junior or the payment of which is otherwise subordinate, at least to the extent provided in the indenture with respect to the notes, to the payment and satisfaction in full in cash of all of our Senior Indebtedness at the time outstanding, and to the payment of all securities issued in exchange therefor, to the holders of the Senior Indebtedness at the time outstanding.

     "Permitted Liens" means:

     (a) Liens on Property of, or any shares of Capital Stock of, or otherwise in respect of Acquired Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of us or at the time such Person is merged into or amalgamated with us or any of our Restricted Subsidiaries; provided that such Liens (1) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of us or merging into or amalgamating with us or any of our Restricted Subsidiaries and (2) do not extend to or cover any Property or Capital Stock other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into or amalgamated with us or any of our Restricted Subsidiaries;

     (b) Liens securing Senior Indebtedness under the Credit Facility which Indebtedness is incurred pursuant to clause (a) of the definition of Permitted Indebtedness;

     (c) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, shares or debt securing the Indebtedness so repurchased, redeemed, repaid, retired, defeased or otherwise acquired for value;

     (d)   Liens in favor of us or any of our Restricted Subsidiaries;

     (e) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the indenture, provided that (1) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with the purchase or construction) of such Property, (2) the principal amount of the indebtedness secured by such Lien does not exceed 100% of such costs, and (3) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

     (f) statutory liens or landlords', carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other like Liens including, without limitation, those Liens resulting from the deposit of cash or securities in connection with contracts, tenders or expropriation proceedings, or to secure workers' compensation, unemployment insurance, surety or appeal bonds, costs of litigation when required by law, liens and claims incidental and public statutory obligations arising in the ordinary course of business, in each case, which do not secure any Indebtedness and with respect to amounts that are not delinquent for more than 60 days or being contested diligently and in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

     (g) Liens for taxes, rates, assessments or governmental charges or levies that are not delinquent for more than 60 days or are being contested diligently and in good faith by appropriate proceedings if adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

     (h) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (f) of the definition of Permitted Indebtedness; provided that such Lien does not extend to any Property other than that subject to the applicable underlying lease;

     (i) licenses, permits, reservations, covenants, servitudes, easements, rights-of-way and rights in the nature of easements (including, without limiting the generality of the foregoing, licenses, easements, rights-of-way and rights in the nature of easements for railways, sidewalks, public ways, sewers, drains, gas or oil pipelines, steam, gas and water mains or electric light and power, or telephone and telegraph or cable television conduits, poles, wires and cables, reservations, limitations, provisos and conditions expressed in any original grant from the Crown or other grant of real or immovable property, or any interest therein) and zoning land use and building restrictions, by-laws, regulations and ordinances of federal,

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        provincial, regional, state, municipal and other governmental authorities in respect of real property not interfering, individually or in the aggregate, in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

     (j) undetermined or inchoate encumbrances, rights of distress and charges incidental to current operations which have not at such time been filed or exercised, which relate to obligations not yet delinquent or if delinquent, the validity of which are being contested diligently and in good faith by appropriate proceedings if adequate reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

     (k) title defects, encroachments or irregularities in title incurred in the ordinary course of business which are of a minor nature and which individually or in the aggregate do not interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

     (l) the right reserved to or vested in any governmental entity by the terms of any lease, license, franchise, grant or permit acquired by that person or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other payments (provided, that such payments are not yet delinquent) as a condition to the continuance thereof so long as same do not individually or in the aggregate interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

     (m) subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements which do not, individually or in the aggregate, interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

     (n) the rights of any co-owner, tenant, occupant or licensee under any lease, occupancy agreement or license which do not, individually or in the aggregate, interfere in any material respect with the use of the affected real property for the ordinary conduct of the business of us or any of our Restricted Subsidiaries at such real property;

     (o) security given to a public utility or any governmental entity when required by such utility or governmental entity in connection with the operations of that Person in the ordinary course of its business and any inchoate Lien for public utility charges not due as at the Issue Date;

     (p) Liens created by a judgment of a court of competent jurisdiction not resulting in a Default, as long as the judgment is being contested diligently and in good faith by appropriate proceedings by that Person and in connection with such proceeding there has been secured a subsisting stay of execution pending such proceeding; provided, that the aggregate amount of all such judgments (and any cash and the fair market value of any Property subject to such Liens) does not exceed $20.0 million at any time outstanding;

     (q) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement entered into in the ordinary course of business and permitted under the indenture;

     (r) hypothecs reserved to landlords in relation to immovable property to the extent only of rental obligations owing under the lease agreement relating to any such immovable property and any unregistered Lien in favor of any lessor licensor or permitter for rent to become due for other obligations or acts required under any lease permitted under the indenture;

     (s) Liens and rights of setoff, combination of accounts and recoupments in favor of a bank imposed by law and incurred in the ordinary course of business on deposit accounts maintained with such bank and Cash Equivalents in such account;

     (t) Liens securing Hedging Obligations permitted to be incurred under clause (h) of the definition of Permitted Indebtedness;

     (u) any unregistered leases to which (i) subsection 70(2) of the Registry Act, R.S.O. 1990 applies (where there is actual possession under a lease which has a term not exceeding seven years and (ii) paragraph 4 of subsection 44(1) of the Land Titles Act R.S.O. 1999 applies (where there is actual possession under a

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

        lease which has a term yet to run of three years or less) or similar statutory provisions of any legal registry statute of any other relevant jurisdiction which, in each case, do not individually or in the aggregate, interfere in any material respect with the use of the property subject thereto for the conduct of the business of us or any of our Restricted Subsidiaries at such real property;

     (v)   Liens existing on the Issue Date disclosed in this prospectus;

     (w) Liens in favor of the trustee for its benefit and the benefit of the holders of the notes;

     (x) Liens securing Indebtedness of Foreign Restricted Subsidiaries incurred in reliance on clause (i) of the definition of Permitted Indebtedness;

     (y) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $5.0 million in the aggregate at any one time outstanding; and

     (z) any extensions, substitutions, replacements or renewals of the foregoing; provided, that the Liens permitted by this clause (z) shall not cover any additional Indebtedness or Property (other than like Property substituted for Property covered by such Lien).

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, moveable, immoveable, tangible, intangible or mixed property or other asset owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Purchase Money Indebtedness" means any Indebtedness incurred in the ordinary course of business by a Person to finance all or any part of the cost (including the cost of construction, engineering, acquisition, installation, development or improvement) of any Property, the principal amount of which Indebtedness does not exceed the sum of (1) 100% of such cost and (2) reasonable fees and expenses of such Person incurred in connection therewith.

     "Rating Agencies" means S&P and Moody's, or any successors to the respective rating agency business thereof.

     "Refinancing Indebtedness" means Indebtedness that renews, replaces, defeases, refunds, refinances or extends any Indebtedness permitted to be incurred by us and the Restricted Subsidiaries or any of them pursuant to the terms of the indenture, but only to the extent that (1) if the Indebtedness being refunded, refinanced, renewed, replaced, defeased or extended is subordinated in right of payment to the notes, the Refinancing Indebtedness is subordinated to the notes to at least the same extent as the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended, (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended or (b) after the maturity date of the notes, (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes, (4) such Refinancing Indebtedness is in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (a) the aggregate principal amount (or, if issued with original issue discount, the aggregate accreted value) of the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended and the amount of any premium reasonably necessary to accomplish such refinancing, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of pre-existing prepayment provisions on such Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended and (c) the amount of reasonable fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (5) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being renewed, replaced, defeased, refunded, refinanced or extended.

     "Reported Period" means with respect to any Person the most recently ended full fiscal quarter.
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     "Restricted Payment" means any of the following:

     (a) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of us or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of us or any Restricted Subsidiary (other than
        (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of us or any Restricted Subsidiaries or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (y) in the case of Restricted Subsidiaries, dividends or distributions payable to us, a Wholly Owned Subsidiary or a Restricted Subsidiary that is also a Guarantor and pro rata dividends or distributions payable to the other holders of Common Stock of such Restricted Subsidiary);

     (b) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of us or any of our Restricted Subsidiaries (other than Capital Stock owned by us or a Restricted Subsidiary, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

     (c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated in right of payment to the notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

     (d) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

     (e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the Investment by us therein; and

     (f) forgiveness of any Indebtedness of an Affiliate of us to us or a Restricted Subsidiary.

     For purposes of determining the amount of any such Restricted Payment, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     "Restricted Subsidiary" means a Subsidiary of us other than an Unrestricted Subsidiary. Our Board of Directors may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (1) we could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to "-- Material Covenants -- Limitation on Additional Indebtedness" and (2) no default or Event of Default shall have occurred and be continuing.

     "S&P" means Standard & Poor's Ratings Service, a division of McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by us or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by us or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "Securities Act" means the U.S. Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

     "Senior Indebtedness" means the principal of and premium, if any, and interest on, and any and all other fees, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with

     (1) all Indebtedness of us or any Guarantor owed to lenders under the Credit Facility;

     (2) all obligations of us or any Guarantor with respect to Hedging Obligations;

     (3) all obligations of us or any Guarantor to reimburse any bank or other person in respect of amounts paid under letters of credit, bankers acceptances or other similar instruments;

     (4) all other Indebtedness of us or any Guarantor which does not provide that it is to rank pari passu with or subordinate to the notes or the Guarantee of such Guarantor, as the case may be; and

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     (5)   all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to and restatements of, any of the Senior Indebtedness described above.

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include

     (1) Indebtedness of us or any Guarantor to any of their respective Subsidiaries, or to any Affiliate of us or such Guarantor or any of such Affiliate's Subsidiaries (for greater certainty, other than the guarantees of Indebtedness under the Credit Facility);

     (2)   Indebtedness represented by the notes and the Guarantees;

     (3) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

     (4) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

     (5) Indebtedness incurred in violation of the indenture, provided that as to any such Indebtedness no such violation shall be deemed to exist for purposes of this clause (5) if the holder(s) of such Indebtedness or its/their representative and the trustee have received an Officer's Certificate from us to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving Indebtedness, that the incurrence of the entire committed amount thereof on the date on which the initial borrowing is made would not) violate the indenture;

     (6)   Indebtedness represented by Disqualified Capital Stock; and

     (7) any Indebtedness to or guaranteed on behalf of any member of the Asper Group, any director, officer or employee of us or any Guarantor or any Subsidiary of us or such Guarantor.

     "Significant Subsidiary" means any Restricted Subsidiary which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

     "Subsidiary" of any specified Person means any corporation, limited liability company, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (2) in the case of a limited liability company, partnership, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Taxes" means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

     "Taxing Authority" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

     "Unrestricted Subsidiary" means (1) any Subsidiary of an Unrestricted Subsidiary and (2) any of our Subsidiaries which is designated (a "Designation") as of or after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by our Board of Directors; provided that a Subsidiary may be so designated as an Unrestricted Subsidiary after the Issue Date only if (a) such Designation is in compliance with the "Limitation on Restricted Payments" covenant; (b) no Default or Event of Default has occurred and is continuing or results therefrom; and (c) neither we nor any Restricted Subsidiary will at any time

     (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

     (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary, or

     (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except (A) in the case of clause (i) or (ii) to the extent

     (x) that we or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to "-- Material Covenants -- Limitation on Additional Indebtedness" above; and

     (y) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under "-- Material Covenants -- Limitation on Restricted Payments" above; and

(B) in the case of clause (i) or (ii) in respect of guarantees and letters of credit existing on the Issue Date extended to Unrestricted Subsidiaries or other third parties.

     The trustee shall be given prompt written notice by us of each resolution adopted by our Board of Directors under this provision, together with a copy of each such resolution adopted.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by us.

================================================================================

                               CANWEST MEDIA INC.
                     10 5/8% SENIOR SUBORDINATED NOTES DUE 2011


                                   PROSPECTUS

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


     Under the Canada Business Corporations Act, or the CBCA, a corporation may indemnify a present or former director or officer of such corporation or a person who acts or acted at the corporation's request as a director or officer of another corporation of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. A director or officer is entitled to indemnification from the corporation as a matter of right in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of a civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation if he was substantially successful on the merits in his defense of the action or proceeding and fulfilled the conditions set forth above.

     In accordance with the CBCA, our by-laws provide that we must indemnify a director or officer of ours, a former director or officer of ours or any person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of us or at our request on behalf of any such body corporate),and such director or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which such director or officer has been made a party by reason of being or having been a director or officer of us or such body corporate (or by reason of having undertaken such liability); and that we must with the approval of a court indemnify a person in respect of a derivative action to which such person is made a party by reason of being or having been a director or officer of ours or such body corporate against all costs, charges and expenses reasonably incurred by such director or officer in connection with such action if (1) such director or officer acted honestly and in good faith with a view to our best interests, and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such director or officer had reasonable grounds for believing that his or her conduct was lawful.

     Our by-laws also provide that we must, without requiring the approval of a court, indemnify any such director or officer in respect of a derivative action who has been substantially successful on the merits in the defense of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of ours or a body corporate of which we are or were a shareholder or creditor, against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding, provided that such person has fulfilled the conditions set forth above.

     Our policy of directors' and officers' liability insurance which insures directors and officers for losses as a result of claims based upon any error, misstatement, misleading statement, act, omission, neglect or breach of duty committed, attempted or allegedly committed or attempted as directors and officers of us, including liabilities arising under the Securities Act, and also reimburses us for payments made pursuant to the indemnity provisions under the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.  EXHIBITS.



EXHIBIT NO.                             EXHIBIT
-----------                             -------
   1.1        Purchase Agreement, dated as of March 31, 2003, among
              CanWest Media Inc., the Guarantors identified therein,
              Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia
              Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion
              Securities Corporation, Banc of America Securities LLC and
              TD Securities (USA) Inc.(4)
   1.2        Purchase Agreement, dated May 10, 2001, among CanWest Media
              Inc., the Guarantors identified therein, CIBC World Markets
              Corp., Salomon Smith Barney Inc., Banc of America Securities
              LLC, Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC
              Dominion Securities Corp. and TD Securities (USA) Inc.(2)
   4.1        Articles of Incorporation of CanWest Media Inc., as
              amended(2)
   4.2        By-laws of CanWest Media Inc.(2)
   4.3        Articles of Incorporation of 2846551 Canada Inc., as
              amended(2)
   4.4        By-laws of 2846551 Canada Inc.(2)
   4.5        Articles of Incorporation of 3919056 Canada Ltd.(4)
   4.6        By-laws of 3919056 Canada Ltd.(4)
   4.7        Articles of Incorporation of Apple Box Productions Sub Inc.,
              as amended(2)
   4.8        By-laws of Apple Box Productions Sub Inc.(2)
   4.9        Articles of Incorporation of BCTV Holdings Inc., as
              amended(2)
   4.10       By-laws of BCTV Holdings Inc.(2)
   4.11       Articles of Continuance of Calgary Herald Group Inc.(2)
   4.12       By-laws of Calgary Herald Group Inc.(2)
   4.13       Articles of Continuance of CanWest -- Montreal R.P. Holdings
              Inc.(2)
   4.14       By-laws of CanWest -- Montreal R.P. Holdings Inc.(2)
   4.15       Articles of Continuance of CanWest -- Windsor R.P. Holdings
              Inc.(2)
   4.16       By-laws of CanWest -- Windsor R.P. Holdings Inc.(2)
   4.17       Articles of Incorporation of CanWest Finance Inc./Financiere
              CanWest Inc., as amended(2)
   4.18       By-laws of CanWest Finance Inc./Financiere CanWest Inc.(2)
   4.19       Statuts De Constitution of CanWest Global Broadcasting
              Inc./Radiodiffusion CanWest Global Inc., as amended(2)
   4.20       Code of General By-laws of CanWest Global Broadcasting
              Inc./Radiodiffusion CanWest Global Inc., as amended(2)
   4.21       Articles of Amalgamation of CanWest Interactive Inc.(4)
   4.22       By-Laws of CanWest Interactive Inc.(4)
   4.23       Articles of Incorporation of CanWest International
              Communications Inc., as amended(2)
   4.24       By-laws of CanWest International Communications Inc.(2)
   4.25       Articles of Incorporation of CanWest International
              Management Inc., as amended(2)
   4.26       By-laws of CanWest International Management Inc.(2)
   4.27       Articles of Incorporation of CanWest Irish Holdings
              (Barbados) Inc., as amended(2)
   4.28       By-laws of CanWest Irish Holdings (Barbados) Inc.(2)
   4.29       Articles of Incorporation of CanWest Media Sales Limited, as
              amended(2)
   4.30       By-laws of CanWest Media Sales Limited(2)
   4.31       Notice of Adoption, Alteration, or Revocation of
              Constitution and Constitution of CanWest NZ Radio Holdings
              Limited, as amended(2)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   4.32       Articles of Continuance and Articles of Amendment of CanWest
              Publications Inc.(4)
   4.33       By-Laws of CanWest Publications Inc.(4)
   4.34       Articles of Association of CGS Debenture Holding
              (Netherlands) B.V.(2)
   4.35       Articles of Association of CGS International Holdings
              (Netherlands) B.V.(2)
   4.36       Articles of Association of CGS NZ Radio Shareholding
              (Netherlands) B.V.(2)
   4.37       Articles of Association of CGS NZ TV Shareholding
              (Netherlands) B.V.(2)
   4.38       Articles of Association of CGS Shareholding (Netherlands)
              B.V.(2)
   4.39       Articles of Incorporation of CHBC Holdings Inc., as
              amended(2)
   4.40       By-laws of CHBC Holdings Inc.(2)
   4.41       Articles of Incorporation of CHEK Holdings Inc., as
              amended(2)
   4.42       By-laws of CHEK Holdings Inc.(2)
   4.43       Articles of Amalgamation of Clarinet Music Inc.(2)
   4.44       By-laws of Clarinet Music Inc.(2)
   4.45       Articles of Continuance of Edmonton Journal Group Inc.(2)
   4.46       By-laws of Edmonton Journal Group Inc.(2)
   4.47       Articles of Incorporation and Articles of Amendment of Fox
              Sports World Canada Holdco Inc.(4)
   4.48       By-Laws of Fox Sports World Canada Holdco Inc.(4)
   4.49       Articles of Incorporation of Global Centre Inc., as
              amended(2)
   4.50       By-laws of Global Centre Inc., as amended(2)
   4.51       Articles of Amalgamation of Global Communications Limited(2)
   4.52       By-laws of Global Communications Limited(2)
   4.53       Articles of Amalgamation of Global Television Centre Ltd.(2)
   4.54       By-laws of Global Television Centre Ltd.(2)
   4.55       Articles of Continuance of Global Television Network Inc.,
              as amended(2)
   4.56       By-laws of Global Television Network Inc.(2)
   4.57       Amended and Restated Limited Partnership Agreement of Global
              Television Network Quebec, Limited Partnership/Reseau de
              Television Global Quebec, Societe en Commandite(4)
   4.58       Articles of Incorporation and Articles of Amendment of
              Global Television Specialty Networks Inc.(4)
   4.59       By-Laws of Global Television Specialty Networks Inc.(4)
   4.60       Articles of Incorporation and Articles of Amendment of
              Lonestar Holdco Inc.(4)
   4.61       By-Laws of Lonestar Holdco Inc.(4)
   4.62       Articles of Continuance of Lower Mainland Publishing Group
              Inc.(2)
   4.63       By-laws of Lower Mainland Publishing Group Inc.(2)
   4.64       Articles of Continuance of Montreal Gazette Group Inc.(2)
   4.65       By-laws of Montreal Gazette Group Inc.(2)
   4.66       Articles of Continuance of Multisound Publishers Ltd., as
              amended(2)
   4.67       By-laws of Multisound Publishers Ltd., as amended(2)
   4.68       Articles of Continuance of Nanaimo Daily News Group Inc.(2)
   4.69       By-laws of Nanaimo Daily News Group Inc.(2)
   4.70       Articles of Incorporation of ONtv Holdings Inc., as
              amended(2)
   4.71       By-laws of ONtv Holdings Inc.(2)
   4.72       Articles of Continuance of Ottawa Citizen Group Inc.(2)
   4.73       By-laws of Ottawa Citizen Group Inc.(2)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   4.74       Articles of Continuance of Pacific Newspaper Group Inc.(2)
   4.75       By-laws of Pacific Newspaper Group Inc.(2)
   4.76       Articles of Continuance of Port Alberni Times Group Inc.(2)
   4.77       By-laws of Port Alberni Times Group Inc.(2)
   4.78       Articles of Incorporation and Articles of Amendment of
              ReachCanada Contact Centre Limited(4)
   4.79       By-Laws of ReachCanada Contact Centre Limited(4)
   4.80       Articles of Continuance of Regina Leader Post Group Inc.(2)
   4.81       By-laws of Regina Leader Post Group Inc.(2)
   4.82       Articles of Incorporation and Articles of Amendment of
              RetroVista Holdco Inc.(4)
   4.83       By-Law No. 1 of RetroVista Holdco Inc.(4)
   4.84       Articles of Continuance of Saskatoon StarPhoenix Group
              Inc.(2)
   4.85       By-laws of Saskatoon StarPhoenix Group Inc.(2)
   4.86       Articles of Continuance of Southam Digital Inc.(2)
   4.87       By-laws of Southam Digital Inc.(2)
   4.88       Articles of Incorporation of Studio Post & Transfer Sub
              Inc., as amended (2)
   4.89       By-laws of Studio Post & Transfer Sub Inc.(2)
   4.90       Notice of Adoption, Alteration, or Revocation of
              Constitution and Constitution of TV3 Network Services
              Limited (2)
   4.91       Notice of Adoption, Alteration, or Revocation of
              Constitution and Constitution of TV4 Network Limited, as
              amended (2)
   4.92       Articles of Continuance of Vancouver Island Newspaper Group
              Inc., as amended(2)
   4.93       By-laws of Vancouver Island Newspaper Group Inc.(2)
   4.94       Articles of Continuance of Victoria Times Colonist Group
              Inc.(2)
   4.95       By-laws of Victoria Times Colonist Group Inc.(2)
   4.96       Articles of Continuance and By-laws of Western
              Communications Inc.(2)
   4.97       Articles of Incorporation of WIC Mobile TV Inc., as
              amended(2)
   4.98       By-laws of WIC Mobile TV Inc.(2)
   4.99       Articles of Incorporation of WIC Television Production Sub
              Inc., as amended(2)
   4.100      By-laws of WIC Television Production Sub Inc.(2)
   4.101      Articles of Continuance of Windsor Star Group Inc.(2)
   4.102      By-laws of Windsor Star Group Inc.(2)
   4.103      Articles of Incorporation and Articles of Amendment of
              Xtreme Sports Holdco Inc.(4)
   4.104      By-Laws of Xtreme Sports Holdco Inc.(4)
   4.105      Indenture, dated as of April 3, 2003, among CanWest Media
              Inc., the Guarantors named therein and The Bank of New York, as Trustee(4)
   4.106      Indenture, dated as of May 17, 2001, among CanWest Media
              Inc., the Guarantors named therein and The Bank of New York, as Trustee(2)
   4.107      Registration Rights Agreement, dated as of April 3, 2003,
              among CanWest Media Inc., the Guarantors named therein,
              Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia
              Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion
              Securities Corporation, Banc of America Securities LLC and
              TD Securities (USA) Inc.(4)
   4.108      Registration Rights Agreement, dated as of May 17, 2001,
              among CanWest Media Inc., the Guarantors named therein, CIBC
              World Markets Corp., Salomon Smith Barney Inc., Banc of
              America Securities LLC, Scotia Capital (USA) Inc., BMO
              Nesbitt Burns Corp., RBC Dominion Securities Corp. and TD
              Securities (USA) Inc.(2)
   4.109      Guarantee, dated as of April 3, 2003, executed by the
              Guarantors identified therein(4)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   4.110      Guarantee, dated as of May 17, 2001, executed by the
              Guarantors identified therein(2)
   4.111      7 5/8% Senior Note due 2013, in the original principal
              amount of US$470,000, executed by CanWest Media Inc. in
              favor of Cede & Co.(4)
   4.112      7 5/8% Senior Note due 2013, in the original principal
              amount of US$199,530,000, executed by CanWest Media Inc. in favor of Cede & Co.(4)
   4.113      Form of 7 5/8% Series B Senior Note due 2013 of CanWest
              Media Inc.(4)
   4.114      10 5/8% Series B Senior Subordinate Note due 2011, in the
              original principal amount of US$195,000, executed by CanWest
              Media Inc. in favor of Cede & Co.(4)
   4.115      10 5/8% Series B Senior Subordinate Note due 2011, in the
              original principal amount of US$424,805,000, executed by
              CanWest Media Inc. in favor of Cede & Co.(4)
   4.116      10 5/8% Senior Subordinated Note due 2011, in the original principal amount of Cdn$60,724,000, executed by CanWest
              Media Inc. in favor of CanWest Communications
              Corporation.(2)
   4.117      Letter of Representations, dated as of April 3, 2003, among
              CanWest Media Inc., The Bank of New York, as agent, and The
              Depository Trust Company(4)
   4.118      Letter of Representations, dated as of May 17, 2001, among
              CanWest Media Inc., The Bank of New York, as agent, and The
              Depository Trust Company(2)
   4.119      Letter dated April 3, 2003, from The Bank of New York, as
              trustee under the Indenture, dated as of May 17, 2001, among
              CanWest Media Inc., the Guarantors named therein and The
              Bank of New York, as Trustee, to Salomon Smith Barney Inc.,
              CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO
              Nesbitt Burns Corp., RBC Dominion Securities Corp., Banc of
              America Securities LLC and TD Securities (USA) Inc.(4)
   4.120      Demand Registration Rights Agreement, dated as of May 17,
              2001, among CanWest Media Inc., CanWest Communications
              Corporation and the Guarantors named therein(2)
   4.121      Trust Indenture, dated as of November 15, 2000, between
              CanWest Media Inc. and CanWest Global Communications
              Corporation(2)
   4.122      Supplemental Indenture, dated as of August 6, 2002, between
              CanWest Media Inc. and The Bank of New York(1)
   4.123      Second Supplemental Indenture, dated as of February 27,
              2003, among CanWest Media Inc., each of the guarantors
              identified therein and The Bank of New York.(4)
   4.124      Third Supplemental Indenture, dated as of April 23, 2003,
              among CanWest Media Inc., each of the guarantors identified therein and The Bank of New York.(4)
   4.125      First Supplemental Indenture, dated as of September 22, 2003, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.
   4.126      Fourth Supplemental Indenture, dated as of September 22, 2003, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.
   5.1        Opinion of Osler, Hoskin & Harcourt LLP*
   5.2        Opinion of Kaye Scholer LLP*
   5.3        Opinion of Russell McVeagh*
   5.4        Opinion of Nauta Dutilh*
   5.5        Opinion of Chancery Chambers*
   5.6        Opinion of Fasken Martineau Dumoulin LLP*
   5.7        Opinion of Tory's*
   5.8        Opinion of Pitblado*


EXHIBIT NO.                             EXHIBIT
-----------                             -------

   8.1        Opinion of Kaye Scholer LLP as to certain tax matters*
  12.1        Computation of Ratio of Earnings to Fixed Charges
  23.1        Consent of PricewaterhouseCoopers LLP, Winnepeg, Manitoba,
              Canada
  23.2        Consent of PricewaterhouseCoopers, Sydney, Australia
  23.3        Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit
              5.1)*
  23.4        Consent of Kaye Scholer LLP (included in Exhibit 5.2)*
  23.5        Consent of Russell McVeagh (included in Exhibit 5.3)*
  23.6        Consent of Nauta Dutilh (included in Exhibit 5.4)*
  23.7        Consent of Chancery Chambers (included in Exhibit 5.5)*
  23.8        Consent of Fasken Martineau Dumoulin LLP (included in
              Exhibit 5.6)*
  23.9        Consent of Tory's (included in Exhibit 5.7)*
  23.10       Consent of Pitblado (included in Exhibit 5.8)*
  23.11       Consent of Kaye Scholer LLP (included in Exhibit 8.1)*
  24.1 Power of Attorney for CanWest Media Inc. (included in the signature pages hereto)
  24.2 Power of Attorney for 2846551 Canada Inc. (included in the signature pages hereto)
  24.3 Power of Attorney for 3919056 Canada Ltd. (included in the signature pages hereto)
  24.4 Power of Attorney for Apple Box Productions Sub Inc. (included in the signature pages hereto)
  24.5 Power of Attorney for BCTV Holdings Inc. (included in the signature pages hereto)
  24.6 Power of Attorney for Calgary Herald Group Inc. (included in the signature pages hereto)
  24.7        Power of Attorney for CanWest -- Montreal R.P. Holdings
              Inc. (included in the signature pages hereto)
  24.8        Power of Attorney for CanWest -- Windsor R.P. Holdings Inc.
              (included in the signature pages hereto)
  24.9        Power of Attorney for CanWest Finance Inc./Financiere
              CanWest Inc. (included in the signature pages hereto)
  24.10       Power of Attorney for CanWest Global Broadcasting
              Inc./Radiodiffusion CanWest Global Inc. (included in the signature pages hereto)
  24.11 Power of Attorney for CanWest Interactive Inc. (included in the signature pages hereto)
  24.12       Power of Attorney for CanWest International Communications
              Inc. (included in the signature pages hereto)
  24.13       Power of Attorney for CanWest International Management Inc.
              (included in the signature pages hereto)
  24.14       Power of Attorney for CanWest Irish Holdings (Barbados)
              Inc. (included in the signature pages hereto)
  24.15 Power of Attorney for CanWest Media Sales Limited (included in the signature pages hereto)
  24.16 Power of Attorney for CanWest NZ Radio Holdings Limited (included in the signature pages hereto)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
  24.17       Power of Attorney for CanWest Publications Inc. (included in the signature pages hereto)
  24.18       Power of Attorney for CGS Debenture Holding (Netherlands)
              B.V. (included in the signature pages hereto)
  24.19       Power of Attorney for CGS International Holdings
              (Netherlands) B.V. (included in the signature pages hereto)
  24.20       Power of Attorney for CGS NZ Radio Shareholding
              (Netherlands) B.V. (included in the signature pages hereto)
  24.21       Power of Attorney for CGS NZ TV Shareholding (Netherlands)
              B.V. (included in the signature pages hereto)
  24.22       Power of Attorney for CGS Shareholding (Netherlands) B.V.
              (included in the signature pages hereto)
  24.23       Power of Attorney for CHBC Holdings Inc. (included in the
              signature pages hereto)
  24.24       Power of Attorney for CHEK Holdings Inc. (included in the
              signature pages hereto)
  24.25       Power of Attorney for Clarinet Music Inc. (included in the signature pages hereto)
  24.26       Power of Attorney for Edmonton Journal Group Inc. (included in the signature pages hereto)
  24.27       Power of Attorney for Fox Sports World Canada Holdco Inc.
              (included in the signature pages hereto)
  24.28       Power of Attorney for Global Centre Inc. (included in the
              signature pages hereto)
  24.29       Power of Attorney for Global Communications Limited (included in the signature pages hereto)
  24.30       Power of Attorney for Global Television Centre Ltd. (included in the signature pages hereto)
  24.31       Power of Attorney for Global Television Network Inc. (included in the signature pages hereto)
  24.32       Power of Attorney for Global Television Network Quebec,
              Limited Partnership/Reseau de
              Television Global Quebec, Societe en Commandite (included in the signature pages hereto)
  24.33       Power of Attorney for Global Television Specialty Networks
              Inc. (included in the signature pages hereto)
  24.34       Power of Attorney for Lonestar Holdco Inc. (included in the signature pages hereto)
  24.35       Power of Attorney for Lower Mainland Publishing Group Inc.
              (included in the signature pages hereto)
  24.36       Power of Attorney for Montreal Gazette Group Inc. (included in the signature pages hereto)
  24.37       Power of Attorney for Multisound Publishers Ltd. (included in the signature pages hereto)
  24.38       Power of Attorney for Nanaimo Daily News Group Inc. (included in the signature pages hereto)
  24.39       Power of Attorney for ONtv Holdings Inc. (included in the
              signature pages hereto)
  24.40       Power of Attorney for Ottawa Citizen Group Inc. (included in the signature pages hereto)
  24.41       Power of Attorney for Pacific Newspaper Group Inc. (included in the signature pages hereto)
  24.42       Power of Attorney for Port Alberni Times Group Inc. (included in the signature pages hereto)
  24.43       Power of Attorney for ReachCanada Contact Centre Limited (included in the signature pages hereto)
  24.44       Power of Attorney for Regina Leader Post Group Inc. (included in the signature pages hereto)
  24.45       Power of Attorney for RetroVista Holdco Inc. (included in the signature pages hereto)
  24.46       Power of Attorney for Saskatoon StarPhoenix Group Inc. (included in the signature pages hereto)
  24.47       Power of Attorney for Southam Digital Inc. (included in the signature pages hereto)
  24.48       Power of Attorney for Studio Post & Transfer Sub Inc. (included in the signature pages hereto)
  24.49       Power of Attorney for TV3 Network Services Limited (included in the signature pages hereto)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
  24.50       Power of Attorney for TV4 Network Limited (included in the signature pages hereto)
  24.51       Power of Attorney for Vancouver Island Newspaper Group Inc.
              (included in the signature pages hereto)
  24.52       Power of Attorney for Victoria Times Colonist Group Inc. (included in the signature pages hereto)
  24.53       Power of Attorney for Western Communications Inc. (included in the signature pages hereto)
  24.54       Power of Attorney for WIC Mobile TV Inc. (included in the
              signature pages hereto)
  24.55       Power of Attorney for WIC Television Production Sub Inc. (included in the signature pages hereto)
  24.56       Power of Attorney for Windsor Star Group Inc. (included in the signature pages hereto)
  24.57       Power of Attorney for Xtreme Sports Holdco Inc. (included in the signature pages hereto)
  24.58       Power of Attorney for Cool Records Inc. (included in the signature pages hereto)
  25.1        Statement of Eligibility on Form T-1 of Trustee under the
              Indenture, dated as of April 3, 2003, among CanWest Media
              Inc., the Guarantors named therein and The Bank of New York, as Trustee(4)
  99.1        Appointment of Agent for Service of Process(2)

---------------

 *  To be filed by amendment.

 (1) Previously filed as an Exhibit to the Annual Report on Form 20-F of CanWest Media Inc. for the fiscal year ended August 31, 2002, filed on February 28, 2003, SEC File Number 333-13878, and incorporated by reference herein.

 (2) Previously filed as an Exhibit to the Registration Statement Form F-4 of CanWest Media Inc. filed on September 4, 2001, SEC File Number 333-00000, and incorporated by reference herein.

 (3) Previously filed as an Exhibit to the Annual Report on Form 20-F of CanWest Media Inc. for the fiscal year ended August 31, 2001, filed on February 28, 2002, SEC File Number 333-13878, and incorporated by reference herein.

 (4) Previously filed as an Exhibit to the Registration Statement on Form F-4 of CanWest Media Inc. filed on June 18, 2003, SEC File Number 333-106256, and incorporated by reference herein.

ITEM 10.  UNDERTAKINGS.

      (a)   The undersigned registrants hereby undertake:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section

15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

      (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003 , 2003.

                                          CANWEST MEDIA INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

          /s/ LEONARD ASPER                 Director, President and Chief         September 25, 2003
--------------------------------------  Executive Officer (principal executive
            Leonard Asper                              officer)


           /s/ JOHN MAGUIRE                 Chief Financial Officer               September 25, 2003
--------------------------------------
             John Maguire


       /s/ DR. LLOYD I. BARBER                         Director                   September 25, 2003
--------------------------------------
         Dr. Lloyd I. Barber


       /s/ JALYNN H. BENNETT                           Director                   September 25, 2003
--------------------------------------
          Jalynn H. Bennett


    /s/ THE HON. FRANK J. MCKENNA                      Director                   September 25, 2003
--------------------------------------
      The Hon. Frank J. McKenna


       /s/ F. DAVID RADLER                          Director                   September 25, 2003
--------------------------------------
           F. David Radler


        /s/ DAVID J. DRYBROUGH                         Director                   September 25, 2003
--------------------------------------
          David J. Drybrough


           /s/ ISRAEL ASPER                  Director, Executive Chairman         September 25, 2003
--------------------------------------
             Israel Asper


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          2846551 CANADA INC.

                                          By:     /s/ LEONARD J. ASPER
                                            ------------------------------------
                                              Name: Leonard J. Asper
                                              Title: Director, Chairman of the
                                                     Board and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

        /s/ LEONARD J. ASPER             Director, Chairman of the Board and     September 25, 2003
--------------------------------------                President
            Leonard Asper


          /s/ THOMAS STRIKE                    Director, Vice President          September 25, 2003
--------------------------------------
            Thomas Strike


           /s/ JOHN MAGUIRE               Chief Financial Officer (principal     September 25, 2003
--------------------------------------    financial and accounting officer)
             John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          3919056 CANADA LTD.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

        /s/ RICHARD M. LEIPSIC              Director, President (principal      September 25, 2003
--------------------------------------     executive officer and principal
          Richard M. Leipsic              financial and accounting officer)


         /s/ PAMELA A. HARROD                    Director, Secretary            September 25, 2003
--------------------------------------
           Pamela A. Harrod


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          APPLE BOX PRODUCTIONS SUB INC.

                                          By:     /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

         /s/ RICHARD LEIPSIC                     Director, Secretary            September 25, 2003
--------------------------------------
           Richard Leipsic


          /s/ THOMAS STRIKE                      Director, President            September 25, 2003
--------------------------------------      (principal executive officer)
            Thomas Strike


           /s/ JOHN MAGUIRE              Vice President (principal financial    September 25, 2003
--------------------------------------         and accounting officer)
             John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          BCTV HOLDINGS INC.

                                          By:     /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

         /s/ RICHARD LEIPSIC                     Director, Secretary             September 25, 2003
--------------------------------------
           Richard Leipsic


          /s/ THOMAS STRIKE                      Director, President             September 25, 2003
--------------------------------------      (principal executive officer)
            Thomas Strike


           /s/ JOHN MAGUIRE              Vice President (principal financial     September 25, 2003
--------------------------------------         and accounting officer)
             John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CALGARY HERALD GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

         /s/ RICHARD LEIPSIC                     Director, Secretary            September 25, 2003
--------------------------------------
           Richard Leipsic


          /s/ THOMAS STRIKE                 President (principal executive      September 25, 2003
--------------------------------------                 officer)
            Thomas Strike


         /s/ PAMELA A. HARROD               Director, Assistant Secretary       September 25, 2003
--------------------------------------
           Pamela A. Harrod


           /s/ JOHN MAGUIRE              Vice President (principal financial    September 25, 2003
--------------------------------------         and accounting officer)
             John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CANWEST - MONTREAL R.P. HOLDINGS INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

         /s/ RICHARD LEIPSIC                     Director, Secretary            September 25, 2003
--------------------------------------
           Richard Leipsic


          /s/ THOMAS STRIKE                 President (principal executive      September 25, 2003
--------------------------------------                 officer)
            Thomas Strike


         /s/ PAMELA A. HARROD               Director, Assistant Secretary       September 25, 2003
--------------------------------------
           Pamela A. Harrod


           /s/ JOHN MAGUIRE                 Vice President (principal financial September 25, 2003
--------------------------------------         and accounting officer)
             John Maguire



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CANWEST - WINDSOR R.P. HOLDINGS INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                       DATE
              ---------                                 -----                       ----

         /s/ RICHARD LEIPSIC                     Director, Secretary            September 25, 2003
--------------------------------------
           Richard Leipsic


          /s/ THOMAS STRIKE                 President (principal executive      September 25, 2003
--------------------------------------                 officer)
            Thomas Strike


         /s/ PAMELA A. HARROD               Director, Assistant Secretary       September 25, 2003
--------------------------------------
           Pamela A. Harrod


           /s/ JOHN MAGUIRE              Vice President (principal financial    September 25, 2003
--------------------------------------         and accounting officer)
             John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CANWEST FINANCE INC./
                                          FINANCIERE CANWEST INC.

                                          By:     /s/ JOHN MAGUIRE
                                            ------------------------------------
                                              Name: John Maguire
                                              Title: Officer-at-Large (principal
                                                     financial and accounting
                                                     officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ THOMAS STRIKE                     Director, President and Secretary     September 25, 2003
 ------------------------------------------------       (principal executive officer)
                  Thomas Strike


                 /s/ JOHN MAGUIRE                        Officer-at-Large (principal        September 25, 2003
 ------------------------------------------------     financial and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CANWEST GLOBAL BROADCASTING INC./
                                          RADIODIFFUSION CANWEST GLOBAL INC.

                                          By:      /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ LEONARD ASPER                       President (principal executive      September 25, 2003
 ------------------------------------------------                  officer)
                  Leonard Asper


                /s/ THOMAS STRIKE                          Director, Vice President         September 25, 2003
 ------------------------------------------------
                  Thomas Strike


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CANWEST INTERACTIVE INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ LEONARD ASPER                       President (principal executive       September 25, 2003
 ------------------------------------------------                  officer)
                  Leonard Asper


              /s/ RICHARD M. LEIPSIC                       Director, Vice-President          September 25, 2003
 ------------------------------------------------
                Richard M. Leipsic


               /s/ PAMELA A. HARROD                          Director, Secretary             September 25, 2003
 ------------------------------------------------
                 Pamela A. Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial     September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Maarten, NA, on September 25, 2003.

                                          CANWEST INTERNATIONAL COMMUNICATIONS
                                          INC.

                                          By: /s/ YALE H. LERNER
                                            ------------------------------------
                                              Name: Yale H. Lerner
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ YALE H. LERNER                    Director, Chief Executive Officer      September 25, 2003
 ------------------------------------------------       (principal executive officer)
                  Yale H. Lerner


               /s/ BARBARA O'GORMAN                   President (principal financial and     September 25, 2003
 ------------------------------------------------            accounting officer)
                 Barbara O'Gorman


                /s/ THOMAS STRIKE                                  Director                  September 25, 2003
 ------------------------------------------------
                  Thomas Strike


              /s/ ANDREW C. FERREIRA                               Director                  September 25, 2003
 ------------------------------------------------
                Andrew C. Ferreira


             /s/ TREVOR A. CARMICHAEL                              Director                  September 25, 2003
 ------------------------------------------------
               Trevor A. Carmichael

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Maarten, NA, on September 25, 2003.

                                          CANWEST INTERNATIONAL MANAGEMENT INC.

                                          By: /s/ YALE H. LERNER
                                            ------------------------------------
                                              Name: Yale H. Lerner
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----
          /s/ YALE H. LERNER              Director, Chief Executive Officer       September 25, 2003
--------------------------------------      (principal executive officer)
            Yale H. Lerner

         /s/ BARBARA O'GORMAN             President (principal financial and      September 25, 2003
--------------------------------------           accounting officer)
           Barbara O'Gorman

          /s/ THOMAS STRIKE                            Director                   September 25, 2003
--------------------------------------
            Thomas Strike

        /s/ ANDREW C. FERREIRA                         Director                   September 25, 2003
--------------------------------------
          Andrew C. Ferreira

       /s/ TREVOR A. CARMICHAEL                        Director                   September 25, 2003
--------------------------------------
         Trevor A. Carmichael

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Maarten, NA, on September 25, 2003.

                                          CANWEST IRISH HOLDINGS (BARBADOS) INC.

                                          By: /s/ YALE H. LERNER
                                            ------------------------------------
                                              Name: Yale H. Lerner
                                              Title: Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----
           /s/ YALE H. LERNER             Director, Chief Executive Officer        September 25, 2003
--------------------------------------      (principal executive officer)
            Yale H. Lerner


         /s/ BARBARA O'GORMAN             President (principal financial and       September 25, 2003
--------------------------------------           accounting officer)
           Barbara O'Gorman

          /s/ THOMAS STRIKE                            Director                    September 25, 2003
--------------------------------------
            Thomas Strike

        /s/ ANDREW C. FERREIRA                         Director                    September 25, 2003
--------------------------------------
          Andrew C. Ferreira

       /s/ TREVOR A. CARMICHAEL                        Director                    September 25, 2003
--------------------------------------
         Trevor A. Carmichael

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CANWEST MEDIA SALES LIMITED

                                          By:      /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title:  Director, Vice President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----
          /s/ LEONARD ASPER              Director, President and Chairman of     September 25, 2003
--------------------------------------      the Board (principal executive
            Leonard Asper                              officer)

          /s/ THOMAS STRIKE                    Director, Vice President          September 25, 2003
--------------------------------------
            Thomas Strike

           /s/ JOHN MAGUIRE              Vice President (principal financial     September 25, 2003
--------------------------------------         and accounting officer)
             John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CANWEST NZ RADIO HOLDINGS LIMITED

                                          By: /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

              SIGNATURE                                 TITLE                        DATE
              ---------                                 -----                        ----
          /s/ LEONARD ASPER                            Director                  September 25, 2003
--------------------------------------
            Leonard Asper

          /s/ PETER CROSSAN              Director and Chief Financial Officer    September 25, 2003
--------------------------------------   (principal financial and accounting
            Peter Crossan                              officer)

          /s/ BRENT G. IMPEY             Director and Chief Executive Officer    September 25, 2003
--------------------------------------      (principal executive officer)
            Brent G. Impey

         /s/ RICHARD FRIESEN                           Director                  September 25, 2003
--------------------------------------
           Richard Friesen

          /s/ THOMAS STRIKE                            Director                  September 25, 2003
--------------------------------------
            Thomas Strike

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CANWEST PUBLICATIONS INC.

                                          By:     /s/ JOHN MAGUIRE
                                            ------------------------------------
                                              Name: John Maguire
                                              Title: Vice President (principal
                                                     financial and accounting
                                                     officer)

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

              /s/ RICHARD M. LEIPSIC                               Director                 September 25, 2003
 ------------------------------------------------
                Richard M. Leipsic


               /s/ PAMELA A. HARROD                                Director                 September 25, 2003
 ------------------------------------------------
                 Pamela A. Harrod


                /s/ THOMAS STRIKE                                 President                 September 25, 2003
 ------------------------------------------------       (principal executive officer)
                  Thomas Strike


                /s/ JOHN MAGUIRE                                Vice President              September 25, 2003
 ------------------------------------------------          (principal financial and
                   John Maguire                              accounting officer)



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CGS DEBENTURE HOLDING (NETHERLANDS)
                                          B.V.

                                          By: /s/ THOMAS STRIKE
                                            ------------------------------------
                                              Name: Thomas Strike
                                              Title: Managing Director A

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                            Managing Director A            September 25, 2003
 ------------------------------------------------
                  Thomas Strike


             /s/ J. BRADLEY UNSWORTH                         Managing Director A            September 25, 2003
 ------------------------------------------------     (principal executive officer and
               J. Bradley Unsworth                   principal financial and accounting
                                                                  officer)


           /s/ JOAN N. FOGERTY-EDWARDS                       Managing Director B            September 25, 2003
 ------------------------------------------------
             Joan N. Fogerty-Edwards


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CGS INTERNATIONAL HOLDINGS
                                          (NETHERLANDS) B.V.

                                          By: /s/ THOMAS STRIKE
                                            ------------------------------------
                                              Name: Thomas Strike
                                              Title: Managing Director A

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                            Managing Director A           September 25, 2003
 ------------------------------------------------
                  Thomas Strike


             /s/ J. BRADLEY UNSWORTH                         Managing Director A           September 25, 2003
 ------------------------------------------------     (principal executive officer and
               J. Bradley Unsworth                   principal financial and accounting
                                                                  officer)


           /s/ JOAN N. FOGERTY-EDWARDS                       Managing Director B           September 25, 2003
 ------------------------------------------------
             Joan N. Fogerty-Edwards

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CGS NZ RADIO SHAREHOLDING
                                          (NETHERLANDS) B.V.

                                          By: /s/ THOMAS STRIKE
                                            ------------------------------------
                                              Name: Thomas Strike
                                              Title: Managing Director A

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                            Managing Director A            September 25, 2003
 ------------------------------------------------
                  Thomas Strike


             /s/ J. BRADLEY UNSWORTH                         Managing Director A            September 25, 2003
 ------------------------------------------------     (principal executive officer and
               J. Bradley Unsworth                   principal financial and accounting
                                                                  officer)


           /s/ JOAN N. FOGERTY-EDWARDS                       Managing Director B            September 25 , 2003
 ------------------------------------------------
             Joan N. Fogerty-Edwards

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CGS NZ TV SHAREHOLDING
                                          (NETHERLANDS) B.V.

                                          By: /s/ THOMAS STRIKE
                                            ------------------------------------
                                            Name: Thomas Strike
                                              Title: Managing Director A

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                            Managing Director A           September 25, 2003
 ------------------------------------------------
                  Thomas Strike


             /s/ J. BRADLEY UNSWORTH                         Managing Director A           September 25, 2003
 ------------------------------------------------     (principal executive officer and
               J. Bradley Unsworth                   principal financial and accounting
                                                                  officer)


           /s/ JOAN N. FOGERTY-EDWARDS                       Managing Director B           September 25, 2003
 ------------------------------------------------
             Joan N. Fogerty-Edwards

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CGS SHAREHOLDING (NETHERLANDS) B.V.

                                          By: /s/ THOMAS STRIKE
                                            ------------------------------------
                                            Name: Thomas Strike
                                              Title: Managing Director A

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                            Managing Director A           September 25, 2003
 ------------------------------------------------
                  Thomas Strike


             /s/ J. BRADLEY UNSWORTH                         Managing Director A           September 25, 2003
 ------------------------------------------------     (principal executive officer and
               J. Bradley Unsworth                   principal financial and accounting
                                                                  officer)


           /s/ JOAN N. FOGERTY-EDWARDS                       Managing Director B           September 25, 2003
 ------------------------------------------------
             Joan N. Fogerty-Edwards

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CHBC HOLDINGS INC.

                                          By: /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                SIGNATURE                                     TITLE                         DATE
                ---------                                     -----                         ----
           /s/ RICHARD LEIPSIC                         Director, Secretary              September 25, 2003
------------------------------------------
             Richard Leipsic




            /s/ THOMAS STRIKE               Director, President (principal executive    September 25, 2003
------------------------------------------                  officer)
              Thomas Strike




             /s/ JOHN MAGUIRE                Vice President (principal financial and    September 25, 2003
------------------------------------------             accounting officer)
               John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CHEK HOLDINGS INC.

                                          By: /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                SIGNATURE                                     TITLE                          DATE
                ---------                                     -----                          ----
           /s/ RICHARD LEIPSIC                         Director, Secretary              September 25, 2003
------------------------------------------
             Richard Leipsic




            /s/ THOMAS STRIKE               Director, President (principal executive    September 25, 2003
------------------------------------------                  officer)
              Thomas Strike




             /s/ JOHN MAGUIRE                Vice President (principal financial and    September 25, 2003
------------------------------------------             accounting officer)
               John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          CLARINET MUSIC INC.

                                          By: /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director, Chairman of the
                                                     Board and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                        TITLE                       DATE
                    ---------                                        -----                       ----

                /s/ LEONARD ASPER                     Director, Chairman of the Board and    September 25, 2003
  ----------------------------------------------        President (principal executive
                  Leonard Asper                                    officer)


                /s/ THOMAS STRIKE                          Director, Vice President          September 25, 2003
  ----------------------------------------------
                  Thomas Strike


                 /s/ JOHN MAGUIRE                     Vice President (principal financial    September 25, 2003
  ----------------------------------------------            and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          EDMONTON JOURNAL GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                        TITLE                       DATE
                    ---------                                        -----                       ----

                /s/ THOMAS STRIKE                       President (principal executive       September 25, 2003
  ----------------------------------------------                   officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                            Director, Secretary            September 25, 2003
  ----------------------------------------------
                 Richard Leipsic


                /s/ PAMELA HARROD                        Director, Assistant Secretary       September 25, 2003
  ----------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                     Vice President (principal financial    September 25, 2003
  ----------------------------------------------            and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          FOX SPORTS WORLD CANADA HOLDCO INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                        TITLE                       DATE
                    ---------                                        -----                       ----

               /s/ DOUGLAS A. BONAR                  Director, Senior Vice President         September 25, 2003
  ----------------------------------------------     (principal executive officer and
                 Douglas A. Bonar                    principal financial and accounting
                                                     officer)


                /s/ PAMELA HARROD                                  Secretary                 September 25, 2003
  ----------------------------------------------
                  Pamela Harrod


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          GLOBAL CENTRE INC.

                                          By: /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director, Chairman of the
                                                     Board and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                        TITLE                       DATE
                    ---------                                        -----                       ----

                /s/ LEONARD ASPER                     Director, Chairman of the Board and    September 25, 2003
  ----------------------------------------------        President (principal executive
                  Leonard Asper                                    officer)


                /s/ THOMAS STRIKE                          Director, Vice President          September 25, 2003
  ----------------------------------------------
                  Thomas Strike


                 /s/ JOHN MAGUIRE                     Vice President (principal financial    September 25, 2003
  ----------------------------------------------            and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          GLOBAL COMMUNICATIONS LIMITED

                                          By: /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director, Chairman of the
                                                     Board and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----



                /s/ LEONARD ASPER                     Director, Chairman of the Board and    September 25, 2003
  ----------------------------------------------        President (principal executive
                  Leonard Asper                                    officer)


                /s/ THOMAS STRIKE                          Director, Vice President          September 25, 2003
  ----------------------------------------------
                  Thomas Strike


                 /s/ JOHN MAGUIRE                     Vice President (principal financial    September 25, 2003
  ----------------------------------------------            and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          GLOBAL TELEVISION CENTRE LTD.

                                          By: /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director, Chairman of the
                                                     Board and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----



                /s/ LEONARD ASPER                     Director, Chairman of the Board and    September 25, 2003
  ----------------------------------------------        President (principal executive
                  Leonard Asper                                    officer)


                /s/ THOMAS STRIKE                          Director, Vice President          September 25, 2003
  ----------------------------------------------
                  Thomas Strike


                 /s/ JOHN MAGUIRE                     Vice President (principal financial    September 25, 2003
  ----------------------------------------------            and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          GLOBAL TELEVISION NETWORK INC.

                                          By:    /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director, Chairman of the
                                                     Board and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----



               /s/ LEONARD ASPER                   Director, Chairman of the Board and    September 25, 2003
------------------------------------------------      President (principal executive
                 Leonard Asper                                   officer)




               /s/ THOMAS STRIKE                         Director, Vice President         September 25, 2003
------------------------------------------------
                 Thomas Strike




                /s/ JOHN MAGUIRE                   Vice President (principal financial    September 25, 2003
------------------------------------------------         and accounting officer)
                  John Maguire






                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          GLOBAL TELEVISION NETWORK QUEBEC,
                                          LIMITED PARTNERSHIP/RESEAU DE
                                          TELEVISION GLOBAL QUEBEC, SOCIETE EN
                                          COMMANDITE

                                          By: GLOBAL COMMUNICATIONS LIMITED,
                                              its general partner

                                          By:    /S/ LEONARD J. ASPER
                                            ------------------------------------
                                              Name: Leonard J. Asper
                                              Title: Director, President
                                               and Chairman of the Board

                                          By:     /S/ THOMAS STRIKE
                                            ------------------------------------
                                              Name: Thomas Strike
                                              Title: Director and Vice President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----



              /s/ LEONARD J. ASPER                    Director, President (principal      September 25, 2003
------------------------------------------------   executive officer), Chairman of the
                Leonard J. Asper                                  Board




               /s/ THOMAS STRIKE                         Director, Vice President         September 25, 2003
------------------------------------------------
                 Thomas Strike




                /s/ JOHN MAGUIRE                   Vice President (principal financial    September 25, 2003
------------------------------------------------         and accounting officer)
                  John Maguire




              /s/ RICHARD LEIPSIC                             Vice President              September 25, 2003
------------------------------------------------
                Richard Leipsic

                   SIGNATURE                                      TITLE                       DATE
                   ---------                                      -----                       ----





               /s/ PAMELA HARROD                           Assistant Secretary            September 25, 2003
------------------------------------------------
                 Pamela Harrod




             /s/ K. CAMERON JOHNSON                             Treasurer                 September 25, 2003
------------------------------------------------
               K. Cameron Johnson




               /s/ MAUREEN ROGERS                            General Manager              September 25, 2003
------------------------------------------------
                 Maureen Rogers





                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          GLOBAL TELEVISION SPECIALTY NETWORKS
                                          INC.

                                          By:     /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----
                /s/ LEONARD ASPER                     Director and President (principal     September 25, 2003
 ------------------------------------------------             executive officer)
                  Leonard Asper


                /s/ THOMAS STRIKE                        Director and Vice President        September 25, 2003
 ------------------------------------------------
                  Thomas Strike


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
    -----------------------------------------              and accounting officer)
                   John Maguire




                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          LONESTAR HOLDCO INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----
               /s/ DOUGLAS A. BONAR                    Director, Senior Vice President     September 25, 2003
 ------------------------------------------------     (principal executive officer and
                 Douglas A. Bonar                    principal financial and accounting
                                                                  officer)


                /s/ PAMELA HARROD                                 Secretary                September 25, 2003
    -----------------------------------------
                  Pamela Harrod



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          LOWER MAINLAND PUBLISHING GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----
               /s/ THOMAS STRIKE                       President (principal executive      September 25, 2003
 ------------------------------------------------                 officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                           Director, Secretary           September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


                /s/ PAMELA HARROD                       Director, Assistant Secretary      September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial   September 25, 2003
    -----------------------------------------              and accounting officer)
                   John Maguire



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          MONTREAL GAZETTE GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----
               /s/ THOMAS STRIKE                       President (principal executive      September 25, 2003
 ------------------------------------------------                 officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                           Director, Secretary           September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


                /s/ PAMELA HARROD                       Director, Assistant Secretary      September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                /s/ JOHN MAGUIRE                     Vice President (principal financial   September 25, 2003
    -----------------------------------------              and accounting officer)
                   John Maguire



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          MULTISOUND PUBLISHERS LTD.

                                          By:     /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director, Chairman of the
                                                     Board and President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----
                /s/ LEONARD ASPER                     Director, Chairman of the Board and    September 25, 2003
 ------------------------------------------------       President (principal executive
                  Leonard Asper                                    officer)


                /s/ THOMAS STRIKE                          Director, Vice President         September 25, 2003
 ------------------------------------------------
                  Thomas Strike


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          NANAIMO DAILY NEWS GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----
                /s/ THOMAS STRIKE                       President (principal executive      September 25, 2003
 ------------------------------------------------                  officer)
                  Thomas Strike


                /s/ RICHARD LEIPSIC                          Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


                /s/ PAMELA HARROD                       Director, Assistant Secretary       September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          ONTV HOLDINGS INC.

                                          By:       /S/ RICHARD LEIPSIC
                                            ------------------------------------
                                              NAME: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----
               /s/ RICHARD LEIPSIC                           Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


                /s/ THOMAS STRIKE                            Director, President            September 25, 2003
 ------------------------------------------------       (principal executive officer)
                  Thomas Strike


                 /s/ JOHN MAGUIRE                     Vice President (principal financial
 ------------------------------------------------           and accounting officer)
                   John Maguire


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          OTTAWA CITIZEN GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----
                /s/ THOMAS STRIKE                       President (principal executive      September 25, 2003
 ------------------------------------------------                  officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                           Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


               /s/ PAMELA A. HARROD                     Director, Assistant Secretary       September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          PACIFIC NEWSPAPER GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ THOMAS STRIKE                       President (principal executive       September 25, 2003
 ------------------------------------------------                  officer)
                  Thomas Strike


                /s/ RICHARD LEIPSIC                          Director, Secretary             September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


               /s/ PAMELA A. HARROD                     Director, Assistant Secretary        September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /S/ JOHN MAGUIRE                    Vice President (principal financial     September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          PORT ALBERNI TIMES GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                      President (principal executive       September 25, 2003
 ------------------------------------------------                 officer)
                  Thomas Strike


                /s/ RICHARD LEIPSIC                          Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


               /s/ PAMELA A. HARROD                     Director, Assistant Secretary       September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          REACHCANADA CONTACT CENTRE LIMITED

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ LEONARD ASPER                      President (principal executive       September 25, 2003
 ------------------------------------------------                 officer)
                  Leonard Asper


              /s/ RICHARD M. LEIPSIC                      Director, Vice-President          September 25, 2003
 ------------------------------------------------
                Richard M. Leipsic


               /s/ PAMELA A. HARROD                          Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Pamela A. Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          REGINA LEADER POST GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                      President (principal executive       September 25, 2003
 ------------------------------------------------                 officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                           Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


               /s/ PAMELA A. HARROD                     Director, Assistant Secretary       September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          RETROVISTA HOLDCO INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

               /s/ DOUGLAS A. BONAR                    Director, Senior Vice President     September 25, 2003
 ------------------------------------------------     (principal executive officer and
                 Douglas A. Bonar                    principal financial and accounting
                                                                  officer)


               /s/ PAMELA A. HARROD                               Secretary                September 25, 2003
 ------------------------------------------------
                  Pamela Harrod



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          SASKATOON STARPHOENIX GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                      President (principal executive       September 25, 2003
 ------------------------------------------------                 officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                           Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


               /s/ PAMELA A. HARROD                     Director, Assistant Secretary       September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          SOUTHAM DIGITAL INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                      President (principal executive       September 25, 2003
 ------------------------------------------------                 officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                           Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


               /s/ PAMELA A. HARROD                     Director, Assistant Secretary       September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          STUDIO POST & TRANSFER SUB INC.

                                          By: /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

               /s/ RICHARD LEIPSIC                           Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


                /s/ THOMAS STRIKE                            Director, President            September 25, 2003
 ------------------------------------------------       (principal executive officer)
                  Thomas Strike


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          TV3 NETWORK SERVICES LIMITED

                                          By:     /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ LEONARD ASPER                                  Director                  September 25, 2003
 ------------------------------------------------
                  Leonard Asper


                /s/ PETER CROSSAN                    Director and Chief Financial Officer    September 25, 2003
 ------------------------------------------------    (principal financial and accounting
                  Peter Crossan                                    officer)


                /s/ BRENT G. IMPEY                   Director and Chief Executive Officer    September 25, 2003
 ------------------------------------------------       (principal executive officer)
                  Brent G. Impey


               /s/ RICHARD FRIESEN                      Director and Managing Director       September 25, 2003
 ------------------------------------------------
                 Richard Friesen


                /s/ THOMAS STRIKE                                  Director                  September 25, 2003
 ------------------------------------------------
                  Thomas Strike



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          TV4 NETWORK LIMITED

                                          By:     /s/ LEONARD ASPER
                                            ------------------------------------
                                              Name: Leonard Asper
                                              Title: Director

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ LEONARD ASPER                                  Director                   September 25, 2003
 ------------------------------------------------
                  Leonard Asper


                /s/ PETER CROSSAN                    Director and Chief Financial Officer     September 25, 2003
 ------------------------------------------------    (principal financial and accounting
                  Peter Crossan                                    officer)


                /s/ BRENT G. IMPEY                   Director and Chief Executive Officer      September 25, 2003
 ------------------------------------------------       (principal executive officer)
                  Brent G. Impey


               /s/ RICHARD FRIESEN                      Director and Managing Director         September 25, 2003
 ------------------------------------------------
                 Richard Friesen


                /s/ THOMAS STRIKE                                  Director                    September 25, 2003
 ------------------------------------------------
                  Thomas Strike



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          VANCOUVER ISLAND NEWSPAPER GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                      DATE
                    ---------                                       -----                      ----

                /s/ THOMAS STRIKE                      President (principal executive       September 25, 2003
 ------------------------------------------------                 officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                           Director, Secretary            September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


               /s/ PAMELA A. HARROD                     Director, Assistant Secretary       September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          VICTORIA TIMES COLONIST GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                    SIGNATURE                                       TITLE                       DATE
                    ---------                                       -----                       ----

                /s/ THOMAS STRIKE                          President (principal executive    September 25, 2003
 ------------------------------------------------                  officer)
                  Thomas Strike


               /s/ RICHARD LEIPSIC                           Director, Secretary             September 25, 2003
 ------------------------------------------------
                 Richard Leipsic


               /s/ PAMELA A. HARROD                     Director, Assistant Secretary        September 25, 2003
 ------------------------------------------------
                  Pamela Harrod


                 /s/ JOHN MAGUIRE                     Vice President (principal financial    September 25, 2003
 ------------------------------------------------          and accounting officer)
                   John Maguire



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          WESTERN COMMUNICATIONS INC.

                                          By:   /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                     SIGNATURE                                     TITLE                     DATE
                     ---------                                     -----                     ----

                /s/ RICHARD LEIPSIC                         Director, Secretary          September 25, 2003
---------------------------------------------------
                  Richard Leipsic


                /s/ THOMAS STRIKE                           Director, President          September 25, 2003
---------------------------------------------------    (principal executive officer)
                   Thomas Strike


                 /s/ JOHN MAGUIRE                        Vice President (principal       September 25, 2003
---------------------------------------------------  financial and accounting officer)
                   John Maguire



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          WIC MOBILE TV INC.

                                          By: /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

                /s/ RICHARD LEIPSIC                          Director, Secretary          September 25, 2003
---------------------------------------------------
                  Richard Leipsic


                 /s/ THOMAS STRIKE                           Director, President          September 25, 2003
---------------------------------------------------     (principal executive officer)
                   Thomas Strike


                 /s/ JOHN MAGUIRE                    Vice President (principal financial  September 25, 2003
---------------------------------------------------        and accounting officer)
                   John Maguire


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          WIC TELEVISION PRODUCTION SUB INC.

                                          By:    /s/ RICHARD LEIPSIC
                                            ------------------------------------
                                              Name: Richard Leipsic
                                              Title: Director, Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

                /S/ RICHARD LEIPSIC                          Director, Secretary          September 25, 2003
---------------------------------------------------
                  Richard Leipsic


                 /s/ THOMAS STRIKE                           Director, President          September 25, 2003
---------------------------------------------------     (principal executive officer)
                   Thomas Strike


                  /s/ JOHN MAGUIRE                   Vice President (principal financial  September 25, 2003
---------------------------------------------------        and accounting officer)
                   John Maguire


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          WINDSOR STAR GROUP INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Assistant Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----

                 /s/ THOMAS STRIKE                          President (principal           September 25, 2003
---------------------------------------------------          executive officer)
                   Thomas Strike


                /s/ RICHARD LEIPSIC                          Director, Secretary           September 25, 2003
---------------------------------------------------
                  Richard Leipsic


               /s/ PAMELA A. HARROD                          Director, Assistant           September 25, 2003
---------------------------------------------------               Secretary
                   Pamela Harrod


                 /s/ JOHN MAGUIRE                    Vice President (principal financial   September 25, 2003
---------------------------------------------------        and accounting officer)
                   John Maguire


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          XTREME SPORTS HOLDCO INC.

                                          By:     /s/ PAMELA A. HARROD
                                            ------------------------------------
                                              Name: Pamela A. Harrod
                                              Title: Secretary

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
               /s/ DOUGLAS A. BONAR                    Director, Senior Vice President     September 25, 2003
---------------------------------------------------   (principal executive officer and
                 Douglas A. Bonar                    principal financial and accounting
                                                                  officer)


               /s/ PAMELA A. HARROD                               Secretary                September 25, 2003
---------------------------------------------------
                   Pamela Harrod

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winnipeg, Manitoba, Canada, on September 25, 2003.

                                          COOL RECORDS INC.

                                          By:         /s/ DAVID ASPER
                                            ------------------------------------
                                              Name: David Asper
                                              Title: Director, President

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below hereby authorizes and appoints John Maguire and Pamela Harrod, and either of them, with full power of substitution and resubstitution, as his true and lawful attorney-in-fact, to sign and file with the Securities and Exchange Commission on his behalf, individually and in all capacities, all amendments and post-effective amendments to this registration statement, with exhibits thereto, and other documents in connection therewith.

                     SIGNATURE                                      TITLE                     DATE
                     ---------                                      -----                     ----
               /s/ DAVID ASPER                               Director, President          September 25, 2003
---------------------------------------------------
                   David Asper



               /s/ ROSS PORTER                                 Vice President             September 25, 2003
---------------------------------------------------   (principal executive officer and
                   Ross Porter                       principal financial and accounting
                                                                  officer)


EXHIBIT NO.                             EXHIBIT INDEX
-----------                             -------------
   1.1        Purchase Agreement, dated as of March 31, 2003, among
              CanWest Media Inc., the Guarantors identified therein,
              Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia
              Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion
              Securities Corporation, Banc of America Securities LLC and
              TD Securities (USA) Inc.(4)
   1.2        Purchase Agreement, dated May 10, 2001, among CanWest Media
              Inc., the Guarantors identified therein, CIBC World Markets
              Corp., Salomon Smith Barney Inc., Banc of America Securities
              LLC, Scotia Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC
              Dominion Securities Corp. and TD Securities (USA) Inc.(2)
   4.1        Articles of Incorporation of CanWest Media Inc., as
              amended(2)
   4.2        By-laws of CanWest Media Inc.(2)
   4.3        Articles of Incorporation of 2846551 Canada Inc., as
              amended(2)
   4.4        By-laws of 2846551 Canada Inc.(2)
   4.5        Articles of Incorporation of 3919056 Canada Ltd.(4)
   4.6        By-laws of 3919056 Canada Ltd.(4)
   4.7        Articles of Incorporation of Apple Box Productions Sub Inc.,
              as amended(2)
   4.8        By-laws of Apple Box Productions Sub Inc.(2)
   4.9        Articles of Incorporation of BCTV Holdings Inc., as
              amended(2)
   4.10       By-laws of BCTV Holdings Inc.(2)
   4.11       Articles of Continuance of Calgary Herald Group Inc.(2)
   4.12       By-laws of Calgary Herald Group Inc.(2)
   4.13       Articles of Continuance of CanWest -- Montreal R.P. Holdings
              Inc.(2)
   4.14       By-laws of CanWest -- Montreal R.P. Holdings Inc.(2)
   4.15       Articles of Continuance of CanWest -- Windsor R.P. Holdings
              Inc.(2)
   4.16       By-laws of CanWest -- Windsor R.P. Holdings Inc.(2)
   4.17       Articles of Incorporation of CanWest Finance Inc./Financiere
              CanWest Inc., as amended(2)
   4.18       By-laws of CanWest Finance Inc./Financiere CanWest Inc.(2)
   4.19       Statuts De Constitution of CanWest Global Broadcasting
              Inc./Radiodiffusion CanWest Global Inc., as amended(2)
   4.20       Code of General By-laws of CanWest Global Broadcasting
              Inc./Radiodiffusion CanWest Global Inc., as amended(2)
   4.21       Articles of Amalgamation of CanWest Interactive Inc.(4)
   4.22       By-Laws of CanWest Interactive Inc.(4)
   4.23       Articles of Incorporation of CanWest International
              Communications Inc., as amended(2)
   4.24       By-laws of CanWest International Communications Inc.(2)
   4.25       Articles of Incorporation of CanWest International
              Management Inc., as amended(2)
   4.26       By-laws of CanWest International Management Inc.(2)
   4.27       Articles of Incorporation of CanWest Irish Holdings
              (Barbados) Inc., as amended(2)
   4.28       By-laws of CanWest Irish Holdings (Barbados) Inc.(2)
   4.29       Articles of Incorporation of CanWest Media Sales Limited, as
              amended(2)
   4.30       By-laws of CanWest Media Sales Limited(2)
   4.31       Notice of Adoption, Alteration, or Revocation of
              Constitution and Constitution of CanWest NZ Radio Holdings
              Limited, as amended(2)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   4.32       Articles of Continuance and Articles of Amendment of CanWest
              Publications Inc.(4)
   4.33       By-Laws of CanWest Publications Inc.(4)
   4.34       Articles of Association of CGS Debenture Holding
              (Netherlands) B.V.(2)
   4.35       Articles of Association of CGS International Holdings
              (Netherlands) B.V.(2)
   4.36       Articles of Association of CGS NZ Radio Shareholding
              (Netherlands) B.V.(2)
   4.37       Articles of Association of CGS NZ TV Shareholding
              (Netherlands) B.V.(2)
   4.38       Articles of Association of CGS Shareholding (Netherlands)
              B.V.(2)
   4.39       Articles of Incorporation of CHBC Holdings Inc., as
              amended(2)
   4.40       By-laws of CHBC Holdings Inc.(2)
   4.41       Articles of Incorporation of CHEK Holdings Inc., as
              amended(2)
   4.42       By-laws of CHEK Holdings Inc.(2)
   4.43       Articles of Amalgamation of Clarinet Music Inc.(2)
   4.44       By-laws of Clarinet Music Inc.(2)
   4.45       Articles of Continuance of Edmonton Journal Group Inc.(2)
   4.46       By-laws of Edmonton Journal Group Inc.(2)
   4.47       Articles of Incorporation and Articles of Amendment of Fox
              Sports World Canada Holdco Inc.(4)
   4.48       By-Laws of Fox Sports World Canada Holdco Inc.(4)
   4.49       Articles of Incorporation of Global Centre Inc., as
              amended(2)
   4.50       By-laws of Global Centre Inc., as amended(2)
   4.51       Articles of Amalgamation of Global Communications Limited(2)
   4.52       By-laws of Global Communications Limited(2)
   4.53       Articles of Amalgamation of Global Television Centre Ltd.(2)
   4.54       By-laws of Global Television Centre Ltd.(2)
   4.55       Articles of Continuance of Global Television Network Inc.,
              as amended(2)
   4.56       By-laws of Global Television Network Inc.(2)
   4.57       Amended and Restated Limited Partnership Agreement of Global
              Television Network Quebec, Limited Partnership/Reseau de
              Television Global Quebec, Societe en Commandite(4)
   4.58       Articles of Incorporation and Articles of Amendment of
              Global Television Specialty Networks Inc.(4)
   4.59       By-Laws of Global Television Specialty Networks Inc.(4)
   4.60       Articles of Incorporation and Articles of Amendment of
              Lonestar Holdco Inc.(4)
   4.61       By-Laws of Lonestar Holdco Inc.(4)
   4.62       Articles of Continuance of Lower Mainland Publishing Group
              Inc.(2)
   4.63       By-laws of Lower Mainland Publishing Group Inc.(2)
   4.64       Articles of Continuance of Montreal Gazette Group Inc.(2)
   4.65       By-laws of Montreal Gazette Group Inc.(2)
   4.66       Articles of Continuance of Multisound Publishers Ltd., as
              amended(2)
   4.67       By-laws of Multisound Publishers Ltd., as amended(2)
   4.68       Articles of Continuance of Nanaimo Daily News Group Inc.(2)
   4.69       By-laws of Nanaimo Daily News Group Inc.(2)
   4.70       Articles of Incorporation of ONtv Holdings Inc., as
              amended(2)
   4.71       By-laws of ONtv Holdings Inc.(2)
   4.72       Articles of Continuance of Ottawa Citizen Group Inc.(2)
   4.73       By-laws of Ottawa Citizen Group Inc.(2)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   4.74       Articles of Continuance of Pacific Newspaper Group Inc.(2)
   4.75       By-laws of Pacific Newspaper Group Inc.(2)
   4.76       Articles of Continuance of Port Alberni Times Group Inc.(2)
   4.77       By-laws of Port Alberni Times Group Inc.(2)
   4.78       Articles of Incorporation and Articles of Amendment of
              ReachCanada Contact Centre Limited(4)
   4.79       By-Laws of ReachCanada Contact Centre Limited(4)
   4.80       Articles of Continuance of Regina Leader Post Group Inc.(2)
   4.81       By-laws of Regina Leader Post Group Inc.(2)
   4.82       Articles of Incorporation and Articles of Amendment of
              RetroVista Holdco Inc.(4)
   4.83       By-Law No. 1 of RetroVista Holdco Inc.(4)
   4.84       Articles of Continuance of Saskatoon StarPhoenix Group
              Inc.(2)
   4.85       By-laws of Saskatoon StarPhoenix Group Inc.(2)
   4.86       Articles of Continuance of Southam Digital Inc.(2)
   4.87       By-laws of Southam Digital Inc.(2)
   4.88       Articles of Incorporation of Studio Post & Transfer Sub
              Inc., as amended (2)
   4.89       By-laws of Studio Post & Transfer Sub Inc.(2)
   4.90       Notice of Adoption, Alteration, or Revocation of
              Constitution and Constitution of TV3 Network Services
              Limited (2)
   4.91       Notice of Adoption, Alteration, or Revocation of
              Constitution and Constitution of TV4 Network Limited, as
              amended (2)
   4.92       Articles of Continuance of Vancouver Island Newspaper Group
              Inc., as amended(2)
   4.93       By-laws of Vancouver Island Newspaper Group Inc.(2)
   4.94       Articles of Continuance of Victoria Times Colonist Group
              Inc.(2)
   4.95       By-laws of Victoria Times Colonist Group Inc.(2)
   4.96       Articles of Continuance and By-laws of Western
              Communications Inc.(2)
   4.97       Articles of Incorporation of WIC Mobile TV Inc., as
              amended(2)
   4.98       By-laws of WIC Mobile TV Inc.(2)
   4.99       Articles of Incorporation of WIC Television Production Sub
              Inc., as amended(2)
   4.100      By-laws of WIC Television Production Sub Inc.(2)
   4.101      Articles of Continuance of Windsor Star Group Inc.(2)
   4.102      By-laws of Windsor Star Group Inc.(2)
   4.103      Articles of Incorporation and Articles of Amendment of
              Xtreme Sports Holdco Inc.(4)
   4.104      By-Laws of Xtreme Sports Holdco Inc.(4)
   4.105      Indenture, dated as of April 3, 2003, among CanWest Media
              Inc., the Guarantors named therein and The Bank of New York, as Trustee(4)
   4.106      Indenture, dated as of May 17, 2001, among CanWest Media
              Inc., the Guarantors named therein and The Bank of New York, as Trustee(2)
   4.107      Registration Rights Agreement, dated as of April 3, 2003,
              among CanWest Media Inc., the Guarantors named therein,
              Salomon Smith Barney Inc., CIBC World Markets Corp., Scotia
              Capital (USA) Inc., BMO Nesbitt Burns Corp., RBC Dominion
              Securities Corporation, Banc of America Securities LLC and
              TD Securities (USA) Inc.(4)
   4.108      Registration Rights Agreement, dated as of May 17, 2001,
              among CanWest Media Inc., the Guarantors named therein, CIBC
              World Markets Corp., Salomon Smith Barney Inc., Banc of
              America Securities LLC, Scotia Capital (USA) Inc., BMO
              Nesbitt Burns Corp., RBC Dominion Securities Corp. and TD
              Securities (USA) Inc.(2)
   4.109      Guarantee, dated as of April 3, 2003, executed by the
              Guarantors identified therein(4)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
   4.110      Guarantee, dated as of May 17, 2001, executed by the
              Guarantors identified therein(2)
   4.111      7 5/8% Senior Note due 2013, in the original principal
              amount of US$470,000, executed by CanWest Media Inc. in
              favor of Cede & Co.(4)
   4.112      7 5/8% Senior Note due 2013, in the original principal
              amount of US$199,530,000, executed by CanWest Media Inc. in favor of Cede & Co.(4)
   4.113      Form of 7 5/8% Series B Senior Note due 2013 of CanWest
              Media Inc.(4)
   4.114      10 5/8% Series B Senior Subordinate Note due 2011, in the
              original principal amount of US$195,000, executed by CanWest
              Media Inc. in favor of Cede & Co.(4)
   4.115      10 5/8% Series B Senior Subordinate Note due 2011, in the
              original principal amount of US$424,805,000, executed by
              CanWest Media Inc. in favor of Cede & Co.(4)
   4.116      10 5/8% Senior Subordinated Note due 2011, in the original principal amount of Cdn$60,724,000, executed by CanWest
              Media Inc. in favor of CanWest Communications
              Corporation.(2)
   4.117      Letter of Representations, dated as of April 3, 2003, among
              CanWest Media Inc., The Bank of New York, as agent, and The
              Depository Trust Company(4)
   4.118      Letter of Representations, dated as of May 17, 2001, among
              CanWest Media Inc., The Bank of New York, as agent, and The
              Depository Trust Company(2)
   4.119      Letter dated April 3, 2003, from The Bank of New York, as
              trustee under the Indenture, dated as of May 17, 2001, among
              CanWest Media Inc., the Guarantors named therein and The
              Bank of New York, as Trustee, to Salomon Smith Barney Inc.,
              CIBC World Markets Corp., Scotia Capital (USA) Inc., BMO
              Nesbitt Burns Corp., RBC Dominion Securities Corp., Banc of
              America Securities LLC and TD Securities (USA) Inc.(4)
   4.120      Demand Registration Rights Agreement, dated as of May 17,
              2001, among CanWest Media Inc., CanWest Communications
              Corporation and the Guarantors named therein(2)
   4.121      Trust Indenture, dated as of November 15, 2000, between
              CanWest Media Inc. and CanWest Global Communications
              Corporation(2)
   4.122      Supplemental Indenture, dated as of August 6, 2002, between
              CanWest Media Inc. and The Bank of New York(1)
   4.123      Second Supplemental Indenture, dated as of February 27,
              2003, among CanWest Media Inc., each of the guarantors
              identified therein and The Bank of New York.(4)
   4.124      Third Supplemental Indenture, dated as of April 23, 2003,
              among CanWest Media Inc., each of the guarantors identified therein and The Bank of New York.(4)
   4.125      First Supplemental Indenture, dated as of September 22, 2003, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.
   4.126      Fourth Supplemental Indenture, dated as of September 22, 2003, among CanWest Media Inc., each of the New Guarantors and The Bank of New York.
   5.1        Opinion of Osler, Hoskin & Harcourt LLP*
   5.2        Opinion of Kaye Scholer LLP*
   5.3        Opinion of Russell McVeagh*
   5.4        Opinion of Nauta Dutilh*
   5.5        Opinion of Chancery Chambers*
   5.6        Opinion of Fasken Martineau Dumoulin LLP*
   5.7        Opinion of Tory's*
   5.8        Opinion of Pitblado*


EXHIBIT NO.                             EXHIBIT
-----------                             -------

   8.1        Opinion of Kaye Scholer LLP as to certain tax matters*
  12.1        Computation of Ratio of Earnings to Fixed Charges
  23.1        Consent of PricewaterhouseCoopers LLP, Winnepeg, Manitoba,
              Canada
  23.2        Consent of PricewaterhouseCoopers, Sydney, Australia
  23.3        Consent of Osler, Hoskin & Harcourt LLP (included in Exhibit
              5.1)*
  23.4        Consent of Kaye Scholer LLP (included in Exhibit 5.2)*
  23.5        Consent of Russell McVeagh (included in Exhibit 5.3)*
  23.6        Consent of Nauta Dutilh (included in Exhibit 5.4)*
  23.7        Consent of Chancery Chambers (included in Exhibit 5.5)*
  23.8        Consent of Fasken Martineau Dumoulin LLP (included in
              Exhibit 5.6)*
  23.9        Consent of Tory's (included in Exhibit 5.7)*
  23.10       Consent of Pitblado (included in Exhibit 5.8)*
  23.11       Consent of Kaye Scholer LLP (included in Exhibit 8.1)*
  24.1 Power of Attorney for CanWest Media Inc. (included in the signature pages hereto)
  24.2 Power of Attorney for 2846551 Canada Inc. (included in the signature pages hereto)
  24.3 Power of Attorney for 3919056 Canada Ltd. (included in the signature pages hereto)
  24.4 Power of Attorney for Apple Box Productions Sub Inc. (included in the signature pages hereto)
  24.5 Power of Attorney for BCTV Holdings Inc. (included in the signature pages hereto)
  24.6 Power of Attorney for Calgary Herald Group Inc. (included in the signature pages hereto)
  24.7        Power of Attorney for CanWest -- Montreal R.P. Holdings
              Inc. (included in the signature pages hereto)
  24.8        Power of Attorney for CanWest -- Windsor R.P. Holdings Inc.
              (included in the signature pages hereto)
  24.9        Power of Attorney for CanWest Finance Inc./Financiere
              CanWest Inc. (included in the signature pages hereto)
  24.10       Power of Attorney for CanWest Global Broadcasting
              Inc./Radiodiffusion CanWest Global Inc. (included in the signature pages hereto)
  24.11 Power of Attorney for CanWest Interactive Inc. (included in the signature pages hereto)
  24.12       Power of Attorney for CanWest International Communications
              Inc. (included in the signature pages hereto)
  24.13       Power of Attorney for CanWest International Management Inc.
              (included in the signature pages hereto)
  24.14       Power of Attorney for CanWest Irish Holdings (Barbados)
              Inc. (included in the signature pages hereto)
  24.15 Power of Attorney for CanWest Media Sales Limited (included in the signature pages hereto)
  24.16 Power of Attorney for CanWest NZ Radio Holdings Limited (included in the signature pages hereto)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
  24.17       Power of Attorney for CanWest Publications Inc. (included in the signature pages hereto)
  24.18       Power of Attorney for CGS Debenture Holding (Netherlands)
              B.V. (included in the signature pages hereto)
  24.19       Power of Attorney for CGS International Holdings
              (Netherlands) B.V. (included in the signature pages hereto)
  24.20       Power of Attorney for CGS NZ Radio Shareholding
              (Netherlands) B.V. (included in the signature pages hereto)
  24.21       Power of Attorney for CGS NZ TV Shareholding (Netherlands)
              B.V. (included in the signature pages hereto)
  24.22       Power of Attorney for CGS Shareholding (Netherlands) B.V.
              (included in the signature pages hereto)
  24.23       Power of Attorney for CHBC Holdings Inc. (included in the
              signature pages hereto)
  24.24       Power of Attorney for CHEK Holdings Inc. (included in the
              signature pages hereto)
  24.25       Power of Attorney for Clarinet Music Inc. (included in the signature pages hereto)
  24.26       Power of Attorney for Edmonton Journal Group Inc. (included in the signature pages hereto)
  24.27       Power of Attorney for Fox Sports World Canada Holdco Inc.
              (included in the signature pages hereto)
  24.28       Power of Attorney for Global Centre Inc. (included in the
              signature pages hereto)
  24.29       Power of Attorney for Global Communications Limited (included in the signature pages hereto)
  24.30       Power of Attorney for Global Television Centre Ltd. (included in the signature pages hereto)
  24.31       Power of Attorney for Global Television Network Inc. (included in the signature pages hereto)
  24.32       Power of Attorney for Global Television Network Quebec,
              Limited Partnership/Reseau de
              Television Global Quebec, Societe en Commandite (included in the signature pages hereto)
  24.33       Power of Attorney for Global Television Specialty Networks
              Inc. (included in the signature pages hereto)
  24.34       Power of Attorney for Lonestar Holdco Inc. (included in the signature pages hereto)
  24.35       Power of Attorney for Lower Mainland Publishing Group Inc.
              (included in the signature pages hereto)
  24.36       Power of Attorney for Montreal Gazette Group Inc. (included in the signature pages hereto)
  24.37       Power of Attorney for Multisound Publishers Ltd. (included in the signature pages hereto)
  24.38       Power of Attorney for Nanaimo Daily News Group Inc. (included in the signature pages hereto)
  24.39       Power of Attorney for ONtv Holdings Inc. (included in the
              signature pages hereto)
  24.40       Power of Attorney for Ottawa Citizen Group Inc. (included in the signature pages hereto)
  24.41       Power of Attorney for Pacific Newspaper Group Inc. (included in the signature pages hereto)
  24.42       Power of Attorney for Port Alberni Times Group Inc. (included in the signature pages hereto)
  24.43       Power of Attorney for ReachCanada Contact Centre Limited (included in the signature pages hereto)
  24.44       Power of Attorney for Regina Leader Post Group Inc. (included in the signature pages hereto)
  24.45       Power of Attorney for RetroVista Holdco Inc. (included in the signature pages hereto)
  24.46       Power of Attorney for Saskatoon StarPhoenix Group Inc. (included in the signature pages hereto)
  24.47       Power of Attorney for Southam Digital Inc. (included in the signature pages hereto)
  24.48       Power of Attorney for Studio Post & Transfer Sub Inc. (included in the signature pages hereto)
  24.49       Power of Attorney for TV3 Network Services Limited (included in the signature pages hereto)

EXHIBIT NO.                             EXHIBIT
-----------                             -------
  24.50       Power of Attorney for TV4 Network Limited (included in the signature pages hereto)
  24.51       Power of Attorney for Vancouver Island Newspaper Group Inc.
              (included in the signature pages hereto)
  24.52       Power of Attorney for Victoria Times Colonist Group Inc. (included in the signature pages hereto)
  24.53       Power of Attorney for Western Communications Inc. (included in the signature pages hereto)
  24.54       Power of Attorney for WIC Mobile TV Inc. (included in the
              signature pages hereto)
  24.55       Power of Attorney for WIC Television Production Sub Inc. (included in the signature pages hereto)
  24.56       Power of Attorney for Windsor Star Group Inc. (included in the signature pages hereto)
  24.57       Power of Attorney for Xtreme Sports Holdco Inc. (included in the signature pages hereto)
  24.58       Power of Attorney For Cool Records Inc. (included in the signature pages hereto)
  25.1        Statement of Eligibility on Form T-1 of Trustee under the
              Indenture, dated as of April 3, 2003, among CanWest Media
              Inc., the Guarantors named therein and The Bank of New York, as Trustee(4)
  99.1        Appointment of Agent for Service of Process(2)

---------------

 *  To be filed by amendment.

 (1) Previously filed as an Exhibit to the Annual Report on Form 20-F of CanWest Media Inc. for the fiscal year ended August 31, 2002, filed on February 28, 2003, SEC File Number 333-13878, and incorporated by reference herein.

 (2) Previously filed as an Exhibit to the Registration Statement Form F-4 of CanWest Media Inc. filed on September 4, 2001, SEC File Number 333-00000, and incorporated by reference herein.

 (3) Previously filed as an Exhibit to the Annual Report on Form 20-F of CanWest Media Inc. for the fiscal year ended August 31, 2001, filed on February 28, 2002, SEC File Number 333-13878, and incorporated by reference herein.

 (4) Previously filed as an Exhibit to the Registration Statement on Form F-4 of CanWest Media Inc. filed on June 18, 2003, SEC File Number 333-106256, and incorporated by reference herein.